Investment Company Act File No. 811-23355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

AMENDMENT NO. 12 ☒

CPG FOCUSED Access Fund, LLC

(Exact Name of Registrant as Specified in its Charter)

125 West 55th Street
New York, New York 10119
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (212) 317-9200

Mitchell A. Tanzman
c/o Central Park Advisers, LLC
125 West 55th Street
New York, New York 10119
(Name and Address of Agent for Service)

Copy to:

Stuart H. Coleman, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Check each box that appropriately characterizes the Registrant:

☒      Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 ("Investment Company Act")).

☐      Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐      Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐      A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐      Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the "Securities Act")).

☐      Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐      If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐      New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, interests in the Registrant are not being registered under the Securities Act, since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

CPG focused access fund, LLC

A Registration Statement TO WHICH THIS CONFIDENTIAL MEMORANDUM RELATES has been filed by CPG FOCUSED ACCESS FUND, LLC (THE "FUND") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, UNITS OF LIMITED LIABILITY COMPANY INTERESTS (the "Units") of the FUND are not registered under the Securities Act of 1933, as amended (the "1933 Act"), since such UNITS ARE issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(A)(2) of the 1933 Act. Investments in the FUND may be made only by individuals or entities THAT are "accredited Investors" within the meaning of Regulation D under the 1933 Act. This CONFIDENTIAL MEMORANDUM does not constitute an offer to sell, or the solicitation of an offer to buy, any UNITS. Units of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Fund is aN illiquid investment. Investors have no right to require the Fund to redeem their Units.

BY ACQUIRING UNITS OF THE FUND, AN INVESTOR ACKNOWLEDGES AND AGREES THAT: (I) ANY INFORMATION PROVIDED BY THE FUND, CENTRAL PARK ADVISERS, LLC, the Fund's investment adviser (THE "ADVISER"), OR ANY AFFILIATES THEREOF (INCLUDING INFORMATION SET FORTH IN THIS CONFIDENTIAL MEMORANDUM) IS NOT A RECOMMENDATION TO INVEST IN THE FUND AND THAT NONE OF THE FUND, THE ADVISER OR ANY AFFILIATES THEREOF IS UNDERTAKING TO PROVIDE ANY INVESTMENT ADVICE TO THE INVESTOR (IMPARTIAL OR OTHERWISE), OR TO GIVE ADVICE TO THE INVESTOR IN A FIDUCIARY CAPACITY IN CONNECTION WITH AN INVESTMENT IN THE FUND AND, ACCORDINGLY, NO PART OF ANY COMPENSATION RECEIVED BY THE ADVISER IS FOR THE PROVISION OF INVESTMENT ADVICE TO THE INVESTOR; AND (II) THE ADVISER HAS A FINANCIAL INTEREST IN THE INVESTOR'S INVESTMENT IN THE FUND ON ACCOUNT OF THE FEES IT EXPECTS TO RECEIVE FROM THE FUND AS DISCLOSED HEREIN, THE FUND'S LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, AND any OTHER fund governing DOCUMENTS.

An investment in the Fund is speculative with a substantial risk of loss. See "Types of Investments and Related Risk Factors" AND "—General Risks—Limitations on Transferability; Units Not Listed; No Market for Units" and "Repurchases of Units and Transfers" herein.

The units of limited liability company interests ("Units") of CPG Focused Access Fund, LLC (the "Fund") described in this Confidential Memorandum ("Confidential Memorandum") have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the States of the United States. The offering contemplated by this Confidential Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.

This Confidential Memorandum does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Units in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Memorandum. Prospective investors should not rely on any information not contained in this Confidential Memorandum or the appendices hereto.

This Confidential Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Units of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document). Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Investor Application, this Confidential Memorandum and the Fund's Limited Liability Company Agreement, as amended and restated from time to time (the "LLC Agreement")), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its Units and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Confidential Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such prospective investor.

An investment in the Fund is speculative with a substantial risk of loss. The Fund's Units are subject to substantial restrictions on transferability and resale, and may not be transferred or resold except as permitted under the LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

●	Units of the Fund will not be listed on any national or other securities exchange and it is not anticipated that a secondary market will develop.

●	Units of the Fund are subject to restrictions on transferability and liquidity, if any, may be provided by the Fund only through repurchase offers, which may, but are not required to, be made from time to time by the Fund as determined by the Fund's Board of Directors in its sole discretion. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame. See "Repurchases of Units and Transfers."

In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund's Units or passed upon the adequacy of the disclosure in this Confidential Memorandum. Any representation to the contrary is a criminal offense.

Units of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial or depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

All investors and potential investors are hereby informed that (i) any tax advice contained in this Confidential Memorandum is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Confidential Memorandum, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

The Fund will make available to each prospective investor or its authorized representative, prior to the consummation of this offering, the opportunity to ask questions of, and receive answers from, the Fund, or another person acting on the Fund's behalf, concerning subscription procedures and the terms and conditions of this offering, and to obtain any additional information about the Fund, to the extent that the Fund possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth herein.

This Confidential Memorandum is believed to be accurate as of its date, but no representation or warranty is made as to its continued accuracy after such date.

Other than Macquarie Bank Limited ABN 46 008 583 542 ("Macquarie Bank"), any Macquarie Group entity noted in this document is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

February 21, 2024

TABLE OF CONTENTS

SUMMARY OF TERMS

The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the Fund's Limited Liability Company Agreement, as amended and restated from time to time (the "LLC Agreement"), and the Investor Application (defined herein), each of which should be read carefully and retained for future reference.

The Fund	CPG Focused Access Fund, LLC (the "Fund") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified management investment company. The Fund's investment adviser is Central Park Advisers, LLC (the "Adviser").

The Fund is an appropriate investment only for those investors ("Investors") who can tolerate a high degree of risk and do not require a liquid investment. The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund. The Fund is similar to an unregistered private investment fund in that (i) units of limited liability company interests ("Units") are sold in comparatively large minimum denominations in private placements solely to high net worth and institutional Investors, and are subject to substantial restrictions on transferability, and (ii) the Fund pays, and Investors bear, an asset-based investment management fee, and Investors are subject indirectly to asset-based fees and incentive fees or allocations charged by the underlying investment funds in which the Fund may invest. The Fund has been structured with the intent of seeking to alleviate or reduce certain of the burdens typically associated with investing in hedge funds (and other private investment funds), such as difficulty in accessing and diligencing investments, accessing funds that are otherwise limited, restricted or closed to new investments, allocation and manager selection, diversification of investments, meeting minimum investor qualifications and large minimum investment amounts. In addition, Investors will avoid receiving tax reporting on potentially late IRS Schedule K-1s and, for tax-exempt Investors, realization of unrelated business taxable income ("UBTI").

The Fund has elected, and intends to continue to qualify, to be treated as a regulated investment company (a "RIC") under the Internal Revenue Code of 1986, as amended (the "Code").

The Fund offers four separate classes of Units designated as Class F1 (the "Class F1 Units"), Class F2 (the "Class F2 Units"), Class A (the "Class A Units") and Class I (the "Class I Units") to Investors eligible to invest in the Fund. Each class of Units has certain differing characteristics, particularly in terms of the timing of the offerings and the distribution fees that may be charged to Investors. The Fund may offer additional classes of Units in the future.

Investment Program	The Fund's investment objective is to seek attractive, long-term, risk-adjusted returns. The Fund seeks to achieve its investment objective principally by allocating the Fund's assets among a concentrated, select group of third-party alternative asset managers (the "Investment Fund Managers") and the unregistered investment vehicles they operate (the "Investment Funds") that are represented on the Morgan Stanley Smith Barney LLC ("Morgan Stanley") platform (the "Morgan Stanley Platform"). Investment Funds, in which the Fund may invest, that pursue non-traditional, alternative investment strategies (whether hedged or not) often are described as "hedge funds." The Fund also may invest in Investment Funds that pursue traditional investment strategies, including unhedged, long-only strategies. The Adviser has broad discretion to select the Investment Funds as opportunities arise. Morgan Stanley is not a sponsor, promoter, adviser or affiliate of the Fund.

The Fund generally invests in institutional offerings (i.e., the Fund invests directly in the Investment Funds). If the Fund is unable to invest in an institutional offering, the Fund may invest in feeder funds or other investment vehicles represented on the Morgan Stanley Platform that provide indirect access to Investment Funds. Although investments in such funds will not result in the Fund bearing any incremental management fees, it may result in higher pass-through expenses than if the Fund were able invest directly in an institutional offering. Certain of the Investment Funds may be advised by Morgan Stanley or an affiliate thereof. In addition, Morgan Stanley acts as placement agent for the Investment Funds, and may earn fees for providing placement and/or other ongoing investor services to its clients that it places directly into the Investment Funds; however, the Fund generally invests directly in the Investment Funds and not through Morgan Stanley (except as otherwise described herein).

In pursuing its investment objective, the Fund may allocate its assets across Investment Funds representing primarily a variety of equity-oriented investment strategies, many of which seek to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns with lower correlation to the broad equity and fixed-income markets). Although it is anticipated that the investment strategies described below represent the primary strategies of the Investment Fund Managers, the Fund may not invest in all or certain of the following strategies, and the Investment Funds represented on the Morgan Stanley Platform may pursue a wide range of other investment strategies, including activities not described herein, to the extent that the Investment Fund Manager deems appropriate. Investment Fund Managers also may blend elements of one or more of these strategies to implement their investment approach. Additionally, the Fund's allocation to these strategies is neither fixed nor equally weighted. Investment Fund Managers may invest in U.S. and non-U.S. securities, including those in emerging markets, and engage in leverage and short selling, and invest in a variety of derivative transactions. Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions, are not subject to the Fund's investment restrictions and generally are subject to few investment limitations.

The Adviser, on behalf of the Fund, generally expects that it will seek to redeem in full from an Investment Fund that is removed from the Morgan Stanley Platform; however, the Fund will be subject to the terms of the Investment Fund governing withdrawals and redemptions, and there can be no assurance that the Fund will be able to redeem in a timely manner.

The following descriptions are summaries only and do not purport to be complete. Investments made according to the strategies identified below present significant risks. See "Risk Factors" and "Investment Program—Investment Strategies."

Equity Hedged

Equity hedged, or equity long/short, strategies involve taking simultaneous long and short positions in different equity securities in an attempt to profit from directional movements in the securities. Investment Fund Managers that employ these strategies need not create portfolios that emphasize purchases of either long or short securities—rather, Investment Fund Managers will manage market exposure by shifting the allocation between long and short investments over time depending on stock selection opportunities and the Investment Fund Manager's analysis of and outlook for the equity markets. Investment Fund Managers often focus on a particular geographic region, industry sector, market capitalization or investment style to achieve their goal of generating long-term capital appreciation through individual stock selection. Investment Fund Managers may invest in the securities of companies without regard to market capitalization.

Relative Value

Relative value strategies include a range of different investment strategies that involve the simultaneous purchase and sale of related securities or instruments to exploit pricing differentials and other opportunities in various asset classes, geographies and time horizons. Generally, relative value Investment Fund Managers buy a position in one instrument and sell an equivalent amount of another instrument with the expectation that the prices of the two instruments not only are historically related, but also that they have deviated from their historical trading patterns. The Investment Funds may utilize, among others, the following relative value strategies: equity market neutral/statistical arbitrage; fixed-income arbitrage; convertible arbitrage; relative value credit; and mortgage- and asset-backed securities.

Event-Driven

Event-driven strategies involve investments in companies engaged in business combinations, corporate reorganizations or structural transformations. Investment Fund Managers that employ these strategies seek to capture the spread between current market prices and the value of financial instruments upon the successful completion of company- or transaction-specific events that alter a company's financial structure or operating strategy, such as mergers, acquisitions, takeovers, spin-offs, leveraged buyouts, exchange or tender offers, restructurings, reorganizations, recapitalizations, share buybacks, bankruptcies and liquidations. The Investment Funds may utilize, among others, the following event-driven strategies: activist strategies, merger arbitrage/special situations; distressed securities; event-driven equity; and event-driven corporate credit.

Trading

Trading strategies generally are more top-down in nature and are often driven by views derived from monetary policy, fiscal dynamics and macroeconomic research. These strategies typically utilize financial instruments, such as foreign exchange, equities, interest rates, sovereign debt, currencies and commodities to express an Investment Fund Manager's view. In executing different approaches and attempting to identify opportunities that may exist within the markets, Investment Fund Managers may use either fundamental or quantitative models or a combination of both. The Investment Funds may utilize, among others, the following trading strategies: global macro; discretionary trading; systematic trading; and emerging markets trading.

Credit

Credit-based trading strategies typically focus on constructing long and short positions in credit-sensitive securities, and generally seek to take advantage of trading opportunities due to perceived inefficiencies in the pricing of financial instruments or markets. These types of investments generally are based on a "bottom-up" approach that uses fundamental analysis and its outlook on certain catalysts, including, without limitation, earnings, liquidity, debt maturities and ratings changes. Investment Fund Managers also may rely on technical analysis focused on index rebalancing, ratings changes and excess supply to select investments. The Investment Funds may utilize, among others, the following credit strategies: diversified structured credit; and credit-sensitive mortgage-backed securities. The Investment Funds may invest in credit instruments without regard to credit quality, and, thus, may invest in "junk bonds".

The Fund's investment program, which has been structured with the intent of seeking to alleviate or reduce certain of the burdens and risks typically associated with investing in hedge funds (and other private investment funds), offers Investors access primarily to Investment Funds represented on the Morgan Stanley Platform that generally are unavailable to the investing public due to investor qualification restrictions, limited, restricted or no availability, resource and operational requirements, high investment minimums and other access restrictions, as well as the significant capital required to diversify among Investment Funds.

The Adviser may invest the Fund's assets in Investment Funds that engage in investment strategies other than those described in this Confidential Memorandum, and may withdraw or redeem from an Investment Fund (subject to withdrawal or redemption limitations imposed by the Investment Fund) or sell the Fund's portfolio holdings at any time.

The Fund and Investment Funds may invest in high quality fixed-income securities, money market instruments and money market funds, or may hold cash or cash equivalents in such amounts as the Adviser and Investment Fund Managers deem appropriate under the circumstances, including in response to adverse market, economic or political conditions or for temporary defensive purposes. In addition, the Fund may make these types of investments pending the investment of assets in Investment Funds, or to maintain the liquidity necessary to effect repurchases of Units or meet expenses.

The Fund may, to the extent permitted by the 1940 Act, borrow to fund new investments pending receipt of redemption proceeds from existing Investment Funds, to satisfy repurchase requests from Investors and to otherwise provide the Fund with liquidity. The Fund has no obligation, and does not currently intend, to enter into any hedging transactions.

Investment Process	The principal elements of the Adviser's investment strategy include:

(i) seeking attractive investment opportunities primarily from among the equity-oriented Investment Funds represented on the Morgan Stanley Platform; (ii) allocating the Fund's assets primarily to Investment Funds across various equity-oriented strategies; and (iii) seeking to manage risk through ongoing monitoring of the Fund's portfolio.

Access. In many segments of the hedge fund industry, it is not enough to identify promising investments—access is required. The Fund seeks to provide Investors with access primarily to Investment Funds represented on the Morgan Stanley Platform that generally are closed, restricted or otherwise unavailable to the investing public.

Asset Allocation. Asset allocation across various strategies is a part of long-term portfolio performance. While the Fund is "non-diversified" for purposes of the 1940 Act, the Adviser seeks to diversify the Fund's underlying investments primarily through exposure to different equity-oriented Investment Funds and investment strategies. The Adviser will seek to identify attractive Investment Fund Managers whose funds are available to high net worth Morgan Stanley clients, and will conduct due diligence regarding the Investment Fund Manager, its track record and the investment opportunity.

Risk Management. The nature of hedge fund investments requires a commitment to ongoing risk management. In addition to the risk management and due diligence processes of the Adviser, the Fund may benefit by investing in Investment Funds represented on the Morgan Stanley Platform given its investment expertise, quality of risk management systems and experienced hedge fund vetting process.

The Adviser will monitor the performance of Investment Funds, as well as other pertinent developments regarding the Investment Funds. The availability of certain information, however, may be limited due to the lack of transparency associated with certain Investment Fund Managers or strategies.

The Adviser uses certain techniques to reduce the risk associated with the Fund's investments. These techniques may include, without limitation, diversifying the Fund's portfolio by asset class, area of investment (e.g., geographies, sectors and industries), investment strategy and Investment Fund Manager.

The Adviser and its personnel use a range of resources to diligence promising Investment Funds. The Adviser's diligence process focuses on risk management, and investment and operational due diligence. The Adviser selects investment strategies and Investment Funds on the basis of availability and various qualitative and quantitative criteria, including: the Adviser's analysis of historical performance of Investment Fund Managers; performance of funds versus peers; and the Investment Fund Managers' reputation, experience, expertise, opportunity set, key personnel, anticipated returns, economic conditions, assets under management, risk management, liquidity, investment philosophy and other factors. During this diligence process, the Adviser reviews the Investment Funds' offering documents, due diligence materials and other available information regarding the Investment Fund Managers, and may conduct interviews with senior personnel of Investment Fund Managers. In particular, the Adviser seeks to regularly communicate with Investment Fund Managers and other personnel about the Investment Funds, or about particular investment strategies, hedge funds, risk management and general market trends. This interaction facilitates ongoing portfolio analysis and may help to identify potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback, as additional investments are considered.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to: track operating information and other pertinent details; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies. In conjunction with the due diligence process, the tax treatment and legal terms of the investment are considered.

Investment Restrictions	The Fund will conduct its investment operations in compliance with the following non-fundamental investment restrictions (measured at the time of investment):

• Not more than 20% of the Fund's net asset value will be invested in any one Investment Fund; and

• Not more than 40% of the Fund's net asset value will be invested in any one Investment Fund Manager.

The Fund may depart from these investment restrictions at any time during periods of adverse market, economic or political conditions, periods of large cash inflows or, in the event of the Fund's liquidation, the wind-up of the Fund.

Term	The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Fund's organizational documents.

The Offering	The Fund will offer Units on a continuous basis. The net asset values of each class of Units will vary over time as a result of the differing fees and expenses applicable to each class of Units and different initial offering prices and inception dates.

Class F1 Units and Class F2 Units became available for purchase as of November 1, 2018, and Class A Units and Class I Units became available for purchase as of July 1, 2019. Each class of Units may be purchased as of the first business day of each calendar month based upon its respective then-current net asset value per Unit. Class F1 and Class F2 are closed to new investors and are offered only to existing Class F1 and Class F2 Investors, as applicable.

Purchase proceeds do not represent the Fund's capital or become the Fund's assets until the first business day of the relevant calendar month. Each date on which Units are delivered is referred to as a "Closing Date." Each prospective Investor will be required to complete an Investor application (the "Investor Application") certifying that the Units being purchased are being acquired by an Eligible Investor (defined herein). Prior to the receipt and acceptance of the Investor Application, an Investor's funds will be held in a non-interest-bearing account at UMB Bank, N.A., the Fund's custodian, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An Investor will not become an investor of the Fund, and has no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date. The Fund reserves the right to reject any purchase of Units in certain circumstances (including when the Fund has reason to believe that such purchase would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Generally, the minimum initial investment in each of the Fund's classes of Units is $50,000, which minimum may be reduced in the Adviser's sole discretion (but not below $25,000). The minimum additional investment in each class of the Fund's Units is $10,000.

Eligible Investors	Units of the Fund will be offered only to "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Investors who are "accredited investors" are referred to in this Confidential Memorandum as "Eligible Investors." Certain Sub-Placement Agents (as defined below) may impose stricter Investor eligibility requirements (or, in the event applicable regulatory restrictions change, less stringent eligibility requirements). For example, certain Sub-Placement Agents may determine to sell Units to natural persons that qualify as "accredited investors" under only Rule 501(a)(5) of Regulation D (the net worth test), rather than under both Rule 501(a)(5) and Rule 501(a)(6) (the income test). Existing Investors seeking to purchase additional Units will be required to qualify as "Eligible Investors" at the time of the additional purchase.

Class A Units and Class F1 Units may be purchased by any Eligible Investor. Class I Units and Class F2 Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset-based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund. As noted above, Class F1 and Class F2 are closed to new investors and are offered only to existing Class F1 and Class F2 Investors, as applicable.

Each prospective Investor must submit a completed Investor Application acceptable to the Adviser, certifying, among other things, that the Investor is an Eligible Investor and will not transfer the Units purchased except in the limited circumstances permitted. The Adviser may from time to time impose stricter eligibility requirements (or, in the event applicable regulatory restrictions change, less stringent eligibility requirements). If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in a non-interest-bearing escrow account by the Fund's escrow agent until the next Closing Date.

An investment in the Fund involves a considerable amount of risk. An Investor may lose some or all of its investment in the Fund. Before making an investment decision, a prospective Investor should (i) consider the suitability of this investment with respect to the Investor's investment objectives and personal situation and (ii) consider factors such as the Investor's personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Investors have no right to require the Fund to redeem their Units of the Fund.

Borrowing	The Fund is authorized to borrow money, subject to the limits of the Asset Coverage Requirement (as defined below). The Fund may borrow money to fund new investments pending receipt of redemption proceeds from existing Investment Funds, to satisfy repurchase requests from Investors and to otherwise provide the Fund with liquidity.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time indebtedness occurs (the "Asset Coverage Requirement"). This means that, at the time the Fund incurs indebtedness, the value of the Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

The Investment Funds that the Fund may invest in should be expected to utilize leverage in their investment or operational activities. Such borrowings, however, are not subject to the Asset Coverage Requirement. Accordingly, the Fund, through investments in the Investment Funds, may be exposed to the risk of highly leveraged investment programs and strategies. See "Types of Investments and Related Risk Factors."

Tax Distribution Policy	General. The Fund generally pays dividends on the Units at least annually in amounts representing substantially all of the Fund's net investment income, if any, earned each year. The Fund also pays substantially all taxable net capital gain realized on investments to Investors at least annually. In order to continue to qualify and maintain its status as a RIC, the Fund must, among other requirements, distribute at least 90% of its net investment income (generally, the Fund's net ordinary income plus the excess of the Fund's realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) on an annual basis. See "Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company."

Returns of Capital. Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant taxable year in which the distribution is made will reduce the adjusted tax basis of an Investor's Units (but not below zero). Such distributions (up to an amount of an Investor's adjusted basis) represent a return of capital (i.e., a return to Investors of a portion of their original investment in the Fund) and generally will not be subject to U.S. federal income tax at the time of the distribution. However, an Investor's adjusted basis in their Units is used to determine the amount of income that is recognized by an Investor upon sale or exchange of their Units and a lower adjusted tax basis therefore may increase the amount of gain that an Investor will realize upon a sale or exchange of their Units. Distributions in excess of an Investor's adjusted basis in Units generally will be treated as capital gain.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, Investors may opt to have dividends and capital gains distributions paid by the Fund reinvested in additional Units of the Fund. Investors will elect whether they wish to reinvest or to receive dividends and capital gains distributions in cash by indicating that choice on the Investor Application. Investors are free to change their election at any time by contacting the Administrator (as defined below). Units purchased by reinvestment will be issued at their net asset value on the ex−dividend date (which generally is expected to be the last business day of a month). There is no sales charge or other charge for reinvestment. The Fund reserves the right to suspend or limit at any time the ability of Investors to reinvest distributions.

Unlisted Closed-End Structure; Limited Liquidity and Transfer Restrictions	The Fund is organized as a closed-end management investment company. Unlike open-end management investment companies (commonly known as "mutual funds"), investors in closed-end funds do not have the right to redeem their units on a daily basis. To meet daily redemption requests, mutual funds must comply with more stringent regulations than closed-end funds.

Units of the Fund are not listed on any securities exchange or traded in any public or other markets. In addition, Units of the Fund are subject to restrictions on transferability and liquidity, if any, may be provided only through limited repurchase offers described below. An investment in the Fund is suitable only for Investors who can bear the risks associated with the limited liquidity of the Units and should be viewed as a long-term investment. See "Types of Investments and Related Risk Factors—General Risks—Limitations on Transferability; Units Not Listed; No Market for Units" and "Repurchases of Units and Transfers."

Repurchases of Units by the Fund	Investors do not have the right to require the Fund to redeem their Units. The Fund, from time to time, may provide liquidity to Investors by offering to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors of the Fund (individually, a "Director" and collectively, the "Board"), in its sole discretion. In determining whether the Fund should offer to repurchase Units, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser anticipates that it will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur at the value of Units determined as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day) (each such date is referred to as a "Tender Offer Valuation Date"). The Adviser also expects that, generally, it will recommend to the Board that each repurchase offer should apply to 5% to 25% of the net assets of the Fund. Although, while not expected, in certain circumstances, the Adviser may not make such a recommendation, as might be the case during periods of financial market stress. Each repurchase offer generally will commence approximately 60 days prior to the applicable Tender Offer Valuation Date and expire at least 20 business days after commencement (the "Tender Offer Expiration Date"). Investors tendering Units for repurchase must do so on or before such date. Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities.

If a repurchase offer is oversubscribed by Investors who tender Units, the Board may: (i) repurchase a pro rata portion of the Units tendered; (ii) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (iii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; or (iv) take any other action permitted by applicable law and the LLC Agreement. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Units repurchased by the Fund. In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interest of the Fund. See "Repurchases of Units and Transfers–Repurchases of Units."

The Fund may be subject to lock-up periods or "gates" by certain Investment Funds. During any such period, the Fund will not be permitted to withdraw its investment from the applicable Investment Fund. In addition, some Investment Funds may, from time to time, suspend completely or restrict withdrawal rights for an indefinite period of time. During such times, the Fund may not be able to liquidate, withdraw or redeem its holdings in such Investment Funds to meet repurchase requests. As a result, the Fund may not be able to offer liquidity to Investors through repurchase offers. Furthermore, if the Fund seeks to liquidate its investment in an Investment Fund that maintains a "side pocket," the Fund may not be able to fully liquidate its investment without delay, and such delay could be substantial. Accordingly, the Fund may need to suspend or postpone repurchase offers if it is not able to withdraw from or dispose of its interests in Investment Funds in a timely manner. In addition, the Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units. See "Repurchases of Units and Transfers."

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units. The early repurchase fee will be retained by the Fund and will be for the benefit of the Fund's remaining Investors. Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis. An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Potential Benefits of Investing in the Fund	The Adviser believes that the Fund's investment program offers a differentiated approach to hedge fund opportunities for high net worth and institutional Investors. The Fund's investment program offers Investors access primarily to Investment Funds represented on the Morgan Stanley Platform that generally are closed, restricted or otherwise unavailable to the investing public. Similarly, by investing in the Fund, Investors will have access primarily to equity-oriented Investment Fund Managers that generally are not available to the investing public, may be closed or limited to new investment or otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also enables Investors to invest with a number of Investment Fund Managers without incurring the high minimum investment requirements that Investment Fund Managers typically would impose on Investors. Investment minimums for Investment Funds generally range from $1 million to $10 million.

Investment Funds may close to new investors or investment from time to time. If the Fund were to invest in an Investment Fund that subsequently closed, new Investors would be able to gain indirect exposure to the Investment Fund by virtue of the Fund's existing investment in the closed Investment Fund. The Fund also may be able to gain access to closed Investment Funds through feeder funds or other investment vehicles represented on the Morgan Stanley Platform that provide indirect access to Investment Funds.

The Fund should benefit from the exposure to a number of different investment strategies and investment styles. Investing through Investment Fund Managers that employ different alternative investment strategies may reduce the volatility inherent in a direct investment by the Fund with a single Investment Fund Manager.

Since March 11, 2022 (the "Closing"), the Adviser has been an indirect wholly-owned subsidiary of Macquarie Management Holdings, Inc. ("Macquarie"), which is an indirect wholly-owned subsidiary of Macquarie Group Limited ("Macquarie Group"). By investing in the Fund, Investors enjoy the benefits of the Adviser being a part of an organization with scale, broad distribution capabilities, including its significant network of intermediary relationships, and increased access to alternative investments. For more information about Macquarie, see "Management of the Fund—Investment Advisory Services—The Adviser."

Because the Fund has elected, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code, it is expected to have certain attributes that generally are not found in traditional hedge funds and other private investment vehicles. These include providing simpler tax reports to Investors on IRS Form 1099, and the avoidance of UBTI for benefit plan Investors and other Investors that are exempt from payment of U.S. federal income tax.

Board of Directors	Subject to the requirements of the 1940 Act, the business and affairs of the Fund are managed under the direction of the Board of Directors of the Fund. The Board has delegated day-to-day operations to the Fund's officers, the Adviser and other service providers, subject to oversight of the Board. See "Management of the Fund."

The Adviser	Central Park Advisers, LLC serves as the Fund's investment adviser. The Adviser is a limited liability company organized under the laws of the State of Delaware, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Since March 11, 2022, the Adviser has been a part of the asset management business of Macquarie. For the Adviser's history before the Closing, see "Investment Advisory Services—The Adviser."

Macquarie is an indirect wholly-owned subsidiary of Macquarie Group, a publicly-listed (ASX: MQG) global financial services group organized under the laws of Australia. Macquarie, together with its affiliates, is a top 50 global asset manager, top 25 U.S. actively-managed, long-term mutual fund manager and the largest manager of infrastructure and real assets globally. Macquarie Group's global asset management division, Macquarie Asset Management ("MAM"), provides clients with access to a diverse range of capabilities and products across infrastructure, real estate, private credit, fixed-income, equities, multi-asset and liquid alternatives. As of September 30, 2023, MAM had approximately $579.5 billion of assets under management.

The Fund has entered into an investment advisory agreement with the Adviser that may be continued in effect from year to year if its continuation is approved annually by the Board. The Board, or the Fund's Investors, may terminate the investment advisory agreement on 60 days' prior written notice to the Adviser.

Management Fee	In consideration of the advisory services provided to the Fund by the Adviser, the Fund pays the Adviser a fee (the "Management Fee"), computed and payable monthly, at the annual rate of 0.55% of the Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees (including distribution and servicing fees) and expenses of the Fund. The Management Fee is prorated for any period of less than a month based on the number of days in such period.

The Management Fee is paid to the Adviser out of the Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund. The Management Fee is in addition to the asset-based fees, incentive fees or allocations and other expenses charged by the Investment Funds and indirectly borne by Investors.

Distribution and Servicing Fee	Under the terms of a placement agent agreement (the "Placement Agent Agreement") with Delaware Distributors, L.P., an indirect subsidiary of Macquarie (the "Placement Agent"), the Placement Agent is authorized to pay third parties, including brokers, dealers and certain financial advisors (which may include wealth advisors) and others (collectively, "Sub-Placement Agents") for the provision of distribution services within the meaning of Rule 12b-1 under the 1940 Act and for non-12b-1 services to Investors holding Class A Units and Class F1 Units. The Fund pays the Placement Agent a monthly fee out of the net assets of Class A Units and Class F1 Units at the annual rate of 0.75% and 0.70% of the net asset value of Class A Units and Class F1 Units, respectively, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Units or Class F1 Units) (the "Distribution and Servicing Fee"). The Placement Agent pays the Distribution and Servicing Fee to Sub-Placement Agents, who may use such fee to compensate the financial advisory personnel involved in the placement of Units. Amounts retained by the Placement Agent, if any, will be used by the Placement Agent to pay for Fund-related distribution and servicing expenses. Payment of the Distribution and Servicing Fee is governed by the Fund's Rule 12b-1 Plan, which, pursuant to the conditions of an exemptive order issued by the Securities and Exchange Commission ("SEC"), has been adopted by the Fund with respect to Class A Units and Class F1 Units in compliance with Rule 12b-1 under the 1940 Act. See "Fees and Expenses."

The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Investors in Class A Units or Class F1 Units are subject to the Distribution and Servicing Fee as long as they hold their Class A Units or Class F1 Units, respectively. Each compensated Sub-Placement Agent will be paid by the Placement Agent based on the net asset value of outstanding Class A Units and Class F1 Units held by Investors that receive services from such Sub-Placement Agent.

Class I Units and Class F2 Units will not be subject to the Distribution and Servicing Fee. Class A Units and Class F1 Units may be converted to Class I Units and Class F2 Units, respectively, if a Sub-Placement Agent informs the Fund that an Investor no longer receives services from the Sub-Placement Agent or another servicing agent which has entered into an agreement with the Placement Agent. Upon advance notice to the Investor, Class I Units and Class F2 Units may be converted to Class A Units and Class F1 Units, respectively, if an Investor is no longer eligible to participate in Class I or Class F2 Units, as applicable.

Morgan Stanley is the primary Sub-Placement Agent for the Fund, and receives the Distribution and Servicing Fee for those services. In addition, Morgan Stanley acts as placement agent for the Investment Funds, and may earn fees for providing placement and/or other ongoing services to its clients that it places directly into the Investment Funds.

Sales Load; Placement of Units	Certain Sub-Placement Agents, including Morgan Stanley, may charge Class A and Class F1 Investors a one-time placement fee or sales load of up to a maximum of 3.0% of the amount they invest in the Fund. The sales load will be in addition to an Investor's investment in the Fund, and not deducted therefrom. No sales load is charged on purchases of Class I Units or Class F2 Units.

In addition to the placement of Units through the Placement Agent or a Sub-Placement Agent, the Fund itself also may accept offers to purchase Units that it receives directly from certain Investors, including, but not limited to, employees or directors of the Adviser and its affiliates, and attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families. The Fund is not obligated to sell to a broker or dealer any Units, including those that have not been placed with Eligible Investors.

The Adviser (or one of its affiliates) generally compensates, out of its own resources, and not the assets of the Fund, certain Sub-Placement Agents in connection with the sale of Class F1 Units and Class F2 Units, and also may pay such Sub-Placement Agents or other servicing agents in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists.

Other Fees and Expenses	The Fund, and, therefore, Investors, bear all expenses incurred in the business of the Fund, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds. The Fund bears certain ongoing offering costs associated with the Fund's continuous offering of Units. The Fund, by investing in the Investment Funds, bears its pro rata share of the expenses incurred in the business of the Investment Funds. The Investment Funds in which the Fund invests charge asset-based fees of 0% to 3% of net assets, and incentive fees or allocations of approximately 20% of net profits. Certain Investment Fund Managers also may pass through certain operating expenses and costs to their Investment Funds, which may be significant. See "Summary of Fund Expenses."

Expense Limitation and Reimbursement Agreement	The Adviser entered into an "Expense Limitation and Reimbursement Agreement" with the Fund for a one-year term beginning on November 1, 2018 and ending on the one year anniversary thereof to limit the amount of "Specified Expenses" (as defined below) borne by the Fund to an amount not to exceed 0.55% per annum of the Fund's net assets (the "Expense Cap"). Specified Expenses were all expenses incurred by the Fund, except for: (i) the Management Fee; (ii) fees, expenses or allocations of, and any similar charge or cost associated with, the Investment Funds, (iii) brokerage costs, (iv) interest payments, (v) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vi) taxes; (vii) extraordinary expenses (as determined in the sole discretion of the Adviser); and (viii) any authorized distribution or servicing fee paid with respect to certain classes of Units, including any fees under the Fund's Rule 12b-1 Plan. To the extent that Specified Expenses for a month exceeded the Expense Cap, the Adviser reimbursed the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the term of the Expense Limitation and Reimbursement Agreement, provided that the Specified Expenses have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap. The Adviser has recouped all recoverable expenses.

The Administrator	UMB Fund Services, Inc. (the "Administrator") performs certain administration and accounting services for the Fund. In consideration of these services, the Fund pays the Administrator a fee at the annual rate of up to 0.10% of the Fund's average net assets, subject to a minimum annual fee of $40,000, in addition to certain other fixed or transactional fees, and reimburses certain of the Administrator's expenses. See "Fees and Expenses."

Conflicts of Interest	The Adviser, the Investment Fund Managers and their respective affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may be disadvantageous to the Fund. Investment decisions for the Fund are made independently of such other accounts. If, however, the Fund desires to invest in, redeem or withdraw from or sell the same Investment Fund as another account of the Adviser, the opportunity will be allocated equitably in accordance with the Adviser's allocation policies and procedures. The Adviser will not invest, on behalf of the Fund, in any Investment Fund advised by, or otherwise affiliated with, Macquarie.

Certain Investment Fund Managers also may face conflicts of interests stemming from their affiliation with Investment Fund sponsors and other asset management or brokerage firms.

The Adviser, its affiliates and the Placement Agent may receive payments from fund sponsors in connection with placement or other services that do not relate to the Fund. The Adviser and the investment professionals who, on behalf of the Adviser, manage the Fund's investment portfolio will be engaged in certain activities for other accounts, and may have conflicts of interest in allocating their time and activities among the Fund and the other accounts. The Adviser's investment professionals will devote as much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

Valuation	The 1940 Act provides that securities for which market quotations are "readily available" must be valued at market value, and all other securities and other assets must be valued at "fair value" as determined in good faith by the Board. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as the Fund's valuation designee (the "Valuation Designee"). In that role, the Adviser has established a committee that oversees the valuation of the Fund's investments pursuant to procedures adopted by the Adviser (the "Valuation Procedures"). Under that Rule, the Board has assigned to the Adviser general responsibility for determining, in accordance with the Valuation Procedures, the value of such investments.

The Investment Funds may invest in certain securities and other financial instruments that do not have readily ascertainable market prices, and will be valued by the respective Investment Fund Managers. These valuations, in turn, will be reviewed by the Adviser; however, neither the Adviser nor the Board will be able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end). Accordingly, the Fund generally relies on such valuations, even in instances where an Investment Fund Manager may have a conflict of interest in valuing the securities because the value of the securities will affect the Investment Fund Manager's compensation. Furthermore, the Investment Funds typically provide the Adviser with only estimated net asset values or other valuation information, and such data is subject to revision through the end of each Investment Fund's annual audit.

Summary of Taxation; Fiscal and Tax Year End	The Fund has elected, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code. Assuming that the Fund so qualifies, the Fund generally will not be subject to U.S. federal income tax on its taxable income and gains that it distributes to Investors.

To qualify as a RIC under the Code, the Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships," or other income (including certain deemed inclusions) derived with respect to the Fund's business of investing in such stock or securities or foreign currencies; (ii) distribute to its Investors on an annual basis at least 90% of its investment company taxable income for each taxable year; and (iii) at the end of each quarter of the Fund's taxable year, ensure that (a) at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities so long as such other securities of any one issuer do not represent more than 5% of the value of the Fund's assets or more than 10% of the outstanding voting securities of the issuer, and (b) no more than 25% of the value of the Fund's assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund, and that are engaged in the same or similar or related trades or businesses, or the securities of one or more "qualified publicly traded partnerships." With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to "look through" to the income, assets and investments held by the Fund and certain of the Investment Funds. See "Types of Investments and Related Risk Factors—Other Risks—Tax Risks."

If the Fund fails to qualify as a RIC, the Fund would become subject to corporate-level U.S. federal income tax on a net basis and distributions to Investors would be treated as dividend income to the extent of the Fund's earnings and profits. The specific character of the underlying income realization (e.g., capital gains) would no longer pass-through to the Investors as if the Fund were a conduit. See "Certain U.S. Federal Income Tax Considerations—Failure to Qualify as a Regulated Investment Company" and "Types of Investments and Related Risk Factors—Other Risks—Tax Risks" below.

The Fund's fiscal year for financial reporting purposes is the twelve-month period ending April 30. The Fund's taxable year is the 12-month period ending September 30 (or such other taxable year as may be required under the Code).

ERISA Plans and Other Tax-Exempt Entities	Investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), retirement arrangements subject to Section 4975 of the Code and other tax-exempt entities, including privately sponsored defined benefit and contribution plans, individual retirement accounts (each, an "IRA"), and 401(k) and Keogh Plans may purchase Units. Fiduciaries of such plans or arrangements should consider, among other things, that the Fund's Units are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below. Moreover, fiduciaries of such plans or arrangements that are participant-directed should consider that the Fund will sell Units only to Eligible Investors, and confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any "benefit, right or feature" affecting the qualified status of the plan or arrangement. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be "plan assets" for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. Thus, the Adviser should not be considered a fiduciary within the meaning of ERISA or the Code with respect to the assets of any Investor subject to ERISA, solely as a result that Investor's investment in the Fund.

Reports to Investors	The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on IRS Form 1099 as is required by law to assist the Investors in preparing their tax returns. The Fund also will prepare and transmit to Investors unaudited semi-annual reports and audited annual reports (when each becomes available) within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Investors are sent reports on at least a quarterly basis regarding the Fund's operations.

Risk Factors	An investment in the Fund involves a high degree of risk. These risks include:

General Risks

	●	Loss of capital, up to the entire amount of an Investor's investment.

	●	Investing in a Fund that has a limited operating history.

	●	The Adviser and Investment Fund Managers may face conflicts of interest.

Liquidity Risks

	●	The Fund's Units represent illiquid securities of an unlisted closed-end fund, are not listed on any securities exchange or traded in any public or other markets, and are subject to substantial restrictions on transferability.

	●	The Investment Funds' portfolios may include a number of investments for which no market exists and which have substantial restrictions on transferability.

	●	Investment Fund Managers may invest without limitation in restricted and illiquid securities. Investment Fund Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

	●	Investments in Investment Funds are generally illiquid, and some of the Investment Funds may not permit withdrawals at the same time as the Fund. Investments in certain Investment Funds may be subject to lock-up periods, during which the Fund will not be permitted to withdraw its investment, or limits on the aggregate amount that the Fund may withdraw on any single withdrawal date (known as "gates"). In addition, some Investment Funds may, from time to time, suspend completely or restrict withdrawal rights for an indefinite period of time. During such times, the Fund may not be able to liquidate, withdraw or redeem its holdings in such Investment Funds to meet repurchase requests.

	●	The Fund may receive from an Investment Fund an in-kind distribution of securities. In addition, the Adviser, from time to time, may elect to have the Fund receive a distribution in-kind instead of cash from an Investment Fund and to hold such securities until the Adviser deems that a sale would be in the best interests of the Fund. Where the Adviser chooses to retain the securities received in-kind, the securities would remain subject to market risk until sold. Alternatively, the Adviser may determine to sell these securities, which may be illiquid. The Adviser may attempt to sell illiquid securities in the secondary market; however, the Adviser may not be successful in its attempts to do so or may sell at a disadvantageous price.

Investment Program Risks

●	The Fund's performance depends upon the performance of the Investment Fund Managers and selected strategies, the adherence by such Investment Fund Managers to such selected strategies, the instruments used by such Investment Fund Managers and the Adviser's ability to select Investment Fund Managers and strategies and effectively allocate Fund assets among them. The Fund is organized to provide Investors with an investment program across Investment Funds representing primarily a variety of equity-oriented investment strategies, and not an indirect way for Investors to gain access to any particular Investment Fund.

●	Market risks, including political, regulatory, market, economic and social developments and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Fund's investments in Investment Funds and the Fund's underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Fund Managers, Investment Funds and issuers, which could adversely affect the Fund. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to COVID-19 and the aggressive measures taken worldwide in response by governments and businesses.

●	Among the risks that may affect the value and liquidity of the Fund's investments are geopolitical risks such as those arising from Russia's invasion of Ukraine, the Israel-Hamas war and other geopolitical conflicts, economic consequences occasioned by fiscal tightening, rapidly increasing interest rates, widespread inflation and attempts to contain it, and possible recession in various countries.

●	The Fund expects to invest principally among a concentrated, select group of Investment Fund Managers and the Investment Funds they operate that are represented on the Morgan Stanley Platform. As a result, the Fund may be less diversified, more volatile and more subject to concentration risk, than other similar funds.

●	The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. No assurance can be given that the Adviser will be able to identify and complete attractive investments, or that it will be able to invest fully its subscriptions.

●	Investment Funds may have limited capacity and may close to new investors or investment from time to time. If an Investment Fund, or a class of an Investment Fund, closes due to capacity constraints, the Fund may allocate its capital to a different Investment Fund, or invest in a different class of such Investment Fund; however, certain terms (e.g., liquidity or fees) may be less advantageous.

●	The Fund may invest in Investment Funds that pursue multiple investment strategies, which may present different risks than investing in a portfolio of Investment Funds in which each Investment Fund pursues a single strategy.

●	Investment Fund Managers may change their investment strategies (i.e., experience style drift) at any time.

●	Subject to the limitations and restrictions of the 1940 Act, the Fund may borrow money to fund new investments pending receipt of redemption proceeds from existing Investment Funds, to satisfy repurchase requests from Investors and to otherwise provide the Fund with liquidity, which may increase the Fund's volatility.

●	The Fund is a non-diversified management investment company, which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. As a result, the Fund's investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers.

●	The Fund has elected to be treated, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code but will be subject to corporate-level income tax if it fails to so qualify. The Fund is subject to the risk that the Investment Funds may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from the Investment Funds, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

●	Individual Investment Fund Managers may invest in highly speculative strategies, many of which will be equity-oriented, which involve significant risk of loss, including those in which the Investment Fund Managers may sell securities short, concentrate investments in foreign currencies, focus on emerging markets or invest solely in volatile industry sectors.

●	The Investment Fund Managers and Investment Funds may engage in short selling for hedging or non-hedging purposes. A short sale of a security involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short.

●	Investment Fund Managers may use derivatives for hedging and non-hedging purposes. Derivatives can be volatile and illiquid, can be subject to counterparty credit risk and may entail investment exposure greater than their notional amount.

●	The Investment Fund Managers may use leverage, which is likely to cause net assets to appreciate or depreciate at a greater rate than if leverage were not used.

●	Investment Fund Managers may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

●	The Investment Fund Managers may seek to profit from the occurrence of specific corporate events, where a delay in the timing of such events, should they occur at all, may have a significant negative effect on the Investment Funds', and thus the Fund's, investment.

●	Investment Fund Managers may seek to predict the direction of complex markets, including international securities, foreign currencies and commodities and may use highly volatile futures contracts and other derivative instruments that may magnify the potential volatility of the Units.

●	Investment Fund Managers may use computer-driven, mathematical models and trading systems that may not be predictive of future price movements and events.

●	Investment Fund Managers generally charge asset-based fees and incentive fees, which may create incentives for Investment Fund Managers to make investments that are riskier or more speculative than in the absence of these fees; because these fees are based on both realized as well as unrealized appreciation, the fee may be greater than if it were based only on realized gains.

●	Certain Investment Fund Managers may pass through certain operating expenses and costs to their Investment Funds, which may be significant and, indirectly, will be borne by Investors.

●	The Fund and Investment Funds are subject to risks associated with legal and regulatory changes applicable to hedge funds.

●	The Fund may invest a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

●	The Fund's investments in Investment Funds, and many of the investments held by the Investment Funds, are priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. Neither the Adviser nor the Board will be able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end).

●	The Fund may not be able to vote on matters that require the approval of Investment Fund investors, including matters that could adversely affect the Fund's investment in an Investment Fund.

●	Investment Funds located outside of the U.S. may be subject to withholding taxes, which may reduce the return of the Fund and its Investors.

●	The Fund is registered as an investment company under the 1940 Act, which may limit its investment flexibility compared to a fund that is not so registered.

●	Investment Fund Managers may invest the Investment Funds' assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund's assets may be invested in Investment Funds denominated in non-U.S. currencies, thereby exposing the Fund to special risks caused by foreign political, social and economic factors, including exposure to currency fluctuations, less liquidity, less developed and less efficient trading markets, political instability and less developed legal and auditing standards. A decline in the value of the currencies in which the Fund investments are denominated against the U.S. dollar will result in a decrease in the Fund's net asset value. The Adviser does not intend to hedge the value of investments made by the Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

●	An Investment Fund Manager may focus on a particular country or geographic region, including emerging markets, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. Emerging markets may be more volatile than the markets of more mature economies. Many emerging countries providing investment opportunities for the Investment Funds have experienced substantial, and in some periods extremely high, rates of inflation for many years, and resulting sharp, sustained declines in the value of their currencies and securities markets. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain of these countries. Many issuers in these countries and the countries themselves have defaulted on their obligations.

●	An Investment Fund's assets may be invested in a limited number of securities that may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities.

●	Certain Investment Funds may invest in low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing.
●	The Investment Funds may be newly organized with no, or only limited, operating histories upon which to evaluate their performance.

●	Fund Investors have no right to receive information about the Investment Funds or Investment Fund Managers, and have no recourse against Investment Funds or their Investment Fund Managers.

●	The Adviser is dependent on information, including performance information, provided by the Investment Funds, which if inaccurate could adversely affect the Adviser's ability to manage the Fund's investment portfolio in accordance with its investment objective and to value accurately the Fund's Units. In most cases, the Adviser has little or no means of independently verifying this information.

●	While the Adviser will monitor the performance of Investment Funds, as well as other pertinent developments regarding the Investment Funds, the availability of certain information may be limited due to the lack of transparency associated with certain Investment Fund Managers, Investment Funds or strategies.

●	Investment Fund Managers make investment decisions independent of the Adviser and each other, which may be conflicting. At any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund and, consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

●	Investment Fund Managers may use proprietary investment strategies that are not fully disclosed to the Adviser, and that may involve risks under some market conditions that are not anticipated by the Adviser.

●	Investment Funds generally will not be registered as investment companies under the 1940 Act. Therefore, despite the fact that the Fund itself is registered under the 1940 Act, as an investor in Investment Funds, the Fund will not be able to avail itself of the protections afforded by the 1940 Act to investors in registered investment companies, such as the limitations applicable to the use of leverage and the requirements concerning custody of assets, composition of boards of directors and approvals of investment advisory arrangements.

●	Investors typically bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, incentive fees or allocations and other expenses at the Investment Fund level. Certain Sub-Placement Agents, including Morgan Stanley, may charge a one-time placement fee or sales load.

●	Investment Fund Managers may receive an incentive fee or allocation from an Investment Fund, and thus indirectly from Investors, for positive performance of the Investment Fund, even if the Fund's overall returns are negative.

No assurance can be given that the Fund's investment program will be successful. Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective Investor should invest in the Fund only if it can sustain a complete loss of its investment. An investment in the Fund should be viewed only as part of an overall investment program.

See "Types of Investments and Related Risk Factors."

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear, directly or indirectly, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the fiscal year ending April 30, 2024.

Investor Transaction Expenses	Class A	Class I	Class F1	Class F2
Maximum Sales Load(1) (as a percentage of purchase amount)	None	None	None	None
Maximum Early Redemption Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Units)
Management Fee(3)	0.55%	0.55%	0.55%	0.55%
Distribution and Servicing (12b-1) Fee(4)	0.75%	None	0.70%	None
Other Expenses(5)	0.27%	0.27%	0.27%	0.27%
Acquired Fund Fees and Expenses(6)	6.88%	6.88%	6.88%	6.88%

Total Annual Expenses	8.45%	7.70%	8.40%	7.70%

(1)	Generally, the stated minimum initial investment in the Fund is $50,000 ($10,000 with respect to additional purchases of Units by an existing Investor), which minimum may be reduced in the sole discretion of the Adviser (but not below $25,000). The Fund does not charge a placement fee or sales load to Investors. Certain Sub-Placement Agents may charge Class A and Class F1 Investors a one-time placement fee or sales load of up to a maximum of 3.00% of the amount they invest in the Fund. Any such fee or sales load will not constitute part of an Investor's investment in the Fund and will be paid directly by the Investor to the Placement Agent or the Sub-Placement Agent. Purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may purchase Class I or Class F2 Units. No sales load will be charged by Sub-Placement Agents on purchases of Class I Units or Class F2 Units. Investors should consult their financial advisors.

(2)	A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an Investor's Units at any time prior to the day immediately preceding the one-year anniversary of an Investor's purchase of the Units (on a "first in-first out" basis). An early repurchase fee payable by an Investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor. The early repurchase fee will be retained by the Fund for the benefit of the remaining Investors. See "Repurchases of Units and Transfers."

(3)	The Fund pays the Management Fee monthly to the Adviser at the annual rate of 0.55% of the Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees (including distribution and servicing fees) and expenses of the Fund.

(4)	The Fund pays the Distribution and Servicing Fee monthly to the Placement Agent out of the net assets of the Class A and Class F1 Units at the annual rate of 0.75% and 0.70% of the net assets of the Fund attributable to Class A Units and Class F1 Units, respectively. The Placement Agent may pay all or a portion of the Distribution and Servicing Fee to the selling agents that sell Units of the Fund. Payment of the Distribution and Servicing Fee is governed by the Fund's Rule 12b-1 Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units and Class F1 Units in compliance with Rule 12b-1 under the 1940 Act. Class I Units and Class F2 Units are not subject to a Distribution and Servicing Fee. See "Fees and Expenses."

(5)	"Other Expenses" reflect estimates of all other operating expenses payable by the Fund for the fiscal year ending April 30, 2024, and are stated as percentages of average net assets of the Fund for the period from May 1, 2022 to April 30, 2023 of approximately $1,062 million (approximately $631 million for Class A; approximately $299 million for Class I; approximately $104 million for Class F1; and approximately $28 million for Class F2). "Other Expenses" do not include any fees or expenses charged by Investment Funds (which are reflected separately under "Acquired Fund Fees and Expenses").

(6)	The amount shown as "Acquired Fund Fees and Expenses" reflects estimated operating expenses of the Investment Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds) in which the Fund invests. The Investment Funds in which the Fund invests charge management fees of 0% to 3% of their net assets. In addition, some or all of the Investment Funds in which the Fund invests typically charge incentive fees or allocations based on the Investment Funds' performance, which generally are expected to approximate 20% of net profits. Certain Investment Fund Managers also may pass through certain operating expenses and costs to their Investment Funds, which may be significant. The "Acquired Fund Fees and Expenses" disclosed above are based on historic earnings of the Investment Funds in which the Fund invests, which may change substantially over time and, therefore, significantly affect "Acquired Fund Fees and Expenses." The Adviser estimates that approximately 6.60% (as a percentage of the net assets attributable to Class F1, Class F2, Class A and Class I Units) of the 6.88% shown as "Acquired Fund Fees and Expenses" reflects operating expenses of the Investment Funds (i.e., management fees, administration fees and professional, dividend and interest and other direct, fixed fees and expenses of the Investment Funds). The Adviser estimates that the balance of approximately 0.28% is attributable to performance-based fees and allocations, as well as other investment-related expenses, of the Investment Funds (for example, interest expense, dividends paid on investments sold short, bank charges and commissions, stock loan fees, etc.).

The purpose of the table above and the examples below is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an Investor in the Fund. For a more complete description of the various costs and expenses of the Fund, see "Fees and Expenses."

Class A Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses, including a 3.00% sales load, on a $1,000 investment, assuming a 5% annual return:	$85	$264	$455	$993

Class F1 Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses, including a 3.00% sales load, on a $1,000 investment, assuming a 5% annual return:	$85	$263	$453	$989

Class I and Class F2 Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$77	$242	$420	$934

The examples are based on the fees and expenses set forth in the table above, and should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown (and "Acquired Fund Fees and Expenses" also may be greater or less than that shown). Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the Investment Funds' actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Investment Funds' incentive fees.

THE FUND

The Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Fund was organized as a Delaware limited liability company on June 4, 2018. The Fund commenced operations on November 1, 2018.  The Fund's principal office is located at 125 West 55th Street, New York, New York 10019, and its telephone number is (212) 317-9200.

Investment advisory services are provided to the Fund by the Adviser pursuant to an investment advisory agreement entered into between the Fund and the Adviser (the "Investment Advisory Agreement"). The individuals who serve on the Board are responsible for monitoring and overseeing the investment program of the Fund. See "Management of the Fund."

STRUCTURE

The Fund is a specialized investment vehicle that incorporates both features of a private investment fund that is not registered under the 1940 Act and features of a closed-end investment company that is registered under the 1940 Act. Private investment funds (such as hedge funds) are collective asset pools that typically offer their securities privately, without registering such securities under the 1933 Act. Securities offered by private investment funds typically are sold in large minimum denominations (generally between $1 million and $10 million) to a limited number of high net worth and institutional Investors. The managers of such funds generally are compensated through asset-based fees and incentive-based fees or allocations. Registered closed-end investment companies typically are managed more conservatively than most private investment funds because of the requirements and restrictions imposed on them by the 1940 Act. Compared to private investment funds, registered closed-end companies may have more modest minimum investment requirements, and generally offer their units to a broader range of investors. Advisers to such investment companies, such as the Adviser, typically are compensated through asset-based fees.

Investors purchase Units in the Fund. Units may be purchased as of the first business day of each month based upon the Fund's then current net asset value.

Similar to private investment funds, Units of the Fund are sold in relatively large minimum denominations to high net worth and institutional Investors. In contrast to many private investment funds, however, the Fund is permitted to offer Units to an unlimited number of Eligible Investors. The Fund was designed to permit sophisticated Investors to participate in an investment program that invests in hedge fund strategies without requiring, among other things, Investors to commit the more substantial minimum investments required by many private investment funds, and without subjecting the Fund to the same restrictions on the number of Eligible Investors as are imposed on many of those private investment funds.

INVESTMENT PROGRAM

The Fund's investment objective is to seek attractive, long-term, risk-adjusted returns. The Fund seeks to achieve its investment objective principally by allocating the Fund's assets among a concentrated, select group of Investment Fund Managers and the Investment Funds they operate that are represented on the Morgan Stanley Platform. The Fund generally will invest in institutional offerings (i.e., the Fund will invest directly in the Investment Funds). If the Fund is unable to invest in an institutional offering, the Fund may invest in feeder funds or other investment vehicles represented on the Morgan Stanley Platform that provide indirect access to Investment Funds. Although investments in such funds will not result in the Fund bearing any incremental management fees, it may result in higher pass-through expenses than if the Fund were able invest directly in an institutional offering. Certain of the Investment Funds may be advised by Morgan Stanley or an affiliate thereof, and Morgan Stanley acts as placement agent for the Investment Funds.

The Adviser believes that the Fund's investment program offers a differentiated approach to hedge fund opportunities for high net worth and institutional Investors. By investing in the Fund, Investors will have access primarily to Investment Funds represented on the Morgan Stanley Platform that might otherwise not be available to such Investors due to investor qualification restrictions, limited, restricted or no availability, resource and operational requirements, high investment minimums and other access restrictions, as well as the significant capital required to create a reasonably diversified investment portfolio of Investment Funds. Through the Fund, Investors will have access primarily to equity-oriented Investment Fund Managers that generally are not available to the investing public, may be closed or limited to new investment or otherwise may restrict the number and type of persons whose money they manage. Investing in the Fund also permits Investors to invest in Investment Funds without being subject to the high minimum investment requirements—generally between $1 million and $10 million—and other access restrictions imposed on investors in such Investment Funds. The Fund also should benefit from its exposure to a number of different investment styles. Investing through various Investment Fund Managers that employ different strategies may reduce the volatility inherent in a direct investment by the Fund with a single Investment Fund Manager. Additionally, the Fund has been structured with the intent of seeking to alleviate or reduce certain of the burdens typically associated with investing in hedge funds (and other private investment funds), such as difficulty in accessing and diligencing investments, accessing funds that are otherwise limited, restricted or closed to new investments, allocation and manager selection, diversification of investments, meeting minimum investor qualifications and large minimum investment amounts. In addition, Investors will avoid receiving tax reporting on potentially late IRS Schedule K-1s and, for tax-exempt Investors, realization of UBTI.

Investment Philosophy

Registered investment companies, such as mutual funds and the Fund, generally are subject to significant regulatory restrictions with respect to selling securities short and using leverage and derivatives. The Investment Funds generally are not subject to the same investment restrictions as the Fund, and generally are subject to few investment limitations, including investment limitations under the 1940 Act or the Code. The Fund and, indirectly, Investors are not entitled to the protections of the 1940 Act with respect to the Investment Funds. The Fund, however, is regulated under the 1940 Act, and Investors are entitled to the protections of the 1940 Act.

The Adviser believes that the Fund's investment program will provide Investors with opportunities to participate in alternative investment strategies that may earn attractive, long-term, risk-adjusted returns. In addition, by investing in Investment Funds represented on the Morgan Stanley Platform, the Fund seeks to benefit from the investment expertise, quality of risk management systems, operational programs, personnel, accounting practices and compliance programs that may be associated with an experienced hedge fund vetting process undertaken by a private wealth management firm with a strong reputation and significant resources. The Adviser believes that the Fund will benefit from the Adviser's ability to focus more closely on the investment opportunities and strengths offered, and the risks presented, by each hedge fund represented on the Morgan Stanley Platform.

Investment Strategies

The principal elements of the Adviser's investment strategy include: (i) seeking attractive investment opportunities primarily from among the equity-oriented Investment Funds represented on the Morgan Stanley Platform; (ii) allocating the Fund's assets primarily to Investment Funds across various equity-oriented strategies; and (iii) seeking to manage risk through ongoing monitoring of the Fund's portfolio.

●	Access. The Fund seeks to provide Investors with access primarily to Investment Funds represented on the Morgan Stanley Platform that generally are closed, restricted or otherwise unavailable to the investing public.

●	Asset Allocation. The Adviser seeks to diversify the Fund's underlying investments primarily through exposure to different equity-oriented Investment Funds and investment strategies. The Adviser seeks to identify attractive Investment Fund Managers whose funds are available to high net worth Morgan Stanley clients, and conducts due diligence regarding the Investment Fund Manager, its track record and the investment opportunity.

●	Risk Management. The nature of hedge fund investments requires a commitment to ongoing risk management. In addition to the risk management and due diligence processes of the Adviser, the Fund may benefit by investing in Investment Funds represented on the Morgan Stanley Platform given its investment expertise, quality of risk management systems and experienced hedge fund vetting process. The Adviser monitors the performance of Investment Funds, and periodically may reallocate the Fund's investments among Investment Funds. The availability of certain information may be limited due to the lack of transparency associated with certain Investment Fund Managers, Investment Funds or strategies.

In pursuing its investment objective, the Fund may allocate its assets across Investment Funds representing primarily a variety of equity-oriented investment strategies, many of which seek to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns with lower correlation to the broad equity and fixed-income markets). Although it is anticipated that the investment strategies described below represent the primary strategies of the Investment Fund Managers, the Fund may not invest in all or certain of the following strategies, and the Investment Funds may pursue a wide range of other investment strategies, including activities not described herein, to the extent that the Investment Fund Manager deems appropriate. Investment Fund Managers also may blend elements of one or more of these strategies to implement their investment approach. Additionally, the Fund's allocation to these strategies is neither fixed nor equally weighted. There is no limitation on the amount of leverage that may be employed by Investment Fund Managers.

The Adviser, on behalf of the Fund, generally expects that it will seek to redeem in full from an Investment Fund that is removed from the Morgan Stanley Platform; however, the Fund will be subject to the terms of the Investment Fund governing withdrawals and redemptions, and there can be no assurance that the Fund will be able to redeem in a timely manner.

The following descriptions are summaries only and do not purport to be complete. Investments made according to the strategies identified below present significant risks. See "Risk Factors."

Equity Hedged. Equity hedge, also known as equity long/short, strategies involve taking simultaneous long and short positions in certain equity securities in an attempt to profit from directional movements in the securities. Investment Fund Managers typically use fundamental analysis to invest in publicly-traded equities and seek to generate alpha through superior security selection. Through fundamental analysis, Investment Fund Managers evaluate factors that may affect a security's value, such as macroeconomic trends, industry-specific metrics and other qualitative and quantitative factors. This strategy need not create a portfolio that emphasizes purchases of either long or short securities—rather, Investment Fund Managers manage market exposure by shifting the allocation between long and short investments over time depending on stock selection opportunities and the Investment Fund Manager's analysis of and outlook for the equity markets. In practice, Investment Fund Managers that employ equity hedge strategies frequently emphasize long positions. From time to time, Investment Fund Managers also may use derivative instruments to counter-balance perceived market risks to an equity portfolio. Investment Fund Managers that invest pursuant to equity hedge strategies often focus on a particular geographic region, industry sector, market capitalization or investment style to achieve their goal of generating long-term capital appreciation through individual stock selection. Investment Fund Managers may invest in the securities of companies without regard to market capitalization.

Relative Value. Relative value strategies include a range of different investment strategies that involve the simultaneous purchase and sale of related securities or instruments to exploit pricing differentials and other opportunities in various asset classes, geographies and time horizons. Generally, relative value Investment Fund Managers buy a position in one instrument and sell an equivalent amount of another instrument with the expectation that the prices of the two instruments not only are historically related, but also that they have deviated from their historical trading patterns. Profits may be generated if this unusual price deviation diminishes, and the prices of the two related instruments return to their historical trading patterns. The Investment Funds may utilize, among others, the following relative value strategies:

Equity Market Neutral/Statistical Arbitrage. Equity market neutral strategies seek to generate profits through the successful selection of equity securities while neutralizing the effects of market-wide or, in some cases, industry- or sector-wide price movements by simultaneously taking long and short positions in "matched" equities in approximately equal volumes. Statistical arbitrage is a relative value, "systematic" (i.e., largely automated) trading strategy that seeks to exploit short-term and long-term relationships among stock prices and volatility.

Fixed-Income Arbitrage. Investment Fund Managers employing this strategy seek to profit from price anomalies and inefficiencies between related fixed-income securities, while neutralizing exposure to interest rate and currency risk. Investment Fund Managers may focus on complex securities to attempt to benefit from anticipated changes in the relative difference in their yields and other characteristics. Losses, however, may be incurred from spread positioning due to price differentials. Investment Fund Managers following a fixed-income arbitrage strategy typically utilize significant amounts of leverage, take both long and short positions and employ certain derivative strategies. Fixed-income arbitrage can include, among others, trading in U.S. and non-U.S. government securities and capital markets, corporate securities, investment company securities, mortgage-backed securities, asset-backed securities, futures and options, interest rate caps, interest rate swaps and various other financial instruments and investments.

Convertible Arbitrage. Convertible arbitrage strategies involve investing in the convertible securities of companies that Investment Fund Managers perceive to be mispriced from a fundamental or volatility perspective. The strategy involves the simultaneous purchase (or short sale) of a convertible security coupled with the short sale (or purchase) of the underlying security for which the convertible security can be exchanged, to isolate the aspect of the security that the Investment Fund Manager believes is mispriced, exploit the price differential and seek to eliminate the effect of directional moves in the price of the underlying security. Convertible bonds, convertible preferred stock and mandatory convertibles are a few of the equity-like instruments traded in this strategy. Convertible bonds are vulnerable to market risk, and the issuers of the bonds selected for investment are vulnerable to bankruptcy and credit risk. Investment Fund Managers may seek to hedge certain risks or, alternatively, take on additional credit risk and interest rate risk.

Relative Value Credit. Investment Fund Managers employing this strategy seek to generate profits through the successful selection of credit securities within an issuer's capital structure with relative pricing discrepancies, or between related instruments referencing an issuer or issuers where historical relationships are mispriced and there is a catalyst for those to converge or diverge. This strategy also includes Investment Fund Managers that trade credit on a fundamental basis using alpha-generating long and short positions, while seeking to reduce the effects of market-wide or, in some cases, industry- or sector-wide price movements.

Mortgage- and Asset-Backed Securities. Investment Fund Managers may extract relative value by investing in mortgage-backed securities, typically non-agency residential and commercial mortgage-backed securities, and in a pool of other asset-backed securities, such as auto loans, home equity loans, credit card receivables, student loans, manufactured housing, aircraft leases and a variety of other cash-flow producing assets. The investment characteristics of mortgage-backed securities and asset-backed securities differ from traditional debt securities. Interest and principal payments are made more frequently, usually monthly, than is the case with traditional debt securities, and principal generally may be prepaid at any time because the underlying mortgage loans or other assets themselves generally may be prepaid at any time.

Event-Driven. Event-driven strategies involve investments in companies engaged in business combinations, corporate reorganizations or structural transformations. Investment Fund Managers that employ these strategies seek to capture the spread between current market prices and the value of financial instruments upon the successful completion of company- or transaction-specific events that alter a company's financial structure or operating strategy, such as mergers, acquisitions, takeovers, spin-offs, leveraged buyouts, exchange or tender offers, restructurings, reorganizations, recapitalizations, share buybacks, bankruptcies and liquidations. Events that have a perceived high probability of not being consummated tend to trade with a much wider spread than straightforward synergistic events. Legal, tax and regulatory issues also can add to the risk that a transaction will not be consummated. Investment Fund Managers generally attempt to control risk by limiting position size, diversifying their positions and conducting thorough due diligence, and hedging techniques frequently are employed to protect the portfolio from deals that fail to materialize.

Activist Strategies. Investment Fund Managers also may take an "activist" approach to such strategies, either hostile or friendly in nature, and seek to create a catalyst for or influence the outcome of an event. Activist strategies seek to accumulate concentrated positions in order to exert influence on underlying company management with the objective of increasing shareholder value. Activist strategies are broadly defined as either operational or financial, depending on the intention and expertise of the Investment Fund Manager. The Investment Fund Manager may work with the management team of the target company to design an alternate strategic plan and assist them in its execution and may secure appointment of persons to the target company's management team or board of directors. If necessary, the Investment Fund Manager may initiate shareholder actions (including those that may be opposed by the target company's management) seeking to maximize value, including corporate restructurings, share repurchases, management changes, asset sales and/or divestitures.

Merger Arbitrage/Special Situations. Investment Fund Managers that employ these strategies seek to capitalize on perceived pricing discrepancies in the securities of companies that are involved in certain corporate or market events or transactions, such as mergers, takeovers, spin-offs, leveraged buyouts, exchange or tender offers, restructurings, reorganizations and liquidations. While Investment Fund Managers may employ a variety of merger arbitrage/special situation strategies depending upon the nature of the transaction, the most common strategy involves purchasing shares of an acquisition target at a discount to its expected value upon completion of the transaction. Investment Fund Managers may employ a variety of investment techniques to maximize profits and/or hedge against potential losses and issuer-related risk, including short selling, options trading, trading in securities convertible into or exchangeable for securities involved in the reorganization and investing in financial futures or other futures markets.

Distressed Securities. This strategy primarily involves investing in the securities of companies that are experiencing financial distress, including companies subject to or threatened with bankruptcy, workouts, financial restructuring or reorganization, balance sheet re-capitalization or insolvency proceedings, or are trading at stressed or distressed prices in anticipation of such an event. Investment Fund Managers that employ these strategies may invest in a variety of asset classes, such as bonds, preferred and common stock, public and private debt securities, bank loans, trade claims, private placements and warrants. Additionally, Investment Fund Managers may invest in distressed or stressed tranches of securities backed by credit sensitive collateral, such as credit cards receivables, manufactured housing or auto loans. This strategy also may include investing in high-yield securities, including "junk bonds." Opportunities in this strategy are closely linked to the level of defaults and credit spreads and, therefore, the business cycle in general. Profits are expected from the market's lack of understanding of the intrinsic value of the discounted securities and because many institutional investors cannot own below-investment grade securities, such as "junk bonds."

Event-Driven Equity. Event-Driven Equity strategies focus on catalyst-driven investment opportunities that may arise from a variety of company-specific or industry-related events, legislative or regulatory changes, industry consolidations or other events. Investment Fund Managers that employ these strategies generally target companies undergoing a significant corporate transition or reorganization, and focus on the equity portion of the company's capital structure.

Event-Driven Corporate Credit. Investment Fund Managers that employ Event-Driven Corporate Credit strategies generally invest in securities that experience a change in valuation due to corporate transactions, major shifts in corporate strategy and other atypical corporate events. Event-Driven Corporate Credit strategies involve investing in an array of credit-oriented instruments including, but not limited to, investment-grade corporate bonds, high-yield debt, bank debt and credit default swaps. Investment Fund Managers that trade credit can be long or short depending on their fundamental analysis. All credit instruments are susceptible to default, interest rate and liquidity risks.

Trading. Trading strategies generally are more top-down in nature and are often driven by views derived from monetary policy, fiscal dynamics and macroeconomic research. These strategies typically utilize financial instruments, such as foreign exchange, equities, interest rates, sovereign debt, currencies and commodities to express an Investment Fund Manager's view. Successfully implementing these strategies generally requires well-developed risk management procedures, as Investment Fund Managers often employ significant leverage and derivative strategies. In executing different approaches and attempting to identify opportunities that may exist within the markets, Investment Fund Managers may use either fundamental or quantitative models or a combination of both. Investment Fund Managers may trade in diversified markets or focus on one market sector.

Global Macro. This strategy has a broad mandate and involves trading in all asset classes around the world, including, but not limited to, fixed-income, equity, foreign exchange, commodities and emerging markets. Investment Fund Managers generally focus on underlying macro-economic fundamentals (e.g., monetary policy shifts, fiscal policy shifts, political shifts, gross domestic product growth, deficit trends, inflation, trade imbalances, interest rate trends, commodity price trends, global investor sentiment and inter-country government relations) in developing their investment theses, although technical data or money flows also may be considered. Investment Fund Managers generally establish opportunistic long or short market positions in an attempt to profit from anticipated market moves.

Discretionary Trading. This strategy involves constructing long and short market positions around fundamental macro-economic or technical views. Investment Fund Managers that employ this strategy seek to benefit by capturing market moves throughout a broad universe of investment opportunities, including financial markets, such as global equity, currency, and fixed-income markets, as well as non-financial markets, such as energy, agricultural and metals. While similar to a global macro strategy, the primary distinction is that discretionary strategies tend to be more focused on one or two subsets of global capital markets.

Systematic Trading. Investment Fund Managers that employ this strategy generally trade listed financial and commodity futures and interbank currency markets around the world. Systematic Investment Fund Managers tend to utilize sophisticated, computer-driven, mathematical models and trading systems to analyze price and market data to identify trading opportunities and trends across a broad range of financial and commodity markets. These trading models and systems may be focused on technical or fundamental factors, or a combination of factors.

Emerging Markets Trading. This strategy involves investing in securities and instruments located in emerging industrialized or less developed global financial markets. Investment Fund Managers must possess a strong understanding of the macro-economic environment to be successful over the long-term. Financial instruments in emerging markets tend to be correlated to each other, as the liquidity and market capitalization of these markets is very limited. Short-term capital flows can be volatile and can cause emerging markets to move up together and, when flows reverse, to fall in unison. While Investment Fund Managers may seek to control downside risk in adverse market environments by short selling, certain emerging market governments manipulate markets to squeeze out short sellers, and periodically impose structural impediments to short selling. As a consequence, most emerging market managers tend to have a long bias to equities.

Credit. Credit-based trading strategies typically focus on constructing long and short positions in credit-sensitive securities, and generally seek to take advantage of trading opportunities due to perceived inefficiencies in the pricing of financial instruments or markets. These types of investments generally are based on a "bottom-up" approach that uses fundamental analysis and its outlook on certain catalysts, including, without limitation, earnings, liquidity, debt maturities and ratings changes. Investment Fund Managers also may rely on technical analysis focused on index rebalancing, ratings changes and excess supply to select investments. To hedge against potential imbalances in the supply and demand of debt securities or credit instruments, possible market disruptions and other macro events affecting the global market (e.g., recession), and issuer-specific risk, Investment Fund Managers may seek protection through short exposure in major credit indices and equity indices. The Investment Funds may invest in credit instruments without regard to credit quality, and, thus, may invest in "junk bonds".

Diversified Structured Credit. This strategy consists of investing in a diversified mix of structured credit instruments (e.g., collateralized loan obligations, collateralized debt obligations, commercial and residential mortgage-backed securities and other asset-backed securities). Investment Fund Managers generally attempt to minimize the volatility of returns and preserve investment capital by taking both long and short positions in various structured credit instruments; various whole loans and corporate debt; different tiers in an issuer's capital structure (rated or unrated); and derivative instruments, including credit default swaps, options, futures, corporate derivatives and other hedging instruments. Investment Fund Managers generally utilize a fundamental, bottom-up, research-driven analytic process to extract absolute returns from credit sensitive investments, and seek to hedge interest rates and focus on extracting value from mispriced credit risk.

Credit-Sensitive Mortgage-Backed Securities. Investment Fund Managers that employ credit-sensitive mortgage-backed securities strategies target investments in securities collateralized by commercial and residential mortgages. Investment Fund Managers seek to generate superior risk-adjusted returns by selectively sourcing assets that are expected to benefit from current trends and have certain risk-mitigation qualities. Portfolios of credit-sensitive mortgage-backed securities generally are actively traded and dynamically hedged, and seek to capture option-adjusted spreads while staying relatively duration-neutral. Investment Fund Managers generally utilize a loan-level collateral analysis, meaning that the Investment Fund Manager assesses the merits of investing in a particular instrument by analyzing the underlying mortgages and the properties that collateralize them. Investment Fund Managers' approach to these strategies may be based on their forecast of multiple home price and default and prepayment behavior paths.

No guarantee or representation is made that the investment program of the Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund will achieve its investment objective. The Adviser may invest the Fund's assets in Investment Funds that engage in investment strategies other than those described in this Confidential Memorandum, and may withdraw or redeem from an Investment Fund (subject to withdrawal or redemption limitations imposed by the Investment Fund) or sell the Fund's portfolio holdings at any time.

Investment Selection

In the final step of the investment process, the Adviser seeks to invest the Fund's capital in what it believes to be attractive investment opportunities. Investment Funds are sourced through the Morgan Stanley Platform, and then individually evaluated by the Adviser's investment professionals using its selection process. See "—Due Diligence." As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks and peer analysis, current information from the Adviser's private investments, and against each other.

Due Diligence

The Adviser and its personnel use a range of resources to identify, source, evaluate, select, monitor and diligence promising investment opportunities represented on the Morgan Stanley Platform. The Adviser's investment professionals are involved throughout the process, and draw on the significant resources and insights available through its relationship with Morgan Stanley. The Adviser's diligence process focuses on risk management, and investment and operational due diligence. The Adviser selects investment strategies and Investment Funds on the basis of availability and various qualitative and quantitative criteria, including: the Adviser's analysis of historical performance of Investment Fund Managers; performance of prior funds versus peers; and the Investment Fund Managers' reputation, experience, expertise, opportunity set, key personnel, anticipated returns, economic conditions, assets under management, risk management, liquidity, investment philosophy and other factors. The Adviser has established a committee (the "Investment Committee") which is, with certain exceptions, consulted with respect to investment decisions for the Fund. On April 1, 2024, the Investment Committee will become solely responsible for portfolio allocation and for final investment decisions.

The initial screening process for investment opportunities is typically based on a review of offering documents or an introductory meeting. During its diligence process, the Adviser reviews the Investment Funds' offering documents, due diligence materials, and other available information regarding the Investment Fund and Investment Fund Manager, and may conduct interviews with senior personnel of Investment Fund Managers. The Adviser seeks to regularly communicate with Investment Fund Managers and other personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, hedge funds, risk management and general market trends. This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback. The conclusions of due diligence reviews are documented. The Adviser's investment committee may decline a proposed investment, request additional information, or approve subject to tax and legal due diligence.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to: track operating information and other pertinent details; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies. In performing some of its due diligence activities, the Adviser relies on the Investment Fund Managers. No assurance can be given that all performance and other data sought by the Adviser will be accurate or will be provided on a timely basis or in the manner requested.

Portfolio Construction

The Adviser uses certain techniques to reduce the risk associated with the Fund's investments. These techniques may include, without limitation, diversifying the Fund's portfolio by area of investment (e.g., geographies, sectors and industries), investment strategy and Investment Fund Manager.

The Adviser seeks to allocate Fund assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser's assessment of the potential risks of various investment strategies that the Investment Funds utilize as well as expected returns of such strategies. Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions. The currency denomination of an Investment Fund may be another factor for consideration. The Adviser seeks to invest the Fund's assets in Investment Funds whose expected risk-adjusted returns are deemed attractive by the Adviser.

The Fund is a "non-diversified" management investment company under the 1940 Act. The Adviser believes, however, that the Fund should generally maintain a portfolio of Investment Funds varied by underlying investment strategies to diminish the impact on the Fund of any one Investment Fund's losses or poor returns. There is no guarantee that the Fund will be able to avoid substantial losses as a result of poor returns with regards to any Investment Funds.

Generally, the Adviser seeks to limit the Fund's investment in any one Investment Fund and any one Investment Fund Manager to no more than 20% and 40% of the Fund's net asset value, respectively (measured at the time of investment). In addition, the Fund's investment in any one Investment Fund generally is limited to no more than 25% of the Investment Fund's economic interests and less than 5% of the Investment Fund's voting securities (measured at the time of investment). Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund seeks to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment. The Fund may depart from these restrictions at any time during periods of adverse market, economic or political conditions, periods of large cash inflows or, in the event of the Fund's liquidation, the wind-up of the Fund.

There can be no assurance that the Fund's investment program will be successful, or that the Fund's portfolio design and risk management strategies will be successful. Prospective Investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under "Types of Investments and Related Risk Factors."

THE OFFERING

Description of Units

The Fund is a limited liability company organized under the laws of the state of Delaware. The Fund is authorized to issue an unlimited number of Units, which, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Each dollar of net asset value of a Unit has one vote at all meetings of Investors. Each Investor will have the right to cast a number of votes based on the net asset value of such Investor's Units at any meeting of Investors called by the Board or Investors holding at least one-third of the total number of votes eligible to be cast by all Investors. On each matter submitted to a vote of Investors, unless the Board of Directors determines otherwise, all Units of all classes shall vote as a single class, except if a separate vote of any class is required by the 1940 Act or other applicable law or attributes applicable to a particular class, or if a matter affects only the interests of a particular class. Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Except as otherwise disclosed above, all Units are equal as to dividends, assets and voting privileges and have no preemptive or other subscription rights or exchange privileges. Under certain circumstances, Units may be converted from one class of Units to another class of Units. The net asset value of the Units of the class received upon any such conversion will equal the net asset value of the converted Units on the date of the conversion without the imposition of any sales load, fee, or other charge. Investors are not liable for further calls or assessments. The Fund will send periodic reports (including financial statements) to all Investors. The Fund does not intend to hold annual meetings of Investors. Investors are entitled to receive dividends only if and to the extent declared by the Board in its sole discretion deems advisable. Units are not available in certificated form. With very limited exceptions, Units are not transferable and liquidity will be provided principally through limited repurchase offers. See "Types of Investments and Related Risk Factors—General Risks—Limitations on Transferability; Units Not Listed; No Market for Units."

In general, any action requiring a vote of Investors shall be effective if taken or authorized by the affirmative vote of a majority of the outstanding Units. Any change in the Fund's fundamental policies (meaning those denominated as such) may be authorized only by the vote of (a) 67% or more of the voting securities present at an Investors' meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of each class of Units of the Fund, Investors are entitled to share ratably in all the remaining assets of the Fund, proportionately in accordance with the net asset value of the Investor's Units of the Fund.

Purchase Procedures

Units will be offered only to Eligible Investors. This means that to purchase Units of the Fund, a prospective Investor will be required to certify that the Units are being acquired directly or indirectly for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. An "accredited investor" includes, among other Investors: (i) a natural person who has a net worth (or a joint net worth with that person's spouse) immediately prior to the time of purchase of more than $1 million, and (ii) certain legal entities with total assets exceeding $5 million. In calculating "net worth," a prospective Investor must: (i) exclude the fair market value of its primary residence; (ii) count as a liability any indebtedness secured by its primary residence in excess of its fair market value; and (iii) count as a liability any indebtedness secured by its primary residence in the 60 days prior to subscribing for Units, unless such indebtedness was incurred as a result of the acquisition of the Investor's primary residence. The criteria for qualifying as an "accredited investor" are set forth in the Investor Application. Certain Sub-Placement Agents may impose stricter Investor eligibility requirements (or, in the event applicable regulatory restrictions change, less stringent eligibility requirements). For example, certain Sub-Placement Agents may determine to sell Units to natural persons that qualify as "accredited investors" under only Rule 501(a)(5) of Regulation D (the net worth test), rather than under both Rule 501(a)(5) and Rule 501(a)(6) (the income test). Existing Investors seeking to purchase additional Units will be required to qualify as Eligible Investors at the time of the additional purchase.

Class A Units and Class F1 Units may be purchased by any Eligible Investor. Class I Units and Class F2 Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset-based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund. Class F1 and Class F2 are closed to new investors and are offered only to existing Class F1 and Class F2 Investors, as applicable.

The Fund may accept initial and additional purchases of Units as of the first business day of each calendar month. Each prospective Investor will be required to complete an Investor Application and certify that the Units being purchased are being acquired by an Eligible Investor. If available funds and the application are not received and accepted by the applicable Closing Date, the order will not be accepted at such Closing Date. The Fund will not be obligated to sell to brokers or dealers any Units, including Units that have not been placed with Eligible Investors. The Fund does not issue the Units purchased (and an investor does not become an Investor with respect to such Units) until the applicable purchase date, i.e., the first business day of the relevant calendar month. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of initial or additional purchases of Units are placed in a non-interest-bearing escrow account prior to the amounts' being invested in the Fund, in accordance with Rule 15c2-4 under the Exchange Act. The purchase amount will be released from the escrow account once the Investor's order is accepted. If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in the escrow account by the Fund's escrow agent until the next Closing Date. The Fund reserves the right to reject any purchase of Units in certain circumstances (including, without limitation, when the Fund has reason to believe that such purchase would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Certain Sub-Placement Agents, including Morgan Stanley, may charge Class A and Class F1 Investors a one-time placement fee or sales load of up to a maximum of 3.0% of the amount they invest in the Fund. The sales load will be in addition to an Investor's investment in the Fund, and not deducted therefrom. Purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may purchase Class I Units or Class F2 Units. No sales load will be charged by Sub-Placement Agents on purchases of Class I Units or Class F2 Units.

Generally, the minimum initial investment in each of the Fund's classes of Units is $50,000, which minimum may be reduced in the Adviser's sole discretion (but not below $25,000). The minimum additional investment in each class of the Fund's Units is $10,000. For employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families, the minimum required initial investment in the Fund is $25,000.

To help the government fight terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Investor. As a result, Investors will need to provide the name, address, date of birth, and other identifying information about the Investors. If an Investor's identity cannot be verified, the Investor may be restricted from conducting additional transactions and/or have their investment liquidated. In addition, any other action required by law will be taken.

REPURCHASES OF UNITS AND TRANSFERS

No Right of Redemption

No Investor or other person holding Units acquired from an Investor has the right to require the Fund to redeem any Units. No public market for Units exists, and it is not anticipated that a market will develop. As a result, Investors may not be able to liquidate their investment other than through repurchases of Units by the Fund, as described below.

Repurchases of Units

The Fund, from time to time, may provide liquidity to Investors by offering to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion. Investors tendering Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will be on the applicable Tender Offer Expiration Date. Investors that elect to tender their Units in the Fund will not know the price at which such Units will be repurchased until after that date.

In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser anticipates that, generally, the Adviser will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur at the value of Units determined as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day) (each such date is referred to as a "Tender Offer Valuation Date"). The Adviser also expects that, generally, it will recommend to the Board that each repurchase offer made during the calendar quarters (i.e., quarters ending March 31, June 30, September 30 and December 31) should apply to 5% to 25% of the net assets of the Fund. Each repurchase offer generally will commence approximately 60 days prior to the applicable Tender Offer Valuation Date and expire at least 20 business days after commencement (the "Tender Offer Expiration Date").

In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Directors will consider the following factors, among others:

● whether any Investors have requested to tender Units to the Fund;

● the liquidity of the Fund's assets (including fees and costs, if any, associated with withdrawing from or disposing of the Fund's interests in underlying Investment Funds);

● the investment plans and working capital and reserve requirements of the Fund;

● the relative economies of scale of the tenders with respect to the size of the Fund;

● the history of the Fund in repurchasing Units;

● the availability of information as to the value of the Fund's investments in underlying Investment Funds;

● the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

● any anticipated tax consequences to the Fund of any proposed repurchases of Units; and

● the recommendations of the Adviser.

The Fund will repurchase Units from Investors pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Investors. When the Board of Directors determines that the Fund will repurchase Units, notice will be provided to Investors describing the terms of the offer, containing information Investors should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Investors deciding whether to tender their Units during the period that a repurchase offer is open may obtain the Fund's most recently available net asset value per Unit by contacting the Adviser during the period.

If a repurchase offer is oversubscribed by Investors who tender Units, the Board may: (i) repurchase a pro rata portion of the Units tendered; (ii) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (iii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; or (iv) take any other action permitted by applicable law and the LLC Agreement. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Units repurchased by the Fund. In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interests of the Fund.

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Units from Investors by the Tender Offer Expiration Date.

The Fund does not impose any charges in connection with repurchases of Units unless the Unit is held for less than one year. A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units. The early repurchase fee will be retained by the Fund and will be for the benefit of the Fund's remaining Investors. An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. The Adviser currently intends to recommend that the Board waive any 2% early repurchase fees that Investors otherwise would be subject to with respect to Units tendered in the repurchase offer immediately following a Key Person Event (as defined below).

Units tendered for repurchase will be treated as having been repurchased on a "first in–first out" basis. Units will be repurchased by the Fund after the Management Fee and the Distribution and Servicing Fee have been deducted from the Fund's assets as of the end of the quarter in which the repurchase occurs (i.e., the accrued Management Fee and Distribution and Servicing Fee for the quarter in which Units are to be repurchased are deducted before effecting the repurchase).

Each tendering Investor will receive an amount in cash equal to the net asset value, as of the respective Tender Offer Valuation Date, of the Investor's tendered Units. Payment for tendered Units will be made as promptly as practicable (generally expected to be approximately 35 days) after the applicable Tender Offer Valuation Date.

If the Fund's repurchase procedures must be revised in order to comply with regulatory requirements, the Board of Directors will adopt modified procedures reasonably designed to provide Investors substantially the same liquidity for Units as would be available under the procedures described above. Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities. The Fund may be subject to lock-up periods or "gates" by certain Investment Funds. During any such period, the Fund will not be permitted to withdraw its investment from the applicable Investment Fund. In addition, some Investment Funds may, from time to time, suspend completely or restrict withdrawal rights for an indefinite period of time in response to market unrest or other adverse conditions. During such times, the Fund may not be able to liquidate, withdraw or redeem its holdings in such Investment Funds to meet repurchase requests. As a result, the Fund may not be able to guarantee liquidity to Investors through repurchase offers. Furthermore, if the Fund seeks to liquidate its investment in an Investment Fund that maintains a "side pocket," the Fund may not be able to fully liquidate its investment without delay, which delay could be substantial. Accordingly, the Fund may tender for fewer Units than Investors may wish to sell, resulting in the proration of Investor repurchases, or the Fund may need to suspend or postpone repurchase offers if it is required to withdraw from or dispose of interests in Investment Funds and is not able to do so in a timely manner or at an advantageous price.

As described above, although not expected, in certain circumstances, a tender offer may not be recommended or effectuated at historical amounts or at all.

Substantial requests for the Fund to repurchase Units could require the Fund to liquidate, or withdraw or redeem from, certain investments earlier than the Adviser would have desired in order to meet the repurchase requests. Such liquidations, redemptions or withdrawals may potentially result in losses to the Fund, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates and, accordingly, may increase the Fund's expenses as a percentage of its net assets. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Investors who do not tender their Units in a repurchase offer by increasing the Fund's expenses and reducing any net investment income.

An Investor tendering for repurchase only a portion of its Units must maintain an investment balance of at least $25,000 after the repurchase is effected. If an Investor tenders an amount that would cause the Investor's investment balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Investor so that the required minimum balance is maintained. The Fund also may repurchase all of the Investor's Units in the Fund.

The Fund may, at any time, repurchase from Investors involuntarily Units at their then net asset value in accordance with the LLC Agreement and Section 23 of the 1940 Act, and any applicable rules thereunder. In the event that the Adviser or any of its affiliates holds Units in the capacity of an Investor, the Units may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Transfers of Units

Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to Investor eligibility and suitability, including the requirement that any Investor at the time of purchase be an Eligible Investor, and must be accompanied by a properly completed Investor Application.

Each Investor and transferee is required to pay all costs and expenses, including, without limitation attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Investor eligibility requirements, the Fund reserves the right to repurchase the Units transferred.

By purchasing Units of the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Directors, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

TYPES OF INVESTMENTS AND RELATED RISK FACTORS

General Risks

Investment Risk. All investments risk the loss of capital. The value of the Fund's total net assets should be expected to fluctuate. To the extent that the Fund's portfolio (which, for this purpose, means the aggregate securities positions held by the Investment Fund Managers) is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased. An Investment Fund's use of leverage is likely to cause the Fund's average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Investor's entire investment may be lost. No assurance can be given that the Fund's investment objective will be achieved. The Fund's performance depends upon the Adviser's selection of Investment Funds, the allocation of offering proceeds thereto and the performance of the Investment Funds. The Investment Funds' investment activities involve the use of strategies and investment techniques with significant risk characteristics, including risks arising from national or international economic conditions, volatility in the global equity, currency, real estate and fixed-income markets, shifts in macro-economic fundamentals, the risks of short sales, the risks of leverage, the potential illiquidity of securities and derivative instruments, the risk of loss from counterparty defaults and the risk of borrowing to meet withdrawal requests, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, pandemics, hurricanes or floods and other factors which are beyond the control of the Fund or the Investment Funds. Although the Adviser will attempt to moderate these risks, no assurance can be given that: (i) the Investment Funds' investment programs, strategies, decisions and activities will be successful; (ii) the Investment Funds will achieve their return expectations; (iii) the Investment Funds will achieve any return of capital invested; (iv) the Fund's investment activities will be successful; or (v) Investors will not suffer losses from an investment in the Fund. All investments made by the Investment Funds risk the loss of capital. The Investment Funds' results may vary substantially over time.

Investment Approach. The Investment Funds are not registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, does not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser periodically receives information from the Investment Funds regarding their investment performance and investment strategies, the Adviser may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Adviser, and such strategies may involve risks that are not anticipated by the Adviser. Investment Fund Managers may change their investment strategies (i.e., may experience style drift) at any time. In addition, the Fund and the Adviser have no control over the Investment Funds' investment management, brokerage, custodial arrangements or operations, and must rely on the experience and competency of each Investment Fund Manager in these areas. The performance of the Fund depends on the success of the Adviser in selecting Investment Funds for investment by the Fund and the allocation and reallocation of Fund assets among those Investment Funds.

In contrast to most registered investment companies, the Investment Funds typically do not maintain their securities and other assets in the custody of a bank. It is anticipated that the Investment Funds generally will maintain custody of their assets with brokerage firms that do not separately segregate such customer assets as required in the case of registered investment companies. If such brokerage firm became bankrupt, the Fund could be more adversely affected than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. In addition, an Investment Fund Manager could convert assets committed to it by the Fund for its own use, or a custodian could convert assets committed to it by an Investment Fund Manager to the custodian's own use.

Investment decisions of the Investment Funds are made by the Investment Fund Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares in an issuer that at the same time are being sold by another Investment Fund. Transactions of this sort could result in the Fund's directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Investment Funds only at certain times due to restrictions imposed by the Investment Funds, the Fund may, from time to time, have to invest some of its assets temporarily in money market securities, money market funds, or other similar types of investments.

Investment Funds may permit or require that withdrawals or redemptions of interests be made in-kind, or in part in cash and in part in-kind. The Fund may receive securities that are illiquid or difficult to value upon its withdrawal of all or a portion of its interest in an Investment Fund. In such a case, the Adviser would seek to have the Fund dispose of these securities in a manner that is in the interest of the Fund. In addition, some Investment Funds may impose so-called "gates," limiting the proportion of assets investors, including the Fund, may withdraw on any single withdrawal date. The purpose of the provision is to prevent a run on the Investment Fund, which could impair or cripple its operations, as a large number of withdrawals from the Investment Fund would force the Investment Fund Manager to sell off a large number of positions. The Fund may otherwise not be able to withdraw from an Investment Fund except at specified times, thereby limiting the Adviser's ability to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

Market Risk. Market risks, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Fund's investments in Investment Funds and the Fund's underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Fund Managers, Investment Funds and issuers, which could adversely affect the Fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or market may adversely impact issuers in a different country, region or market. Events involving limited liquidity, defaults, non-performance or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the Fund's investments. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to COVID-19 and the aggressive measures taken in response by governments and businesses; geopolitical risks such as those arising from Russia's invasion of Ukraine, the Israel-Hamas war and other geopolitical conflicts; and economic consequences occasioned by fiscal tightening, widespread inflation and attempts to contain it, and possible recession in various countries. Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. On August 1, 2023, Fitch Ratings, Inc. (Fitch) downgraded its U.S. debt rating from the highest AAA rating to AA+, citing "a high and growing general government debt burden, and the erosion of governance relative to 'AA' and 'AAA' rated peers over the last two decades that has manifested in repeated debt limit standoffs and last-minute resolutions." The impacts, if any, of the downgrade on financial markets are unknown at this time. The downgrade has potential market impacts, including but not limited to, steep stock market declines and rising bond yields.

Limited Operating History. The Fund has a limited performance history that Investors can use to evaluate the Fund's investment performance. In addition, certain Investment Funds may be newly organized and have limited or no operating histories upon which to evaluate their performance; the information the Fund obtains about such investments may be limited. As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Investment Funds may be limited. Moreover, even to the extent an Investment Fund has a longer operating history, the past investment performance of any of the Fund's investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such Investment Funds may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the Investment Fund that is not, and cannot be, independently verified.

Concentration Risk. The Fund expects to invest principally among a concentrated, select group of Investment Fund Managers and the Investment Funds they operate that are represented on the Morgan Stanley Platform. As a result, the Fund may be less diversified, more volatile and more subject to concentration risk, than other similar funds.

Available Information. The Adviser monitors the performance of Investment Funds, as well as other pertinent developments regarding the Investment Funds. The availability of certain information, however, may be limited due to the lack of transparency associated with certain Investment Fund Managers, Investment Funds or strategies.

Unspecified Investments; Dependence on the Adviser. The Adviser has broad discretion to select the Investment Funds as opportunities arise, principally among the equity-oriented Investment Funds represented on the Morgan Stanley Platform. The Fund, and, accordingly, Investors, must rely upon the ability of the Adviser to identify and implement investments consistent with the Fund's investment objective. Investors do not receive and otherwise are not privy to due diligence or risk information prepared by or for the Adviser. The Adviser has the authority and responsibility for asset allocation, the selection of the Fund's investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund. Investors have no right or power to participate in the management or control of the Fund, the Fund's investments, or the terms of any such investments. There can be no assurance that the Adviser will be able to select or implement successful strategies or that the Fund will be able to achieve its investment objective. The Fund is organized to provide Investors with an investment program across Investment Funds representing primarily a variety of equity-oriented investment strategies, and not an indirect way for Investors to gain access to any particular Investment Fund.

Limitations on Transferability; Units Not Listed; No Market for Units. The transferability of Units is subject to certain restrictions contained in the LLC Agreement, as amended or supplemented and restated, from time to time, and is affected by restrictions imposed under applicable securities laws. Units are not listed on any securities exchange or traded on any public or other market. No market currently exists for Class F1, Class F2, Class A or Class I Units, and it is not anticipated that a market will develop. Although the Adviser and the Fund expect to recommend to the Board of Directors of the Fund that the Fund offer to repurchase 5% to 25% of the net assets of the Fund quarterly, no assurances can be given that the Fund will do so. Consequently, Class F1, Class F2, Class A and Class I Units should only be acquired by Investors able to commit their funds for an indefinite period of time.

Closed-End Fund; Liquidity Risks. The Fund is a non-diversified, closed-end management investment company designed for long-term Investors. An Investor should not invest in the Fund if the Investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their units on a daily basis at a price based on net asset value. Units in the Fund are not listed on any securities exchange or traded on any public or other market and are subject to substantial restrictions on transferability. Although the Fund may offer to repurchase Units from time to time, an Investor may not be able to redeem its Units in the Fund for a substantial period of time.

Repurchase Risks. To provide liquidity to Investors, the Fund, from time to time, may offer to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. With respect to any future repurchase offer, Investors tendering for Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will generally be approximately 60 days prior to the date that the Units to be repurchased are valued by the Fund (the "Valuation Date"). Investors that elect to tender any Units for repurchase will not know the price at which such Units will be repurchased until the Fund's net asset value as of the Valuation Date is able to be determined.

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of Units. Such repurchase fee will be retained by the Fund and will benefit the Fund's remaining investors. Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis. An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Substantial requests for the Fund to repurchase Units could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable for the purpose of raising cash to fund the repurchases. This could have a material adverse effect on the value of the Units. In addition, substantial repurchases of Units may decrease the Fund's total assets and accordingly may increase its expenses as a percentage of average net assets. If a repurchase offer is oversubscribed by Investors who tender Units, the Fund may repurchase a pro rata portion of the Units tendered.

Distributions In-Kind. The Fund generally expects to offer to repurchase a specified portion of the outstanding Units quarterly. See "Repurchases of Units and Transfers." However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive, or that the Adviser may elect to have the Fund receive, distributions in-kind from an Investment Fund of securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to act in the best interests of the Fund, which may under the circumstances include disposing of these securities, making a distribution in-kind to Investors or holding these securities. In the event that the Fund makes such a distribution of securities, Investors will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities. In the event that the Adviser determines to hold these securities, the securities will remain subject to market risk until sold. Alternatively, the Adviser may determine to sell these securities in the secondary market; however, the Adviser may not be successful in its attempts to do so or may sell at a disadvantageous price.

Leverage Utilized by the Investment Funds. The Investment Funds may use leverage in the form of loans for borrowed money (e.g., margin loans) or in the form of derivative instruments, such as options, futures, forward contracts, swaps and repurchase agreements. The use of leverage by the Investment Funds can substantially increase the market exposure (and market risk) to which the Investment Funds' individual investment portfolios may be subject. Trading on leverage will result in interest charges or costs, which may be substantial. The level of interest rates generally, and the rates at which an Investment Fund can leverage in particular, can affect the operating results of the Investment Fund.

An Investment Fund's use of short-term margin borrowings, repurchase agreements, derivatives, and other instruments may present additional risks. For example, if the value of securities pledged to brokers to secure an Investment Fund's margin accounts declines, the Investment Fund might be subject to a "margin call," pursuant to which the Investment Fund would be required either to deposit additional funds with the broker or liquidate the pledged securities to compensate for the decline in value. If a counterparty determines that the value of the collateral has decreased, the counterparty may initiate a margin call or other payment obligation and require the Investment Fund to either post additional collateral to cover such decrease or repay a portion of the outstanding borrowing. Additionally, to obtain cash to satisfy a margin call, an Investment Fund may be required to liquidate assets at a disadvantageous time, which could cause it to incur further losses. In the event of a sudden drop in the value of the Investment Fund's assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its margin debt.

In the U.S. futures markets, margin deposits are typically required. These deposits may range from 1% to 15% of the value of the futures contracts being purchased or sold. With respect to other derivative markets, margin deposits may be lower or may not be required at all. Such low margin deposits indicate that any trading in these markets typically is accompanied by a high degree of leverage. A relatively small adverse price movement in a futures or forward contract may result in immediate and substantial losses to the investor where low margin deposits exist.

There are no margin requirements in connection with Investment Fund purchases of options, because the option premium is paid for in full. The premiums for certain options traded on foreign exchanges may be paid for on margin. When an Investment Fund sells an option on a futures contract, it may be required to deposit margin in an amount that may be determined by the margin requirement established for the futures contract underlying the option and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options can be higher than those imposed when dealing in the futures markets directly. Whether any margin deposit will be required for over-the-counter options and other over-the-counter instruments, such as currency forwards, swaps and certain other derivative instruments, will depend on the credit determinations and specific agreements of the parties to the transaction, which are individually negotiated.

Borrowing. The Fund may borrow money to fund new investments pending receipt of redemption proceeds from existing Investment Funds, to satisfy repurchase requests from Investors and to otherwise provide the Fund with liquidity. The Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender may terminate or not renew any credit facility. If the Fund is unable to access additional credit, it may be forced to sell, withdraw or redeem certain investments in Investment Funds at inopportune times, which may further depress returns; however, the Fund may not be successful in its attempts to do so. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the indebtedness is incurred. This means that, at the time the Fund incurs indebtedness, the value of the Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

Legal and Regulatory Risks. Legal and regulatory changes that could occur during the life of the Fund may substantially affect private funds and such changes may adversely impact the performance of the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds has undergone substantial change in recent years and such change may continue. Greater regulatory scrutiny may increase the Fund's and the Adviser's exposure to potential liabilities. Increased regulatory oversight also can impose administrative burdens and costs on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and related regulatory developments established financial oversight standards and resulted in significant revisions to the U.S. financial regulatory framework and the operation of financial institutions. The Dodd-Frank Act includes provisions regarding, among other things, the comprehensive regulation of the over-the-counter derivatives market, the identification, monitoring and regulation of systemic risks to financial markets and the regulation of proprietary trading and investment activity of banking institutions. The continued implementation of the Dodd-Frank Act and other similar and follow-on regulations could affect, among other things, financial consumer protection, proprietary trading, registration of investment advisers and the trading and use of derivative instruments and, therefore, could adversely affect the Fund and the Investment Funds. There can be no assurance that such regulation will not have a material adverse effect on the Fund and the Investment Funds, increase transaction, operations, legal and/or regulatory compliance costs, significantly reduce the profitability of the Fund or impair the ability of the Fund and the Investment Funds to achieve their investment objectives.

As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, fiscal, tax, healthcare, immigration, foreign and government regulatory policy. Recent events have created a climate of heightened uncertainty and introduced difficult-to-quantify macroeconomic and geopolitical risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, tax rates, inflation, foreign exchange rates, trade volumes, trade wars and fiscal and monetary policy. To the extent the U.S. Congress or Biden administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty.

Substantial Fees and Expenses. An Investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that are substantially higher than those imposed by the Fund, could invest directly in the Investment Funds. An Investor in the Fund bears a portion of the Management Fee and other expenses of the Fund. In addition, by investing in the Investment Funds through the Fund, an Investor in the Fund also indirectly bears a portion of the asset-based fees, incentive fees or allocations and other expenses borne by the Fund as an investor in the Investment Funds. Each Investment Fund Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Fund, even if the Fund's overall returns are negative. In addition, certain Investment Fund Managers may pass through certain operating expenses and costs to its Investment Funds, which may be significant. The operating expenses of an Investment Fund may include, but are not limited to: organizational and offering expenses; the cost of investments (such as broker-dealer expenses, exchange and clearing fees, interest expense and other charges for transactions); the cost of leverage and other borrowing charges; margin payments and fees; administrative, legal and internal and external accounting fees; other limited third-party diligence-related expenses, such as background checks; and extraordinary or non-recurring expenses (such as litigation or indemnification expenses). It is difficult to predict the future expenses of the Fund.

Investments in Non-Voting Stock; Inability to Vote. The Fund holds its interests in the Investment Funds in non-voting form in order to avoid becoming (i) an "affiliated person" of any Investment Fund within the meaning of the 1940 Act and (ii) subject to the 1940 Act limitations and prohibitions on transactions with affiliated persons. Where only voting securities are available for purchase, the Fund generally seeks to create by contract the same result as owning a non-voting security by agreeing to relinquish the right to vote in respect of its investment. The Fund may irrevocably waive its rights (if any) to vote its interest in an Investment Fund. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. To the extent that the Fund contractually foregoes the right to vote Investment Fund securities, the Fund will not be able to vote on matters that may be adverse to the Fund's interests. As a result, the Fund's influence on an Investment Fund could be diminished, which may consequently adversely affect the Fund and its Investors. The waiver arrangement should benefit the Fund, as it will enable the Fund to acquire more interests of an Investment Fund that the Adviser believes is desirable than the Fund would be able to if it were deemed to be an "affiliate" of the Investment Fund within the meaning of the 1940 Act.

Non-Diversified Status. The Fund is a "non-diversified" management investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. As a result, the Fund's net asset value may be subject to greater volatility than that of an investment company that is subject to diversification limitations. The Fund generally will not, however, invest more than 20% of its net asset value (measured at the time of purchase) in any one Investment Fund.

Dilution from Subsequent Offering of Units. The Fund may accept additional purchases of Units as of the first business day of each calendar month. Additional purchases will dilute the indirect interests of existing Investors in the Investment Funds prior to such purchases, which could have an adverse impact on the existing Investors' interests in the Fund if subsequent Investment Funds underperform the prior investments.

Small- and Medium-Capitalization Companies. Some Investment Funds may invest a portion of their assets in the securities of companies with small- to medium-sized market capitalizations. While such securities may provide significant potential for appreciation, the securities of certain companies, particularly smaller-capitalization companies, may involve higher risks than do investments in securities of larger companies. For example, prices of small-capitalization and even medium-capitalization securities are often more volatile than prices of large-capitalization securities, as they typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects, and the risk of bankruptcy or insolvency is higher than for larger, "blue-chip" companies. In addition, an investment in some small-capitalization companies may be relatively illiquid due to thin trading in their securities.

Geographic Concentration Risks. An Investment Fund may concentrate its investments in specific geographic regions. This focus may constrain the liquidity and the number of issues available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.

Currency Risk. Investment Funds may make direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments, therefore, may be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Fund investments are denominated against the U.S. dollar will result in a decrease in the Fund's net asset value. The Adviser generally will not hedge the value of investments made by the Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Sector Focus. Certain Investment Funds may focus their investments on a particular industry or sector, including, but not limited to, technology, life sciences and healthcare and financial services, which presents certain risks that may not exist to the same degree as in other types of investments. Securities of companies in these sectors, in general, tend to be highly volatile as compared to other types of investments. In addition, the investments of such Investment Funds will be disproportionately exposed to the risks associated with any such industry or sector focus. As a result, such Investment Funds, and thus the Fund, may be subject to greater investment risk and volatility than if investments had been made in issuers in a broader range of industries or sectors.

Technology Sector. Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, such companies are strongly affected by the volatile technology market, worldwide technological developments and advancements, rapidly changing market conditions, new competing products and companies, changing consumer preferences and short product life cycles. The products manufactured and services offered by technology companies may not be economically successful, or may quickly become outdated.

Life Sciences and Healthcare Sectors. Investment Funds may invest in companies within the life sciences and healthcare sectors. Companies within these sectors may be subject to particular investment risks, and investments in such companies may pose a higher risk of loss and higher volatility than investments in other market sectors, due to certain factors, including, but not limited to: (i) dependence on obtaining governmental approvals, which may be a lengthy and costly process; (ii) shifting regulatory frameworks; (iii) the rapid pace of development, which may result in products or services becoming obsolete or having short product cycles; (iv) the need to obtain patents or other intellectual property; (v) dependence on reimbursement from third-parties; (vi) governmental efforts to reform regulations applicable to the costs of services and products; and (vii) the dependence on one product under development, despite the fact that there can be no assurance of obtaining the requisite approvals for marketing and sale to the public. If a company is unable to address these risks successfully, the company may experience significant adverse effects, which could negatively affect the performance of the applicable Investment Fund and, in turn, the Fund.

Financial Sector. Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability of such companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates. Periods of high volatility in the financial markets can negatively affect financial services companies and cause their values to decline. Uncertainty in the banking and financial systems can result in significant and widespread deterioration in market and economic conditions by disrupting access to capital and other financial services, which could adversely affect the performance of the Fund.

Valuation of the Fund's Investments in Investment Funds. The 1940 Act provides that securities for which market quotations are "readily available" must be valued at market value, and all other securities and other assets must be valued at "fair value" as determined in good faith by the Board. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as the Fund's Valuation Designee, and has assigned to the Adviser general responsibility for determining, in accordance with the Valuation Procedures, the value of the Fund's investments. In that role, the Adviser has established the Valuation Committee that oversees the valuation of the Fund's investments pursuant to the Valuation Procedures. The Valuation Committee meets on a monthly basis and reports to the Board on a quarterly basis.

The valuation of the Fund's investments in Investment Funds ordinarily is determined based upon valuations provided by the Investment Funds on a monthly basis. The Investment Funds may invest in certain securities and other financial instruments that do not have readily ascertainable market prices, and will be valued by the respective Investment Fund Managers. In this regard, an Investment Fund may face a conflict of interest in valuing the securities, as their value may affect the Investment Fund's compensation or its ability to raise additional funds. As part of its process for evaluating an Investment Fund for purchase, the Adviser reviews the Investment Fund's valuation process and related controls; however, no assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Fund, the accuracy of the valuations provided by the Investment Funds, that the Investment Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Funds' policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. The Adviser has established the Valuation Committee to oversee the valuation of the Fund's investments pursuant to the Valuation Procedures. Moreover, neither the Valuation Committee nor the Adviser generally will have sufficient information in order to be able to confirm or review the accuracy of valuations provided by an Investment Fund.

An Investment Fund's information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time, if ever. Even if the Adviser elects to cause the Fund to sell, withdraw or redeem its interests in such an Investment Fund, the Fund may be unable to sell, withdraw or redeem such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Investment Fund's valuations of such interests could remain subject to such fraud or error, and the Valuation Committee, in its sole discretion, may determine to discount the value of the interests or value them at zero.

Investors should be aware that situations involving uncertainties as to the valuations by Investment Funds could have a material adverse effect on the Fund if the Investment Fund Manager's, the Adviser's or the Fund's judgments regarding valuations should prove incorrect. Persons who are unwilling to assume such risks should not make an investment in the Fund.

Valuations Subject to Adjustment. The valuations reported by the Investment Funds based upon which the Fund determines its month-end net asset value and the net asset value of each class of Units may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Investment Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Investors who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Investors under certain circumstances as described in "Repurchases of Units and Transfers." As a result, to the extent that such subsequently adjusted valuations from the Investment Funds or revisions to the net asset value of an Investment Fund adversely affect the Fund's net asset value, the value of the outstanding Units may be adversely affected by prior repurchases to the benefit of Investors who had their Units repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Investors who previously had their Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units. New Investors may be affected in a similar way.

Reporting Requirements. Investors who beneficially own Units that constitute more than 5% or 10% of the Fund's Units are subject to certain requirements under the Exchange Act and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Investors or to notify Investors that such reports are required to be made. Investors who may be subject to such requirements should consult with their legal advisors.

Indemnification of Investment Funds, Investment Fund Managers and Others. The Fund may agree to indemnify certain of the Investment Funds and their respective managers, officers, directors, and affiliates from any liability, damage, cost or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Investment Funds. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected.

Investment Strategy-Related Risks

Certain of the principal risks of the Fund's identified investment strategies (which are employed through the Investment Funds) are set forth below. Depending on economic and market conditions, or allocations to other Investment Funds or Investment Fund Managers, other risks may be present. (For a description of the following strategies, see "Investment Program—Investment Strategies.")

Equity Hedged. Investment Fund Managers that employ these strategies typically make investments based on fundamental analysis and evaluation of certain factors that may affect a security's value, such as macroeconomic trends, industry-specific metrics and other qualitative and quantitative factors, whether country-specific or global or both. There is no assurance that the Investment Fund Managers' analysis will prove accurate, and securities may lose value as a result of a downturn in the equity markets. In addition, Investment Fund Managers may incur losses if their judgements regarding the timing of certain market events or trends prove to be incorrect and long positions underperform short positions, even if they were correct regarding the directional movements of the securities being traded.

Relative Value

Equity Market Neutral. A market-neutral strategy consists of taking long and short positions in "matched" equities in approximately equal volumes to attempt to neutralize the effects of market-wide or, in some cases, industry- or sector-wide price movements. To the extent an Investment Fund Manager is unable to maintain a balanced position, for example because of trade execution delays, forced liquidations of short or leveraged positions due to losses or failure to "match" long and short positions, the strategy will not be market-neutral. In addition, to the extent that long and short positions are not matched by industry sectors, a sector-wide but not market-wide price move may result in market, as opposed to stock picking, losses. Unusual events specific to a particular company, which cause sudden changes in the company's share valuation, also may adversely affect historical price relationships between stocks, leading to losses in the strategy.

Statistical Arbitrage. The success of the investment activities of an Investment Fund Manager that employs statistical arbitrage strategies is heavily dependent on the computer-driven, mathematical models and/or trading systems used by the Investment Fund Manager in attempting to exploit short-term and long-term relationships among stock prices and volatility. Models and systems that have been formulated on the basis of past market data may not be predictive of future price movements. Investment Fund Managers may select models and systems that are not well-suited to prevailing market conditions, or that have hidden biases or exposure to broad structural or sentiment shifts. In addition, the effectiveness of these models and systems tends to deteriorate over time as more traders seek to exploit the same market inefficiencies through the use of similar models. In the event of static market conditions, statistical arbitrage strategies are less likely to generate significant profit opportunities from price divergences between long and short positions than in more volatile environments. Unusual events specific to particular corporations and major shifts and events external to the operations of markets can cause extreme market moves that are inconsistent with the historic correlation and volatility structure of the market. Systematic trading strategies present similar risks.

Fixed-Income Arbitrage. Fixed-income arbitrage strategies generally involve spreads between two or more positions. To the extent the price relationships between such positions remain constant, no gain or loss on the position will occur. Such positions do, however, entail a substantial risk that the price differential could change unfavorably, causing a loss to the spread position. Substantial risks are involved in trading in U.S. and non-U.S. government securities, corporate securities, investment company securities, mortgage-backed and asset-backed securities, futures and options, interest rate caps, interest rate swaps and the various other financial instruments and investments that fixed-income arbitrage strategies may trade. Substantial risks also are involved in borrowing and lending against such investments. The prices of these investments can be volatile, market movements are difficult to predict and financing sources and related interest and exchange rates are subject to rapid change. Certain securities may be subordinated (and thus exposed to the first level of default risk) or otherwise subject to substantial credit risks. Government policies, especially those of the Federal Reserve Board and foreign central banks, have profound effects on interest and exchange rates that, in turn, affect prices in areas of the investment and trading activities of fixed-income arbitrage strategies. Many other unforeseeable events, including actions by various other government agencies and domestic and international political events, may cause sharp market fluctuations.

Convertible Arbitrage. The success of the investment activities of an Investment Fund Manager that employs convertible arbitrage strategies will depend on the Investment Fund Manager's ability to identify and exploit price discrepancies in the market. Identification and exploitation of market opportunities involve uncertainty. No assurance can be given that an Investment Fund Manager will be able to identify investment opportunities or to correctly exploit price discrepancies. A reduction in the pricing inefficiency of the markets in which Investment Fund Managers invest will reduce the universe of attractive markets and investment opportunities. In the event that the perceived mispricings underlying an Investment Fund Manager's positions fail to materialize as expected, the positions could incur a loss.

The price of a convertible bond, similar to other bonds, moves inversely with changes in interest rates. As a result, increases in interest rates could result in a loss on a position to the extent that the short position does not correspondingly depreciate in value. While Investment Fund Managers typically try to hedge interest rate risk via interest rate swaps and government securities, residual interest rate risk can adversely impact the portfolio. The price of convertible bonds also is sensitive to the perceived credit quality of the issuer. Convertible securities purchased by Investment Fund Managers will decline in value if there is deterioration in the perceived credit quality of the issuer or a widening of credit spreads and this decline in value may not be offset by gains on the corresponding short equity position.

Convertible bond arbitrage portfolios typically are long volatility. Volatility risk is difficult to hedge since the strike price and, often, the maturity of the implied option are unknown. A decline in actual or implied stock volatility of the issuing companies can cause premiums to contract on the convertible bonds. Convertible arbitrageurs also are exposed to liquidity risk in the form of short squeezes in the underlying equities, or due to widening bid/ask spreads in the convertible bonds. Liquidity risk often can be exacerbated by margin calls since most arbitrageurs run leveraged portfolios. Convertible arbitrage strategies also are subject to risk due to inadequate or misleading disclosure concerning the securities involved. Also, in the absence of anti-dilution provisions in a convertible security, losses could occur in the event the underlying stock is split, additional securities are issued, a stock dividend is declared or the issuer enters into another transaction which increases its outstanding securities.

Relative Value Credit. Credit securities may be subject to a risk of an issuer's default with respect to the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, credit risk may be affected by inadequacy of collateral or credit enhancement. Credit risk may change over the life of an instrument. Securities that are rated by rating agencies are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such security. Separately, relative value relationships may deviate from historical pattern and/ or manager thesis and cause a downward valuation adjustment. Additionally, debt securities may be directly or indirectly affected by changes in interest rates environment.

Event-Driven. Investment Funds may invest in companies engaged in business combinations, corporate reorganizations or structural transformations, such as mergers, acquisitions, takeovers, spin-offs, leveraged buyouts, exchange or tender offers, restructurings, reorganizations, recapitalizations, share buybacks, bankruptcies and liquidations. Investment opportunities involving these types of business enterprises and events involves a considerable amount of risk, such as the risk that the transaction will be unsuccessful, take considerable time to consummate or will result in a distribution of cash or new securities the value of which will be less than the purchase price of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not occur, the Investment Fund may be required to sell its investment at a loss. Further, in any investment made during an unstable political or economic environment, there exists the risk of default as to debt securities and a risk of bankruptcy or insolvency with respect to equity securities. There is substantial uncertainty concerning the outcome of transactions involving financially troubled companies or other special situations in which the Investment Fund may invest and, therefore, there is a potential risk of loss by the Investment Fund of its entire investment in such companies and situations. Investment Funds may invest in the securities of companies which are the subjects of proxy contests, in the hope that the resulting changes in management may improve the company's performance or lead to sale of either the company or its assets. If the incumbent management defeats such an attempt, or if the incoming management team is unable to achieve its goals, the market price of the company's securities will typically fall, which may cause the Investment Fund to sustain a loss. In addition, companies involved in acquisition attempts via proxy fights may be the subject of litigation, which typically involves significant uncertainties and may impose additional costs and expenses upon the company, the participating Investment Fund and, indirectly, the Fund.

Merger Arbitrage. Merger arbitrage strategies often incur significant losses when proposed transactions are not consummated. The consummation of transactions such as mergers, takeovers and exchange or tender offers can be prevented or delayed by a variety of factors, including, but not limited to: (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock specific events; (v) failed financings; (vi) opposition of the management or shareholders of the target company, which, as noted above, can result in litigation (for example, to enjoin the proposed transaction); (vii) intervention of government agencies; (viii) efforts by the target company to pursue a defensive strategy, including a merger with, or a friendly tender offer by, a company other than the offeror; (ix) an attempt by a third party to acquire the offeror; (x) in the case of a merger, failure to obtain the necessary shareholder approvals; (xi) market conditions resulting in material changes in securities prices; and (xii) compliance with any applicable legal requirements. Merger arbitrage/special situations positions also are subject to the risk of overall market movements. To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage/special situations position differently, the position may be exposed to loss. Merger arbitrage/special situations strategies also depend for success on the overall volume of deal activity, which historically has been cyclical in nature. During periods of depressed activity, it may be difficult for Investment Fund Managers to identify attractive opportunities or to identify a sufficient number of opportunities to provide diversification among potential transactions.

Special Situations. Special situation strategies entail making predictions about the likelihood that an event, such as a spin-off, leveraged buyout, restructuring, reorganization or liquidation, will occur and the impact the event will have on the value of a company's securities. There is no guarantee that these predictions will prove accurate. If the event fails to occur, or it does not have the foreseen or intended effect, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as an Investment Fund Manager had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which, for example, promises to enhance value, but fail to implement it successfully, resulting in losses to investors. In liquidations and other forms of corporate reorganizations, the risk exists that the reorganization will be unsuccessful, delayed or will result in a distribution that does not make the investor whole.

Distressed Securities. This strategy involves investing in equity and debt securities, or other claims, of U.S. and non-U.S. issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems or that are involved in bankruptcy or reorganization proceedings. Investments such as these should be considered speculative, as they involve substantial financial and business risks that can result in substantial or, at times, even total losses. Among the risks inherent in investments in troubled entities is that it often may be difficult to obtain accurate information as to the condition of the issuers. In addition, the ability of these entities to repay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. Further, there is no minimum credit standard that is a prerequisite to an Investment Fund's investment in any instrument and, a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be below-investment grade, or so-called "junk bonds." These investments also may be adversely affected by laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and the bankruptcy courts' power to disallow, reduce, subordinate or disenfranchise particular claims. The market prices of these securities also are subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of these securities to reflect their intrinsic value. Distressed securities often are inefficiently priced due to their lack of liquidity, the existence of forced sellers and the uncertainty created by the restructuring process.

Event Driven Equity. Investment Fund Managers employing these strategies may invest in business enterprises involved in workouts, liquidations, reorganizations, bankruptcies and similar situations. Since there is substantial uncertainty concerning the outcome of transactions involving these business enterprises, there is a high degree of risk of loss. In addition, there can be no guarantee that a catalytic event anticipated by the Investment Fund Manager will occur and have the impact that the manager predicted.

Corporate Credit Event Driven. This strategy involves investing in securities that experience a change in valuation due to corporate transactions, major shifts in corporate strategy and other atypical corporate events, such as bankruptcies, liquidations and other reorganizations. Investment Fund Managers may invest in senior or subordinated debt securities, bank loans, promissory notes and other evidences of indebtedness, as well as accounts payable to trade creditors. Many of these securities and investments ordinarily remain unpaid unless and until the company reorganizes and/or emerges from bankruptcy proceedings, and as a result may have to be held for an extended period of time. Separately, there is no guarantee that Investment Fund Managers employing these strategies will evaluate correctly the nature and magnitude of the various factors that could affect the prospects for a successful reorganization or similar action.

Trading

Global Macro. The success of global macro strategies will depend on an Investment Fund Manager's ability to identify and exploit opportunities in global economies, some of which will result in an Investment Fund Manager holding concentrated positions in a limited number of markets, which may expose those Investment Funds to a greater risk of loss than if they held positions in a broader range of markets. There is no assurance that Investment Fund Managers' analysis of macro-economic fundamentals, or the investment theses developed by Investment Fund Managers, will prove accurate. Securities may lose value as a result of downturns caused by shifts in macro-economic fundamentals, such as monetary and fiscal policy, politics, gross domestic product growth, deficit trends, inflation, trade imbalances, interest rate trends, commodity price trends, global investor sentiment and inter-country government relations. In addition, Investment Fund Managers may incur losses if they are wrong about the timing of certain market trends or anticipated market moves. Global macro trading strategies typically employ significant leverage that will magnify Investment Funds' risk exposure, including risk of loss. Discretionary trading strategies present similar risks.

Emerging Markets. An emerging markets strategy involves purchasing securities of issuers located in countries that have economic structures that generally are less diverse and mature, and political systems that are less stable, than those of developed countries. Emerging markets may be more volatile than the markets of more mature economies. Many emerging countries providing investment opportunities for the Investment Funds have experienced substantial, and in some periods extremely high, rates of inflation for many years, and resulting sharp, sustained declines in the value of their currencies and securities markets. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain of these countries. Many issuers in these countries and the countries themselves have defaulted on their obligations. Additional risks relevant to emerging markets may include: greater dependence on exports and the corresponding importance of international trade; more extensive controls on foreign investment and limitations on repatriation of invested capital; increased likelihood of governmental involvement in, and control over, the economies; decisions by the government to cease support of economic reform programs or to impose restrictions; and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.

Other Investment-Related Risks

Equity Securities. An Investment Fund's portfolio may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Fund Managers may focus on investments within specific sectors, countries and/or regions. Investment Fund Managers also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions. Investment Fund Managers may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies. Investment Fund Managers may purchase securities in all available securities trading markets, including initial public offerings and the aftermarket.

Investment Fund Managers' investments in equity securities may include securities that are listed on securities exchanges, as well as unlisted securities that are traded over-the-counter ("OTC"). Equity securities of companies traded OTC may not be traded in the volumes typically found on a national securities exchange. Consequently, an Investment Fund Manager may be required to dispose of such securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of listed companies.

Bonds and Other Fixed-Income Securities. Investment Funds may invest in bonds and other fixed-income securities, and may take short positions in these securities. Investment Funds will invest in these securities when they believe such securities offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed-income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government securities") or by a non-U.S. government; municipal securities; and mortgage-backed and asset-backed securities. Certain securities in which an Investment Fund may invest, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to significant reductions of yield and possible loss of principal. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Dislocations in the fixed-income sector and weaknesses in the broader financial market could adversely affect the Investment Funds. As a result of such dislocations, the Investment Funds may face increased borrowing costs, reduced liquidity and reductions in the value of its investments. One or more of the counterparties providing financing for an Investment Fund's portfolio could be affected by financial market weaknesses, and may be unwilling or unable to provide financing. As a result, an Investment Fund may be unable to fully finance its investments and operations. This risk would be exacerbated if a substantial portion of an Investment Fund's financing is provided by a relatively small number of counterparties. If one or more major market participants fails or withdraws from the market, it could negatively affect the marketability of all fixed-income securities and this could reduce the value of the securities in the Investment Fund's portfolio, thereby reducing the Fund's net asset value. Furthermore, if one or more counterparties are unwilling or unable to provide ongoing financing, an Investment Fund could be forced to sell its investments at a time when prices are depressed.

Defaulted Debt Securities and Other Securities of Distressed Companies. Investment Funds may invest in low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Insolvency Considerations with Respect to Issuers of Indebtedness. Various laws enacted for the protection of creditors may apply to debt instruments, including convertible debt, in which the Investment Funds invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of a debt instrument, such as a trustee in bankruptcy, were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness, and after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to permit such issuer to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for these purposes will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets were then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was "insolvent" after giving effect to the incurrence of the indebtedness in which the Investment Funds invested or that, regardless of the method of valuation, a court would not determine that the issuer was "insolvent" upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Investment Fund invests, payments made on such indebtedness could be subject to avoidance as a "preference" if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from the Investment Funds.

There can be no assurance as to whether any lending institution or other party from which an Investment Fund may acquire indebtedness engaged in any conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination (or any other conduct that would subject such indebtedness and the Investment Fund to insolvency laws) and, if it did, as to whether any creditor claims could be asserted in a U.S. court (or in the courts of any other country) against that Investment Fund.

Frequently, a debtor seeking to reorganize under U.S. federal bankruptcy law will obtain a "first day" order from the bankruptcy court limiting trading in claims against, and shares of, the debtor in order to maximize the debtor's ability to utilize net operating losses following a successful reorganization. Such an order could in some circumstances adversely affect an Investment Fund's ability to successfully implement an investment strategy with respect to a bankrupt company.

Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non- sovereign or a sovereign entity.

Real Estate Investment Trusts. Investment Funds may invest in pooled real estate investment funds (so-called "real estate investment trusts" or "REITs") and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate, including terrorist attacks, war or other acts that destroy real property. In addition, factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in real estate values, changes in operations costs and property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition and other risks related to local and regional market conditions. The value of real estate-related investments also may be affected by changes in interest rates, macroeconomic developments, social and economic trends and the creditworthiness of the issuer. REITs also are subject to the risk of fluctuations in income from underlying real estate assets, poor performance by the REIT's manager and the manager's inability to manage cash flows generated by the REIT's assets, prepayments and defaults by borrowers, self-liquidation and adverse changes in the tax laws. Some REITs have relatively small market capitalizations, which can tend to increase the volatility of the market price of their securities, and some may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which can increase the risk that the REIT could be unfavorably affected by the poor performance of a single investment or investment type. In addition, REITs also may be affected by tax and regulatory requirements impacting the REITs' ability to qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. Securities issued by private partnerships in real estate may be more illiquid than securities issued by other Investment Funds generally, because the partnerships' underlying real estate investments may tend to be less liquid than other types of investments.

Mortgage-Backed and Mortgage-Related Securities. Investment Funds may invest in a variety of mortgage-backed and other mortgage-related securities, such as adjustable-rate mortgage securities and collateralized mortgage obligations. The investment characteristics of these securities differ from those of traditional debt securities, and they are subject to additional risks, including the risk of borrowers defaulting on their mortgages. Generally, rising interest rates tend to extend the duration of fixed-rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, Investment Funds that hold mortgage-related securities may exhibit more volatility. In addition, adjustable and fixed-rate mortgage-related securities may involve special risks relating to unanticipated rates of prepayment on the mortgages underlying the securities. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of an Investment Fund because it may have to reinvest that money at the lower prevailing interest rates. The market for mortgage-backed securities may be highly volatile and lack liquidity.

Other Asset-Backed Securities. Investment Funds may invest in other asset-backed securities, including securities backed by auto loans, collateralized loan obligations, credit card receivables, student loans, manufactured housing, aircraft leases and a variety of other cash-flow producing assets (collectively, "Structured Securities"). Many Structured Securities are extremely complex. In addition, many Structured Securities are particularly sensitive to changes in interest rates and/or to prepayments, and their returns may be subject to large changes based on relatively small changes in interest rates, prepayments or both. The returns of Structured Securities may be volatile; leverage may be inherent in the structure of some Structured Securities and in some cases may be substantial. In addition, there can be no assurance that a liquid market will exist in any Structured Security when an Investment Fund seeks to sell. Such Investment Funds intend to enter into hedging transactions to protect against interest rate movement, prepayment risk and the risk of increased foreclosures as a result of a decline in values of the underlying assets or other factors. However, no assurance can be made that such transactions will fully protect such Investment Funds against such risks, and hedging transactions may involve risks different from those of the underlying securities. In the event of foreclosure of loans backing Structured Securities, there can be no guarantee that the value of the underlying assets securing such loans will be equal to the amount of the loan and foreclosure expenses.

Collateralized Loan Obligations ("CLOs"). Investment Funds may invest in CLOs. The portfolio of loans underlying CLOs, which serve as collateral therefor, may include, among others, domestic and foreign senior secured loans, senior unsecured loans, subordinate corporate loans, including debt securities that may be rated below investment grade or equivalent unrated loans ("junk"), debt tranches of other collateralized loan obligations and equity securities incidental to investments in secured loans. Investors in CLOs ultimately bear the credit risk of the underlying collateral. The cash flows generated by CLOs are split into two or more portions, called tranches, which vary in maturity, yield and credit risk characteristics, and often are categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. The equity tranche, therefore, carries the most risk, as it bears the bulk of defaults from the bonds or loans and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, however, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. Ultimately, the risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Investment Fund invests.

In addition to the general risks associated with investing in debt securities (e.g., interest rate, credit and market risk), CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from the underlying loans will not be adequate to make interest or other payments; (ii) the quality of the underlying loans may decline in value or default; (iii) the possibility that Investment Funds may invest in CLOs that are subordinate to other classes; (iv) the complex structure of the security may not be fully appreciated at the time of investment, and may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility; (v) junior debt and equity tranches are subject to a higher risk of loss than the senior debt portion as a result of the highly levered nature of CLOs; and (vi) CLOs are privately offered and sold, and investments in CLOs typically are thinly traded or have only a limited trading market.

Restricted and Illiquid Investments. Although the Adviser anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest without limitation in restricted securities and other investments that are illiquid, which may include so-called "PIPE" (private investments in public equity) securities. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the 1933 Act.

Where registration is required to sell a security, an Investment Fund Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund Manager may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Investment Fund Manager might obtain a less favorable price than the prevailing price when it decided to sell. Investment Fund Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities. An Investment Fund's portfolio may include a number of investments for which no market exists and which have substantial restrictions on transferability.

Certain Investment Funds may invest all or a portion of their assets in privately placed securities that may be illiquid. Some of these investments are held in "side pockets," which are sub-accounts within the Investment Funds in which certain assets (which generally are illiquid and/or hard to value) are held and segregated from the Investment Fund's other assets until some type of realization event occurs. Side pockets thus have restricted liquidity, potentially extending over a much longer period than the typical liquidity an investment in the Investment Funds may provide. Should the Fund seek to liquidate its investment in an Investment Fund that maintains these side pockets, the Fund might not be able to fully liquidate its investment without delay, which could be considerable. In such cases, until the Fund is permitted to fully liquidate its interest in the Investment Fund, the value of its investment in such Investment Fund could fluctuate based on adjustments to the fair value of the side pocket as determined by the Investment Fund Manager. In addition, if an Investment Fund establishes a side pocket prior to the Fund's investing in the Investment Fund, the Fund may not be exposed to the performance of the Investment Fund's assets held in the side pocket.

Cash, Cash Equivalents, Investment Grade Bonds, Money Market Instruments. The Fund and Investment Funds may invest, including for defensive purposes, some or all of their respective assets in high quality fixed-income securities, money market instruments and money market mutual funds, or hold cash or cash equivalents in such amounts as the Adviser or Investment Fund Managers deem appropriate under the circumstances. In addition, the Fund or an Investment Fund may invest in these instruments pending allocation of its respective offering proceeds. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

These investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose credit risks that result in issuer default.

Short Sales. An Investment Fund may attempt to limit its exposure to a market decline in the value of its portfolio securities through short sales of securities that its Investment Fund Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund also may use short sales for speculative purposes to pursue its investment objectives if, in the Investment Fund Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the theoretical risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover an Investment Fund's short position will be available for purchase.

Short sale transactions have been subject to increased regulatory scrutiny, including the imposition of restrictions on short selling certain securities and reporting requirements. The Investment Funds' ability to execute short sales may be materially adversely impacted by rules, interpretations, prohibitions and restrictions on short selling activity imposed by regulatory authorities, including the SEC, its foreign counterparts, other government authorities or self-regulatory organizations. These rules, interpretations, prohibitions and restrictions may be imposed with little or no advance notice, and may impact prior trading activities of the Investment Funds. Additionally, traditional lenders of securities might be less likely to lend securities under certain market conditions. As a result, the Fund may not be able to effectively pursue a short selling strategy due to a limited supply of securities available for borrowing.

Non-U.S. Investments. Investment Funds may invest a portion of their capital outside the U.S. in non-dollar-denominated securities, including in equity and fixed-income securities issued by foreign (non-U.S.) companies, including other funds, or governments of foreign countries. Investment Funds also may invest in depositary receipts, such as American Depositary Receipts (ADRs). Non-U.S. securities in which an Investment Fund invests may be listed on non-U.S. securities exchanges, traded in non-U.S. over-the-counter markets, or purchased in private placements and not be publicly traded. These investments involve special risks not usually associated with investing in securities of U.S. companies or U.S. federal, state or local governments. Because investments in foreign issuers may involve non-U.S. dollar currencies and the Investment Funds may temporarily hold funds in bank deposits in such currencies during the completion of their investment programs, the Investment Funds may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations.

The securities markets of foreign countries generally are less regulated than U.S. securities markets. Some foreign securities markets have a higher potential for price volatility and relative illiquidity compared to the U.S. securities markets. In addition, because there is less publicly available information about foreign companies, and because many non-U.S. entities are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those of U.S. companies, it may be difficult to analyze and compare such foreign company's performance.

Although certain Investment Funds may invest portions of their assets in non-U.S. equity or fixed-income instruments or in instruments denominated in non-U.S. currencies, the Investment Funds may value their securities and other assets in U.S. dollars. The Investment Funds may or may not seek to hedge all or any portion of their foreign currency exposure.

Following is a discussion of some of the more significant risks generally associated with investing in non-U.S. securities:

Non-U.S. Currencies. Certain Investment Funds may invest their capital outside the U.S. These investments involve special risks not usually associated with investing in securities of U.S. companies. Because some Investment Funds may temporarily hold funds in bank deposits in foreign currencies during the completion of its investment program, such Investment Funds may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur transaction costs in connection with conversions between various currencies. Investment Funds may, but are not required to, hedge their exposure to fluctuations in the non-U.S. currency exchange rates. The Investment Funds may seek to hedge currency risks by investing in currencies, currency futures contracts and options on currency futures contracts, forward currency exchange contracts, swaps, swaptions or any combination thereof (whether or not exchange traded), but there can be no assurance that these strategies will be effective, and such techniques entail costs and additional risks. If an Investment Fund enters into hedging transactions, it may not participate fully in any currency gains that would otherwise be attributable to any appreciation of the foreign currencies. To the extent unhedged, the value of an Investment Fund's assets will fluctuate with U.S. dollar exchange rates, as well as the price changes of the Investment Fund's investments in the various local markets and currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. An increase in the value of the U.S. dollar compared to the other currencies in which an Investment Fund makes its investments will reduce the effect of increases, and magnify the effect of decreases, in the prices of the Investment Fund's securities in their local markets. The Investment Funds could realize a net loss on an investment, even if there were a gain on the underlying investment before currency losses were taken into account.

Characteristics of Non-U.S. Securities Markets. Some Investment Funds may buy and sell securities on the principal stock exchange or over-the-counter market of foreign countries. Many foreign stock markets are not as developed or efficient as those in the U.S., and they may be more volatile. Generally, there is less government supervision and regulation of non-U.S. exchanges, brokers and listed companies than in the U.S. Furthermore, trading volumes in non-U.S. markets are usually lower than in U.S. markets, resulting in reduced liquidity and potentially rapid and erratic price fluctuations. Commissions for trades on foreign stock exchanges and custody expenses generally are higher than those in the U.S. Settlement practices for transactions in foreign markets may involve delays beyond periods customary in the United States, possibly requiring an Investment Fund to borrow funds or securities to satisfy its obligations arising out of other transactions. In addition, there could be more "failed settlements," which can result in losses to an Investment Fund.

Less Company Information and Regulation. Generally, there is less publicly available information about foreign companies than about U.S. companies. This may make it more difficult for an Investment Fund to stay informed of corporate action that may affect the price of a particular security. Further, many foreign countries lack uniform accounting, auditing and financial reporting standards, practices and requirements. These factors can make it difficult to analyze and compare the performance of non-U.S. companies.

Political and Economic Instability. Because of volatile internal political environments, less stable monetary systems and/or external political risks, among other factors, many non-U.S. economies are less stable than the U.S. economy. Some foreign governments participate in their economies through ownership or regulation in ways that can have a significant effect on the prices of securities. Some economies depend heavily on international trade and can be adversely affected by trade barriers or changes in the economic conditions of their trading partners. In addition, some countries face the risk of expropriation or confiscatory taxation, political, economic or social instability, limitation on the removal of funds or other assets or the repatriation of profits, restrictions on investment opportunities, the imposition of trading controls, withholding or other taxes on interest, capital gain or other income, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could adversely affect an Investment Fund's investments in those countries.

Withholding Taxes. Income and gains derived by an Investment Fund may be subject to withholding and other taxes, which would reduce net proceeds.

"Short Squeeze." To the extent that an Investment Fund engages in short-selling, the Investment Fund could be caught in a "short squeeze" specific to certain non-U.S. markets. Equities issued by foreign issuers generally are subject to being recalled if loaned by a lender pursuant to a stock lending program. In addition, there are certain equities that will be recalled, generally twice a year on the last trade date prior to the record date, on which date the owners of the security must own the equity of record. A "short squeeze" is a speculative trading strategy that is sometimes observed when a security has been heavily sold short. Speculators start acquiring the security, driving up its price. As the price rises, short sellers have to post additional collateral for their borrowed securities, thereby putting pressure on those who have sold the security short. Investors who have sold the security short close out their positions. By purchasing the securities, those who are closing their short positions drive the price higher, putting even more pressure on the remaining short sellers. To the extent that an Investment Fund has sold short a security that is being recalled in the period immediately preceding the last trade date prior to the record date, there is a risk that such Investment Fund could be caught in such a "short squeeze," possibly preventing the Investment Fund from unwinding its position without incurring significant losses. There is no assurance that an Investment Fund will be able to liquidate a short position at a reasonable price if caught in a short squeeze.

Foreign Exchange. Investment Funds may engage in foreign-exchange transactions in the spot and, to a limited degree, forward markets. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price that is fixed at the time the contract is entered into. In addition, an Investment Fund may maintain short positions in forward currency exchange transactions, in which the Investment Fund agrees to exchange a specified amount of a currency it does not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the value of the currency the Investment Fund agreed to purchase. A forward currency exchange contract offers less protection against defaults by the counterparty than exchange-traded currency futures contracts do. Forward currency exchange contracts also are highly leveraged. An Investment Fund also may purchase and sell put and call options on currencies and currency futures contracts and options on currency futures contracts.

Repurchase Agreements and Reverse Repurchase Agreements. Some Investment Funds may enter into repurchase agreements and reverse repurchase agreements. For the purposes of maintaining liquidity and achieving income, an Investment Fund may enter into repurchase agreements with domestic commercial banks, registered broker/dealers or other appropriate counterparties. A repurchase agreement is a contract under which an Investment Fund would acquire a security for a relatively short period subject to the obligation of the seller to repurchase and the Investment Fund to resell such security at a fixed time and price (representing the Investment Fund's cost plus interest). In the case of repurchase agreements with broker-dealers, the value of the underlying securities (or collateral) will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Investment Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Investment Fund is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. If the seller under the repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Investment Fund would be permitted to sell the securities. However, this right to sell may be restricted, or the value of the securities may decline before the securities can be liquidated. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and they therefore may involve greater risks.

An Investment Fund may enter into reverse repurchase agreements and dollar rolls. A reverse repurchase agreement involves the sale of a security by an Investment Fund and its agreement to repurchase the instrument at a specified time and price. A counterparty to a reverse repurchase agreement may be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Investment Fund but only securities that are "substantially identical." Reverse repurchase agreements and dollar rolls may be considered forms of borrowing for some purposes.

Bank Loans and Loan Participations. An Investment Fund may acquire direct interests or participations in privately held loans from banks, insurance companies, financial institutions, or other lenders, as well as claims held by trade or other creditors, and may originate these types of loans. These investments are subject to both interest rate risk and credit risk. These investments also are subject to the risk of non-payment of scheduled interest or principal. Non-payment would result in a reduction of income to an Investment Fund and a reduction in the value of the investments experiencing non-payment. There can be no assurance that the liquidation of any collateral securing a loan would satisfy a borrower's obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. To the extent that a loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all or substantially all of its value in the event of bankruptcy of a borrower. Additional bankruptcy risks include delays or limitations on realizing the benefits of the collateral or subordination or invalidation of the loans. In addition, because these investments are not registered and no public market for them exists, they typically are less liquid than publicly traded securities.

Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might incur a loss if the institution with which the Investment Fund transacted breaches its agreement with the Investment Fund.

Purchasing Initial Public Offerings. Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks are associated with these securities, including lack of a trading history, lack of knowledge about the issuer and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies, and this volatility can affect the value of the Fund's investment in Investment Funds that invest in these shares. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings may be involved in relatively new industries or businesses, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or close to achieving revenues or operating income. In addition, an investment in an initial public offering may have a disproportionate impact on the performance of an Investment Fund that does not yet have a substantial amount of assets. This impact on an Investment Fund's performance may decrease as an Investment Fund's assets increase.

Commodities. Some Investment Funds may invest directly in commodities, rather than gaining exposure to commodities markets by investing in futures contracts. Unlike financial instruments, there are costs of physical storage associated with purchasing a commodity, which would not be associated with a futures contract for the same commodity. To the extent that these storage costs relating to a commodity change while the Investment Fund is invested directly in that commodity, the value of the Investment Fund's investment in that commodity may change accordingly. The value of a commodity is subject to additional risk factors, such as drought, floods, weather, livestock disease, embargoes and tariffs, which may have a significant impact on commodity prices. These variables may create additional investment risks that subject commodity investments by an Investment Fund to greater volatility than traditional security investments.

Registered Investment Companies. The Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Fund's investment objective and permissible under the 1940 Act. These registered investment companies may include business development companies, which generally will be privately-offered, and other registered investment companies, some of which will be used for cash management purposes. Under one provision of the 1940 Act, the Fund may not acquire the securities of other registered investment companies if, as a result, (i) more than 10% of the Fund's total assets would be invested in securities of other registered investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund or (iii) more than 5% of the Fund's total assets would be invested in any one registered investment company. Other provisions of the 1940 Act are less restrictive provided that the Fund is able to meet certain conditions. The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.

Special Investment Instruments and Techniques

Investment Funds may utilize a variety of special investment instruments and techniques to hedge against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund's investment objective. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. Derivative instruments, or "derivatives," include instruments and contracts that are based on, and are valued in relation to, one or more underlying securities, financial benchmarks or indices. Derivatives typically allow an investor to hedge its exposure to, or speculate upon, the price movements of a particular security, financial benchmark or index at a fraction of the cost of acquiring, borrowing or selling short the underlying asset. The value of a derivative depends largely upon price movements in the underlying asset. Therefore, many of the risks applicable to trading the underlying asset also are applicable to derivatives trading. However, there are a number of additional risks associated with derivatives trading. Transactions in certain derivatives are subject to clearance on a U.S. national exchange and to regulatory oversight, while other derivatives are subject to risks of trading in the over-the-counter markets or on non-U.S. exchanges.

Liquidity. Derivative instruments, especially when traded in large amounts, may not always be liquid. In such cases, in volatile markets an Investment Fund may not be able to close out a position without incurring a loss. Daily limits on price fluctuations and speculative position limits on exchanges on which the Investment Funds may conduct their transactions in derivative instruments may prevent profitable liquidation of positions, subjecting the Investment Funds to potentially greater losses.

Operational Leverage. Trading in derivative instruments can result in large amounts of operational leverage. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses experienced by an Investment Fund and could cause each Investment Fund's net asset value to be subject to wider fluctuations than would be the case if the Investment Fund did not use the leverage feature of derivative instruments.

Over-the-Counter Trading. Investment Funds may purchase or sell derivative instruments that are not traded on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater than the risk associated with an exchange-traded instrument. In addition, an Investment Fund may not be able to dispose of, or enter into a closing transaction with respect to, such an instrument as easily as in the case of an exchange-traded instrument. Significant disparities may exist between "bid" and "asked" prices for derivative instruments that are not traded on an exchange. Derivative instruments not traded on exchanges are not subject to the same type of government regulation as exchange-traded instruments, and many of the protections afforded to participants in a regulated environment may not be available with respect to these instruments.

Call Options. Investment Funds may engage in the use of call options. The seller (writer) of a call option which is covered (i.e., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

The buyer of a call option assumes the risk of losing its entire investment in the call option. However, if the buyer of the call sells short the underlying security, the loss on the call will be offset in whole or in part by gain on the short sale of the underlying security.

Put Options. The Investment Funds may engage in the use of put options. There are risks associated with the sale and purchase of put options. The seller (writer) of a put option which is covered (i.e., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the short position for values of the underlying security below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.

The buyer of a put option assumes the risk of losing its entire investment in the put option. However, if the buyer of the put holds the underlying security, the loss on the put will be offset in whole or in part by any gain on the underlying security.

Stock Index Options Trading. Investment Funds may purchase and sell call and put options on stock indices. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a gain or loss will be realized from the purchase or sale of options on an index depends upon movements in the level of stock prices in that index generally, rather than movements in the price of a particular stock. Successful use of options on stock indices will depend upon the ability of the Investment Fund Managers to predict correctly movements in the direction of the stock market generally. This ability requires skills and techniques different from those used in predicting changes in the price of individual stocks.

Forward Contracts. Investment Funds may enter into forward contracts that are not traded on exchanges and may not be regulated. There are no limitations on daily price moves of forward contracts. Banks and other dealers with which an Investment Fund maintains accounts may require that an Investment Fund deposit margin with respect to such trading. An Investment Fund's counterparties are not required to continue making markets in such contracts. There have been periods during which certain counterparties have refused to continue to quote prices for forward contracts or have quoted prices with an unusually wide spread (the price at which the counterparty is prepared to buy and that at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of credit controls by governmental authorities might limit such forward trading to less than the amount that the Investment Fund Manager would otherwise recommend, to the possible detriment of that Investment Fund.

Swap Agreements. An Investment Fund may enter into swap agreements. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease an Investment Fund's exposure to long-term or short-term interest rates, foreign currency values, corporate borrowing rates, specific securities, credit or other factors such as security prices, baskets of securities, or inflation rates.

Swap agreements will tend to shift an Investment Fund's investment exposure from one type of investment to another. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund's portfolio. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, individual equity values or other factors that determine the amounts of payments due to and from an Investment Fund. If a swap agreement calls for payments by an Investment Fund, the Investment Fund must be prepared to make such payments when due. In addition, the value of a swap agreement is likely to decline if the counterparty's creditworthiness declines. Such a decrease in value might cause the Investment Fund to incur losses.

Swap agreements can take many different forms and are known by a variety of names. An Investment Fund is not limited to any particular form of swap agreement if its Investment Fund Manager determines that other forms are consistent with that Investment Fund's investment objectives and policies. Specific swap agreements (and options thereon) include currency swaps; index swaps; interest rate swaps (including interest rate locks, caps, floors and collars); credit default swaps; inflation swaps; and total return swaps (including equity swaps).

●	Currency Swap Transactions. A currency swap agreement involves the exchange of principal and interest in one currency for the same in another currency.

●	Index Swap Transactions. An index swap agreement involves the exchange of cash flows associated with a securities or other index.

●	Interest Rate Swap Transactions. An interest rate swap agreement involves the exchange of cash flows based on interest rate specifications and a specified principal amount, often a fixed payment for a floating payment that is linked to an interest rate. An interest rate lock transaction (which may also be known as a forward rate agreement) is a contract between two parties to make or receive a payment at a future date determined on the basis of a specified interest rate or yield of a particular security (the "contracted interest rate") over a predetermined time period, with respect to a stated notional amount. These transactions typically are entered as a hedge against interest rate changes. One party to the contract locks in the contracted interest rate to seek to protect against an interest rate increase, while the other party seeks to protect against a possible interest rate decline. The payment at maturity is determined by the difference between the contracted interest rate and the then-current market interest rate. In an interest rate cap one party receives payments at the end of each period in which a specified interest rate on a specified principal amount exceeds an agreed rate; conversely, in an interest rate floor one party may receive payments if a specified interest rate on a specified principal amount falls below an agreed rate. Caps and floors have an effect similar to buying or writing options. Interest rate collars involve selling a cap and purchasing a floor, or vice versa, to protect a fund against interest rate movements exceeding given minimum or maximum levels.

●	Credit Default Swap Transactions. Credit default swap agreements and similar agreements may have as reference obligations debt securities that are or are not currently held by a fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an up front payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled.

●	Inflation Swap Transactions. An inflation swap agreement involves the exchange of cash flows based on interest and inflation rate specifications and a specified principal amount, usually a fixed payment, such as the yield difference between Treasury securities and TIPS of the same maturity, for a floating payment that is linked to the consumer price index (the "CPI"). The following is an example. The swap buyer pays a predetermined fixed rate to the swap seller (or counterparty) based on the yield difference between Treasuries and TIPS of the same maturity. (This yield spread represents the market's current expected inflation for the time period covered by the maturity date.) In exchange for this fixed rate, the counterparty pays the buyer an inflation-linked payment, usually the CPI rate for the maturity period (which represents the actual change in inflation).

●	Total Return Swap Transactions. In a total return swap agreement one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of an underlying asset, which includes both the income it generates and any capital gains, and recovers any capital losses from the first party. The underlying reference asset of a total return swap may include an equity index, loans or bonds.

Hedging Transactions. Investment Funds may employ hedging techniques. These techniques could involve a variety of derivative transactions, including swaps, futures contracts, exchange-listed and over-the-counter put and call options on securities or on financial indices, forward foreign currency contracts, and various interest rate and foreign-exchange transactions (collectively, "Hedging Instruments"). Hedging techniques involve risks different than those of underlying investments. In particular, the variable degree of correlation between price movements of Hedging Instruments and price movements in the position being hedged means that losses on the hedge may be greater than gains in the value of the Investment Fund's positions, or that there may be losses on both legs of a transaction. In addition, certain Hedging Instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, an Investment Fund may not be able to close out a transaction in certain of these instruments without incurring losses. Investment Fund Managers may use Hedging Instruments to minimize the risk of total loss to the Investment Fund by offsetting an investment in one security with a comparable investment in a contrasting security. However, such use may limit any potential gain that might result from an increase in the value of the hedged position. Whether an Investment Fund hedges successfully will depend on the relevant Investment Fund Manager's ability to predict pertinent market movements. In addition, it is not possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies, because the value of those securities is likely to fluctuate as a result of independent factors not related to currency fluctuations. Finally, the daily variation margin requirements in futures contracts might create greater financial risk than would options transactions, where the exposure is limited to the cost of the initial premium and transaction costs paid by the Investment Fund.

Unhedged Risks. A significant portion of the Investment Funds' positions from time to time may be unhedged or only partially hedged. For a variety of reasons, an Investment Fund Manager may not seek to establish a perfect correlation between the hedging instruments used and the portfolio holdings being hedged. Such an imperfect correlation may prevent the applicable Investment Fund from achieving the intended hedge or expose the Fund to risk of loss. The Investment Fund Manager may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. Moreover, it may not be possible for the Investment Fund Manager to hedge against certain risks, e.g., the risk of a fluctuation that is so generally anticipated by market participants that the Investment Fund Manager cannot enter into a hedging transaction at a price sufficient to protect the applicable Investment Fund from the decline in value of the portfolio position anticipated as a result of such fluctuation.

Futures Contracts. Many of the Investment Funds may use futures as part of their investment programs. In connection with the use of futures, the relevant Investment Fund Managers determine and pursue all steps that are necessary and advisable to ensure compliance with the Commodity Exchange Act and the rules and regulations promulgated thereunder. Futures positions may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can neither be entered into nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved beyond the daily limits for several consecutive days with little or no trading. Over-the-counter instruments generally are not as liquid as instruments traded on recognized exchanges. These constraints could prevent an Investment Fund from promptly liquidating unfavorable positions, thereby subjecting the Investment Fund to substantial losses. In addition, the Commodity Futures Trading Commission and various exchanges limit the number of positions that an Investment Fund may indirectly hold or control in particular commodities.

Non-U.S. Futures Transactions. Foreign futures transactions involve the execution and clearing of trades on a foreign exchange. This is the case even if the foreign exchange is formally "linked" to a domestic exchange, whereby a trade executed on one exchange liquidates or establishes a position on the other exchange. No domestic organization regulates the activities of a foreign exchange, including the execution, delivery, and clearing of transactions on such an exchange, and no domestic regulator has the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, the Investment Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative-dispute-resolution procedures. In particular, funds received to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transactions on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

Counterparty Credit Risk. Many purchases, sales, financing arrangements, securities lending transactions and derivative transactions in which the Investment Funds may engage involve instruments that are not traded on an exchange. Rather, these instruments are traded between counterparties based on contractual relationships. As a result, each Investment Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Investment Funds expect to enter into transactions only with counterparties believed by the applicable Investment Fund Manager to be creditworthy, there can be no assurance that a counterparty will not default and that any Investment Fund will not sustain a loss on a transaction as a result.

In situations where an Investment Fund is required to post margin or other collateral with a counterparty, the counterparty may fail to segregate the collateral or may commingle the collateral with the counterparty's own assets. As a result, in the event of the counterparty's bankruptcy or insolvency, the Investment Fund's collateral may be subject to the conflicting claims of the counterparty's creditors and the Investment Fund may be exposed to the risk of being treated as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

Investment Funds are subject to the risk that issuers of the instruments in which they invest and trade may default on their obligations, and that certain events may occur that have an immediate and significant adverse effect on the value of those instruments. There can be no assurance that an issuer will not default, or that an event that has an immediate and significant adverse effect on the value of an instrument will not occur, and that the Investment Fund will not sustain a loss on a transaction as a result.

Transactions entered into by an Investment Fund may be executed on various U.S. and non-U.S. exchanges, and may be cleared and settled through various clearing houses, custodians, depositories and prime brokers throughout the world. Although the Investment Funds will attempt to execute, clear and settle the transactions through entities believed to be sound, a failure by any such entity may lead to a loss to any Investment Fund.

Warrants and Rights. Some Investment Funds may hold warrants and rights. Warrants permit, but do not require, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but typically have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights may be considered more speculative than certain other types of equity-like securities because they do not carry with them rights to dividends or voting rights, and they do not represent any rights in the assets of the issuer. If not exercised prior to their expiration dates, these instruments will lose their value. The market for warrants and rights can become very illiquid. Changes in liquidity may significantly impact the price for warrants and rights, which could decrease the value of an Investment Fund's portfolio.

When-Issued and Forward Commitment Securities. Certain Investment Funds may purchase securities on a "when-issued" basis. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (typically one or two months later). No income accrues on securities that have been purchased on a when-issued basis prior to delivery to the Investment Fund. When-issued securities may be sold prior to the settlement date. An Investment Fund may incur a gain or loss if it disposes of the right to acquire a when-issued security prior to its acquisition. In addition, there is a risk that securities purchased on a when-issued basis may not be delivered to the Investment Fund. In such cases, the Investment Fund may incur a loss.

Other Risks

Investing in the Fund involves risks other than those associated with investments made by the Investment Funds. Some of these risks are described below:

Incentive Fee/Allocation Arrangements. Some or all of the Investment Funds in which the Fund invests typically charge incentive fees or allocations based on the Investment Funds' performance, which generally are expected to approximate 20% of the Investment Funds' net profits. These performance incentives may create an incentive for the Investment Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, performance incentives will be calculated based on realized and unrealized appreciation of assets, and may be greater than if such incentives were based solely on realized gains.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities is subject to market conditions, and also may be affected by the prevailing regulatory or political climate and Investment Fund Manager capacity. Investment Funds may close to new investors or investment from time to time. If an Investment Fund, or a class of an Investment Fund, closes due to capacity constraints, the Fund may allocate its capital to a different Investment Fund, or invest in a different class of such Investment Fund; however, certain terms (e.g., liquidity or fees) may be less advantageous. No assurance can be made that the Adviser will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Other investment vehicles sponsored, managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Fund may be seeking. The Adviser will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles. Similarly, identifying attractive investment opportunities for an Investment Fund is difficult and involves a high degree of uncertainty. Even if an Investment Fund Manager identifies an attractive investment opportunity, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.

Changes in Investment Strategies. The investment strategies of one or more Investment Fund Managers may be modified and any such Investment Fund Managers may begin utilizing additional investment strategies without prior approval by, or notice to, the applicable Investment Funds or their respective limited partners or other investors if the Investment Fund Managers determine that any such modification or addition is in the best interests of the applicable Investment Funds. Any such modification or addition could result in exposure of the applicable Investment Funds' assets to additional risks, which could be substantial.

Potential Significant Effect of the Performance of a Limited Number of Investments or Strategies. The Fund may make investments in a limited number of the Investment Funds, and Investment Funds may make a limited number of underlying investments. In either instance, these limited numbers of investments may have a significant effect on the performance of the Fund. In addition, the Fund may invest a substantial portion of its assets in Investment Funds that follow a particular investment strategy. In such event, the Fund would be exposed to the risks associated with that strategy to a greater extent than it would if the Fund's assets were invested more broadly among Investment Funds pursuing various investment strategies.

Control Positions. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If such liabilities were to arise, or if such litigation were to be resolved in a manner that adversely affected the Investment Funds, those Investment Funds would likely incur losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Fund's investments will be proportionate to the risk of investment in the Fund. Potential Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment.

Inside Information. From time to time, the Fund or an Investment Fund or their respective affiliates may come into possession of material, non-public information concerning an entity or issuer in which the Fund or an Investment Fund has invested or may invest. The possession of such information may limit the Fund's or the Investment Fund's ability to buy or sell securities of the issuer.

Recourse to the Fund's Assets. The Fund's assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of Investors Based on Certain Detrimental Effects. The Fund may repurchase, outside of the repurchase procedure described under the caption "Repurchases of Units and Transfers—Repurchases of Units," Units held by an Investor or other person acquiring Units from or through an Investor, if: (i) the Units have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Investor; (ii) the Investor or other person is not an Eligible Investor; (iii) ownership of the Units by the Investor or other person is likely to cause the Fund to be in violation of, require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; (iv) continued ownership of the Units by the Investor or other person may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Investor to an undue risk of adverse tax or other consequences or restrictions; (v) any of the representations and warranties made by the Investor or other person in connection with the acquisition of the Units was not true when made or has ceased to be true; (vi) the Investor is likely to be subject to additional regulatory or compliance requirements under special laws or regulations by virtue of continuing to hold the Units; (vii) the Investor's investment balance falls below $25,000; or (viii) the Board determines that it would be in the best interests of the Fund. These provisions may, in effect, deprive an Investor in the Fund of an opportunity for a return that might be received by other Investors.

Sub-Placement Agent Risk. Morgan Stanley is the primary Sub-Placement Agent for the Fund. Morgan Stanley receives sales loads of up to a maximum of 3.0% of the amount invested in the Fund by Class A and Class F1 Investor. In addition, Morgan Stanley acts as placement agent for the Investment Funds, and may earn fees for providing placement and/or other ongoing services to its clients that it places directly into the Investment Funds; however, the Fund generally will invest directly in the Investment Funds and not through Morgan Stanley (except as otherwise described herein).

When a limited number of Sub-Placement Agents represent a large percentage of Investors, actions recommended by Sub-Placement Agents may result in significant and undesirable variability in terms of Investor subscription or tender activity. Additionally, it is possible that if a matter is put to a vote at a meeting of Investors, clients of a single Sub-Placement Agent may vote as a block, if so recommended by the Sub-Placement Agent.

Tax Risks. Special tax risks are associated with an investment in the Fund. The Fund has elected, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. See "Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company." If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund's net assets, the amount of income available for distributions to Investors, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Investors. See "Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company."

Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Adviser obtain information from or about the Investment Funds in which the Fund is invested. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest or the amount that may be invested in certain Investment Funds. Furthermore, although the Fund expects to receive information from each Investment Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests (as defined below in "Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company"), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult to pursue because of the limited liquidity of the Fund's investments. While relevant tax provisions afford a RIC a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund's ability to effect a sale of an Investment Fund may limit the Fund's use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the Asset Diversification Tests or other RIC requirements, the Fund may fail to qualify as a RIC under the Code. If the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to the Investors generally would be treated as corporate dividends. See "Certain U.S. Federal Income Tax Considerations—Failure to Qualify as a Regulated Investment Company." In addition, the Fund is required each December to make certain "excise tax" calculations based on income and gain information that must be obtained from the Investment Funds. If the Fund does not receive sufficient information from the Investment Funds, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income. The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital). See "Distribution Policy; Dividends," "Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company" and "Certain U.S. Federal Income Tax Considerations—Taxation of U.S. Investors" for more information regarding the treatment of returns of capital.

In addition, the Fund may directly or indirectly invest in Investment Funds located outside the United States. Such Investment Funds may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse United States tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments (including those described under the caption "Certain U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Investors") and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as "controlled foreign corporations" or "passive foreign investment companies" (see "Certain U.S. Federal Income Tax Considerations—Fund Investments—Passive Foreign Investment Companies").

Under the dividend reinvestment plan, Investors may opt to have dividends and capital gains distributions paid by the Fund reinvested in additional Units of the Fund. If an Investor chooses to not participate in the dividend reinvestment plan, that Investor will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Units of the Fund to the extent the amount reinvested was not a tax-free return of capital. As a result, an Investor may have to use funds from other sources to pay U.S. federal income tax liability on the value of the Units received. Even if an Investor does not choose to participate in the dividend reinvestment plan, the Fund will have the ability to declare a large portion of a dividend in shares of Units instead of in cash in order to satisfy the Annual Distribution Requirement (as defined below in "Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company"). As long as a portion of this dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, an Investor generally would be subject to tax on 100% of the fair market value of the dividend on the date the dividend is received by the Investor in the same manner as a cash dividend, even though most of the dividend was paid in Units.

For U.S. federal income tax purposes, the Fund generally will be required to include in income certain amounts that the Fund has not yet received in cash, such as original issue discount ("OID"), which may arise, for example, if the Fund receives warrants in connection with the making of a loan or "payment-in-kind" interest representing contractual interest added to the loan principal balance and due at the end of the loan term. This OID or "payment-in-kind" interest is included in the Fund's income before the Fund receives any corresponding cash payments. The Fund also may be required to include in income certain other amounts that it will not receive in cash, such as amounts attributable to certain hedging and foreign currency transactions. Since, in certain cases, the Fund may recognize income before or without receiving cash in respect of this income, the Fund may have difficulty meeting the Annual Distribution Requirement. Accordingly, the Fund may have to sell some of its investments at times that are not advantageous or call capital or reduce new investments to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, it may fail to qualify as a RIC and thus be subject to additional corporate-level income taxes. This failure could have a material adverse effect on the Fund and on any investment in Units. See "Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company."

The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement. See "Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company."

Changes in Tax Laws Governing IRAs. A change in the current tax laws under the Code or other applicable tax rules governing IRAs and their investments (including, without limitation, Code provisions governing the maximum contributions that may be made to IRAs, the types of investments that IRAs may hold, the maximum amount that may be invested in IRAs and/or the annual minimum required distributions that an IRA must make) could result in adverse consequences for IRA investors (and their owners and beneficiaries). These changes could include, for example, a prohibition on IRA investors holding investments such as the Fund (i.e., investments that require representations that the IRA investor has a specified minimum amount of income or assets) and a limitation on the aggregate investments that an IRA may hold, which could cause an IRA to lose its tax-exempt status if it is unable to divest from the necessary investments to satisfy any such rules and/or be exposed to penalties for failure to comply with such rules. By investing in the Fund, an IRA will be deemed to represent and warrant that it expressly understands that a Unit generally is non-transferable and may not be transferred or otherwise disposed of except as permitted under and in accordance with the LLC Agreement, and that there can be no assurance that the IRA will be able to timely transfer or otherwise dispose of Units in the event of any changes in the law to avoid adverse consequences (and that neither the Fund nor the Adviser is under any obligation, whether express or implied, to assist or otherwise accommodate such transfer or disposition or mitigate any adverse consequences to the IRA investor or its owners or beneficiaries).

Cybersecurity Risk. The Fund and its service providers, as well as the Investment Funds and their service providers, are susceptible to operational and information security and related risks of cybersecurity incidents. In general, cyber-incidents can result from deliberate attacks or unintentional events. Cybersecurity attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber-attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users). Cybersecurity incidents affecting the Adviser, Administrator, Placement Agent, Sub-Placement Agents, the Fund's custodian or other service providers have the ability to cause: (i) disruptions and impact business operations, potentially resulting in financial losses; (ii) interference with the Fund's ability to calculate its net asset value; (iii) the inability of Investors to transact business with the Fund; (iv) violations of applicable privacy, data security or other laws; (v) regulatory fines and penalties; (vi) reputational damage; (vii) reimbursement or other compensation or remediation costs; (viii) legal fees; or (ix) additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting Investment Funds, Investment Fund Managers, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. While information risk management systems and business continuity plans have been developed that are designed to reduce the risks associated with cybersecurity, there are inherent limitations in any cybersecurity risk management system or business continuity plan, including the possibility that certain risks have not been identified.

The above discussions of the various risks associated with the Fund and the Units are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective Investors should read this entire Confidential Memorandum and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, and as Investment Funds and market conditions change or develop over time, an investment in the Fund may be subject to risk factors not described in this Confidential Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment, and a prospective Investor should invest in the Fund only if it can sustain a complete loss of its investment. No guarantee or representation is made that the investment program of the Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund will achieve its investment objective.

Investment Restrictions

The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund are listed below. For the purposes of this Confidential Memorandum, "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of Investors, duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

●	Borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets, including the value of the assets purchased with the proceeds of its indebtedness).

●	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund's total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund's total assets).

●	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

●	Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

●	Purchase, hold or deal in real estate, except that it may invest in securities or other instruments that are secured by real estate, or securities of companies that invest or deal in real estate or interests in real estate or are engaged in a real estate business.

●	Invest in commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indexes and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

●	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Investment Funds are not considered part of an industry. The Fund may invest in Investment Funds that may concentrate their assets in one or more industries. The Fund will consider the concentration of the Investment Funds in determining compliance with this policy.

With respect to these investment restrictions and other policies described in this Confidential Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Fund's investment objective is fundamental and may not be changed without the vote of a majority of the outstanding Units.

MANAGEMENT OF THE FUND

Subject to the requirements of the 1940 Act, the business and affairs of the Fund are managed under the direction of the Board. The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties under the LLC Agreement. Each Director, including a Director who is not an "interested person" (as defined in the 1940 Act) of the Fund and not affiliated with the Adviser (an "Independent Director"), shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized under Delaware law. No Director shall have the authority individually to act on behalf of or to bind the Fund, except within the scope of such Director's authority as delegated by the Board. The Board may delegate the management of the Fund's day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board.

Board's Oversight Role in Management

The Board's role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Adviser's senior managerial and financial officers, the Fund's and the Adviser's Chief Compliance Officer and portfolio management personnel. The Board's Audit Committee, which consists of all of the Fund's Directors who are Independent Directors, meets during its scheduled meetings, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and Principal Accounting Officer of the Fund. Similarly, the Board has established a Contracts Review Committee and a Nominating Committee, as described below. The Board also receives periodic presentations from senior personnel of the Adviser regarding risk management generally, as well as information regarding specific operational, compliance or investment areas, such as business continuity, valuation and investment research. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund. The Board also receives reports from counsel to the Fund or the Board's own independent legal counsel regarding regulatory compliance and governance matters. The Board's oversight role does not make the Board a guarantor of the Fund's investments or activities.

Board Composition and Leadership Structure

The 1940 Act requires that at least 40% of the Fund's Board members be Independent Directors. To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Board members must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, four of the Fund's five Directors are Independent Directors. The Chair of the Board, Joan Shapiro Green, is an Independent Director. Additionally, the Board has constituted an Audit Committee, a Nominating Committee and a Contracts Review Committee. The members of the respective committees have designated Kristen M. Leopold to chair the Audit Committee, Janet L. Schinderman to chair the Nominating Committee and Sharon J. Weinberg to chair the Contracts Review Committee. The Board has determined that its leadership structure, in which the Chair of the Board is not affiliated with the Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the services that the Adviser provides to the Fund and potential conflicts of interest that could arise from this relationship; (ii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of the Adviser; (iii) the Board's oversight role in management of the Fund; and (iv) the Board's size and the cooperative working relationship among the Independent Directors and among all Directors.

Information About the Directors and Executive Officers

Information regarding the Directors and executive officers of the Fund, including their positions with the Fund and principal occupations for the past five years, as well as the Directors' other board memberships for the past five years, is set forth in the following table.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
INDEPENDENT DIRECTORS
Joan Shapiro Green (79) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Chair and Director	Term - Indefinite Length - Since Inception	Board Director (2014-present); Executive Director of National Council of Jewish Women New York (2007-2014); Executive Director of New York Society of Securities Analysts (2004-2006)	10	None
Kristen M. Leopold (56) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since Inception	Independent Consultant to Hedge Funds (2007-present); Chief Financial Officer of Weston Capital Management, LLC (investment managers) (1997-2006)	10	Blackstone Alternative Investment Funds (1 portfolio) (March 2013-present); Blackstone Alternative Alpha Fund ; Blackstone Alternative Alpha Fund II ; Blackstone Alternative Alpha Master Fund; Blackstone Alternative Multi-Manager Fund (2012-August 2021); Constitution Capital Access Fund, LLC (October 2022-present)
Janet L. Schinderman (72) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since Inception	Self-Employed Educational Consultant since 2006; Associate Dean for Special Projects and Secretary to the Board of Overseers, Columbia Business School of Columbia University (1990-2006)	10	Advantage Advisers Xanthus Fund, L.L.C.
Sharon J. Weinberg (64) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since Inception	Owner, the Chatham Bookstore (March 2021 – present); Co-Founder, Blue Leaf Ventures (investing/consulting) (2018-present); Managing Director, New York Ventures, Empire State Development (2016-2018); Managing Director, JPMorgan Asset Management (2000 - 2015); Vice President, JPMorgan Investment Management (1996 - 2000); Associate, Willkie Farr & Gallagher LLP (1984 - 1996)	10	None
INTERESTED DIRECTOR
Mitchell A. Tanzman (64) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director and Principal Executive Officer	Term — Indefinite Length—Since Inception	Co-Head/Co-CIO, Wealth Solutions Macquarie Asset Management (since 2022); Co-Chief Executive Officer and Co-Chief Investment Officer of Central Park Group, LLC (2006-2022)	10	None

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
OFFICER(S) WHO ARE NOT DIRECTORS
Michael Mascis (56) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Principal Accounting Officer	Term — Indefinite Length—Since Inception	Chief Administrative Officer, Wealth Solutions Macquarie Asset Management (since 2022); Chief Financial Officer of Central Park Group, LLC (2006-2022)	N/A	N/A
Seth L. Pearlstein (57) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Chief Compliance Officer	Term — Indefinite Length—Since Inception	Associate Director, Wealth Solutions Macquarie Asset Management (since 2022); Chief Compliance Officer of Central Park Advisers, LLC (since 2015); General Counsel and Chief Compliance Officer of W.P. Stewart & Co., Ltd. (2008-2014); previously, Associate General Counsel (2002-2007)	N/A	N/A
Gregory Brousseau (68) Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term — Indefinite Length—Since Inception	Co-Head/Co-CIO, Wealth Solutions Macquarie Asset Management (since 2022); Co-Chief Executive Officer of Central Park Group, LLC (2006-2022)	N/A	N/A
Ruth Goodstein (63) Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term — Indefinite Length—Since Inception	Chief Operating Officer, Wealth Solutions Macquarie Asset Management (since 2022); Chief Operating Officer of Central Park Group, LLC (2006-2022)	N/A	N/A
David F. Connor (60) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	General Counsel of Macquarie Asset Management, Public Markets, Americas (since 2015)	N/A	N/A
Graeme Conway (49) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	Chief Commercial Officer and Head of Strategic Solutions of Macquarie Asset Management (since 2012)	N/A	N/A
Richard Salus (60) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	Global Head of Fund Services of Macquarie Asset Management (since 2016)	N/A	N/A
Michael E. Dresnin (51) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President and Secretary	Term - Indefinite Length - Since March 2023	Associate General Counsel of Macquarie Asset Management (since 2005)	N/A	N/A
Alex Lee (49) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Assistant Vice President	Term - Indefinite Length - Since Inception	Head of Research, Wealth Solutions, Macquarie Asset Management since 2022; Director of Research of Central Park Group, LLC since 2010-2022	N/A	N/A

Additional information about each Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Director possesses which the Board believes has prepared them to be effective Board members. The Board believes that the significance of each Director's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness. Each Board member believes that collectively the Directors have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Fund and protecting the interests of Investors. Among the attributes common to all Directors is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a Director's educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member (including the Boards of other funds in the Fund Complex); and other life experiences. The charter for the Board's Nominating Committee contains certain other factors considered by the Committee in identifying and evaluating potential nominees. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in the Board's meetings and interacts with the Adviser, and also may benefit from information provided by counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

●	Joan Shapiro Green – Ms. Green served as President of BT Brokerage, a NYSE member firm, from 1992 to 2001. During that period she also served two terms on the New York Stock Exchange Specialty Firms Committee and one term on the NASD District 10 Business Conduct Committee. From 2000 to 2002, Ms. Green served as Chairman of the Securities Industry Association Institutional Brokerage Committee. She graduated from Mount Holyoke College with an AB degree in mathematics. She has served on the Board of the Financial Women's Association since 1999 and was President from 2002 to 2003.

●	Kristen M. Leopold – Ms. Leopold is the founder of KL Associates, LLC, a hedge fund consulting firm specializing in financial and operational management, and the Chief Financial Officer of WFL Real Estate Services, LLC. She graduated from Pace University with a combined MBA/BBA in Accounting in May 1990 and then served as an auditor and manager at Arthur Andersen LLP in their financial services division specializing in brokerage, commodities and asset management until September 1997. In October 1997, she joined Weston Capital Management LLC, an alternative investment firm with over $1 billion in assets under management worldwide, as Chief Financial Officer, and left in December 2006 to pursue her own consulting business.

●	Janet L. Schinderman – Ms. Schinderman has 30 years of experience in board development and strategic management of non-profit institutions, particularly in higher education, primary and secondary education, health care, the arts and community initiatives. At JLS Enterprises, a consultancy she founded in 2006, Ms. Schinderman serves a range of clients, including the Archdiocese of New York, Bronx Children's Museum, The New School, Rice University, Temple Emanu-El, NYU Langone Medical Center Cancer Institute, SUNY Maritime College and Touro Hospital of New Orleans. As associate dean of Columbia Business School from 1990 to 2006, Ms. Schinderman staffed the 80-member global Board of Overseers, supervised marketing and communications and developed and operated the Chazen Institute of International Business. Before that, she held executive positions at the Illinois Institute of Technology and Tulane University's A.B. Freeman School of Business, which she joined after serving for six years as founding and executive director of Louisiana's first shelter for battered women and children, operated under the auspices of the Archdiocese of New Orleans. For more than twenty years, Ms. Schinderman has served as a director of registered investment companies, including, in addition to each registered fund advised by the Adviser, alternative investment funds managed by an affiliate of Oppenheimer & Co. and its predecessors. She graduated with her B.A. and M.B.A. from Tulane University and speaks French, Italian and Spanish.

●	Sharon J. Weinberg – Ms. Weinberg is the owner of the Chatham Bookstore and Co-Founder of Blue Leaf Ventures, an investing and consulting firm. She has over 25 years' of experience in the asset management business. She began her career at Willkie Farr & Gallagher LLP, where she was an Associate from 1984 to 1996. From 1996 to 2000, she was a Vice President of JPMorgan Investment Management ("JPMIM"), where she served in various capacities, including as counsel to certain mutual funds advised by JPMIM. From 2000 to 2015, Ms. Weinberg served as a Managing Director of JPMorgan Asset Management, where she was responsible for, among other things, the overall investment business of the JPMorgan Private Bank Law Firms Group. From 2016 to 2018, Ms. Weinberg was a Managing Director at New York Ventures, Empire State Development. Ms. Weinberg received her B.A. from The Johns Hopkins University and her J.D. from Columbia Law School.

●	Mitchell A. Tanzman – In addition to serving as a Board member of each registered fund advised by the Adviser, Mr. Tanzman is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Tanzman joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, LLC ("Central Park Group") where he was co-chief executive officer and co-chief investment officer. Mr. Tanzman has more than 30 years of experience in alternative investments, including fund-of-funds portfolio management. Mr. Tanzman has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Tanzman served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Before UBS, Mr. Tanzman worked at Oppenheimer & Co.'s asset management group, and ultimately co-managed the firm's alternative investment department. Mr. Tanzman was also a member of the firm's Management Committee. Mr. Tanzman began his career at Stroock & Stroock & Lavan as an attorney specializing in investment companies and advisory services. Mr. Tanzman is a member of the Board of Trustees of Emory University and Chairman of the Emory Audit and Compliance Committee. Mr. Tanzman previously Chaired the Investment Committee and the Development Committee. Mr. Tanzman graduated from Emory University and earned his juris doctor degree from the University of Chicago Law School.

The Directors serve on the Board for terms of indefinite duration, subject to a mandatory retirement age of 75 years old, with exceptions to be made on a case by case basis. A Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days' prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Investors. The Directors may call a meeting of Investors to fill any vacancy in the position of a Director and must do so within 60 days after any date on which Directors who were elected by the Investors cease to constitute a majority of the Directors then serving. If no Director remains to manage the business of the Fund, the Adviser may manage and control the Fund but must convene a meeting of Investors within 60 days for the purpose of either electing new Directors or dissolving the Fund.

The only standing committees of the Board are the Audit Committee, the Nominating Committee and the Contracts Review Committee. The current members of the Audit Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Leopold currently serves as the Chair of the Audit Committee. The function of the Fund's Audit Committee, pursuant to its adopted written charter, is: (i) to oversee the Fund's accounting and financial reporting processes, the audits of the Fund's financial statements and the Fund's internal controls over, among other things, financial reporting and disclosure controls and procedures; (ii) to oversee or assist in Board oversight of the integrity of the Fund's financial statements, and the Fund's compliance with legal and regulatory requirements; and (iii) to approve, prior to appointment, the engagement of the Fund's independent registered public accounting firm and review the independent registered public accounting firm's qualifications, independence and performance.

The current members of the Nominating Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Schinderman currently serves as the Chair of the Nominating Committee. The function of the Nominating Committee, pursuant to its adopted written charter, is to select and nominate persons for election as Directors of the Fund. The Nominating Committee reviews and considers, as it deems appropriate after taking into account, among other things, the factors listed in its charter, nominations of potential Directors made by Fund management and by Investors who have sent to Davis Polk & Wardwell LLP, legal counsel for the Independent Directors, at 450 Lexington Avenue, New York, NY 10017, such nominations, which include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected, and such additional information must be provided regarding the recommended nominee as is reasonably requested by the Nominating Committee. The Nominating Committee meets as is necessary or appropriate.

The current members of the Contracts Review Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Weinberg currently serves as the Chair of the Contracts Review Committee. The function of the Fund's Contracts Review Committee, pursuant to its adopted written charter, is to: assist the Board in fulfilling its responsibilities under Section 15 of the 1940 Act, as respects the Investment Advisory Agreement; review other material contracts entered into by the Fund in connection with the operation of the Fund (such contracts, collectively with the Investment Advisory Agreement ("Material Contracts")); and make recommendations to the Board regarding the approval and continuance of Material Contracts.

During the period from May 1, 2022 to April 30, 2023, the Board met six times, the Audit Committee met three times, and the Contracts Review Committee and the Nominating Committee did not meet.

The following table sets forth the dollar range of ownership of equity securities of the Fund and other registered investment companies overseen by each Director within the Fund Complex, in each case as of December 31, 2023. The Directors are not required to invest in the Fund.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in the Fund Complex
Kristen M. Leopold	None	None

Joan Shapiro Green	None	None

Janet L. Schinderman	None	None

Sharon J. Weinberg	None	None

Mitchell A. Tanzman	Over $100,000	Over $100,000

As of December 31, 2023, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser, the Placement Agent, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or the Placement Agent.

Director Compensation

Name and Position with Fund	Aggregate Compensation from the Fund*	Total Compensation from Fund and Fund Complex Paid to Directors*
Kristen M. Leopold	$22,500	$204,443 (10)	**
Director

Joan Shapiro Green	$22,500	$204,443 (10)	**
Director

Janet L. Schinderman	$22,500	$204,443 (10)	**
Director

Sharon J. Weinberg	$22,500	$204,443 (10)	**
Director

*	For the fiscal year ended April 30, 2023.

**	Represents the number of separate portfolios comprising the investment companies in the Fund Complex, including the Fund, during the fiscal year ended April 30, 2023.

The Independent Directors are paid by the Fund an annual retainer of $15,000, per meeting fees of $1,000, and $500 per telephonic meeting. In addition, the Chair of the Board, the Chair of the Audit Committee, the Chair of the Nominating Committee and the Chair of the Contracts Review Committee each receives an additional annual retainer of $2,000 per fund in the complex overseen by such person. All Directors are reimbursed for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

CODES OF ETHICS

Each of the Fund and the Adviser has adopted a code of ethics under Rule 17j-1 under the 1940 Act (collectively the "Codes of Ethics"). Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel ("Access Persons"). The Codes of Ethics permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Fund. Under the Codes of Ethics, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Codes of Ethics are available on the EDGAR database on the SEC's website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

INVESTMENT ADVISORY SERVICES

The Adviser

Central Park Advisers, LLC serves as the Fund's investment adviser. The Adviser is a limited liability company organized under the laws of the State of Delaware, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Since March 11, 2022, the Adviser has been an indirect wholly-owned subsidiary of Macquarie.

Before its acquisition, the Adviser had been an independent investment advisory firm specializing in the development and management of alternative investment offerings. It was founded by Central Park Group in 2006. Central Park Group, until its acquisition by Macquarie, offered a broad range of investments, including private equity funds, hedge funds, real estate funds and funds-of-funds. Macquarie continues to offer such investments following the acquisition. Central Park Group's founding partners, all of whom now are employed by Macquarie, have significant experience across the spectrum of alternative investments and traditional asset management. For over 25 years, they sourced, created, managed and distributed private equity funds, hedge funds, real estate opportunity funds, crossover funds and funds-of-funds that seek to offer clients attractive risk-adjusted performance in diverse strategies, asset classes and sectors, including "first-ever" funds, and have invested or committed more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds.

Macquarie is an indirect wholly-owned subsidiary of Macquarie Group, a publicly-listed (ASX: MQG) global financial services group organized under the laws of Australia. Macquarie, together with its affiliates, is a top 50 global asset manager, top 25 U.S. actively-managed, long-term mutual fund manager and the largest manager of infrastructure and real assets globally. Macquarie Group's global asset management division, MAM, provides clients with access to a diverse range of capabilities and products across infrastructure, real estate, private credit, fixed-income, equities, multi-asset and liquid alternatives. As of September 30, 2023, MAM had approximately $579.5 billion of assets under management.

In the event that fewer than two of the "Key Persons" (as defined below) are actively involved in the day-to-day management of the Adviser (a "Key Person Event"), the Adviser shall provide prompt notice of such Key Person Event to the Fund's Board. Following the date of such notice, the Adviser shall make a presentation to the Board within 30 days to assess the likely effect, if any, of the Adviser's ability to continue to implement the Fund's investment program. As part of its ongoing responsibility to oversee the management and operations of the Fund, the Board shall consider the Adviser's presentation and shall consult with counsel to the Fund and counsel to the Independent Directors in determining what actions, if any, the Board reasonably believes should be taken in response to the Key Person Event. Potential courses of action the Adviser may recommend and the Board may consider include: (i) communication of the Key Person Event to Investors; (ii) amendment of the Fund's investment program; (iii) amendment or termination of the Investment Advisory Agreement; or (iv) consideration of any other matters that the Board believes should be submitted for approval of the Investors.

From the Fund's inception until March 31, 2024, Mitchell A. Tanzman, Gregory Brousseau and Ruth Goodstein were the Fund's "Key Persons" (each, a "Key Person"). Effective April 1, 2024, the Key Persons are Mitchell A. Tanzman, Alex Lee and Ruth Goodstein. Notwithstanding anything set forth above, in the ordinary course of business the Adviser may replace any of the aforementioned Key Persons with appropriately qualified people at any time.

The Adviser serves as investment adviser to the Fund pursuant to the Investment Advisory Agreement. The Directors have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of, the Fund under the ultimate supervision of, and subject to any policies established by, the Board. The Adviser allocates the Fund's assets and regularly monitors each Investment Fund to determine whether its investment program is consistent with the Fund's investment objective and whether the Investment Fund's investment performance and other criteria are satisfactory. The Adviser may sell, withdraw or redeem certain investments in Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

The Administrator maintains certain required accounting related and financial books and records of the Fund. The other required books and records required to be maintained under the 1940 Act are maintained at the offices of the Adviser, located at 125 West 55th Street, New York, New York 10019, telephone number (212) 317-9200.

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Directors, for formulating a continuing investment program for the Fund. At a meeting held on December 14, 2023, the Board, including a majority of the Independent Directors, considered and unanimously approved the renewal of the Investment Advisory Agreement.

The Investment Advisory Agreement provides that the Fund may bear a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund (including, without limitation, the review and updating of the registration statement, review of Investor reports, preparing materials relating to Board and investor meetings, the negotiation of service provider agreements and other contracts for the Fund, the preparation and review of various regulatory filings for the Fund and the production and formatting of Investor reports and offering documents for the Fund). Macquarie has agreed not to allocate a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund for a period of at least two years following the Closing, which would be March 11, 2024. Macquarie believes that the provision by personnel of the Adviser or its affiliates of such services currently provided by external counsel and service providers will be more cost-efficient for the Fund. There is no guarantee, however, that this expectation will prove to be true.

The Investment Advisory Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the vote of a majority of the outstanding voting securities of the Fund, provided that, in either event, the continuance also is approved by a majority of the Independent Directors by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement is terminable without penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. The Investment Advisory Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

In consideration of the advisory services provided to the Fund by the Adviser, the Fund pays the Adviser the Management Fee, computed and payable monthly, at the annual rate of 0.55% of the Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees (including distribution and servicing fees) and expenses of the Fund. The Management Fee is paid to the Adviser out of the Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund. The Management Fee will be prorated for any period of less than a month based on the number of days in such period.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Adviser and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Advisory Agreement. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund of the Adviser, or any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Fund, as the case may be, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

During the Fund's last three fiscal years ended April 30, 2023, April 30, 2022 and April 30, 2021, the Fund paid Management Fees to the Adviser of $5,846,717, $5,079,911 and $2,363,163, respectively, pursuant to the Investment Advisory Agreement.

A discussion of the basis for the Board's most recent approval of the Investment Advisory Agreement will be available in the Fund's Annual Report for the period ending April 30, 2024.

Portfolio Management

From the Fund's inception until March 31, 2024, Gregory Brousseau, Mitchell A. Tanzman and Alex Lee will serve as the Fund's portfolio managers (the "Portfolio Managers"). As Portfolio Managers, Messrs. Brousseau, Tanzman and Lee have been jointly and primarily responsible for the day-to-day management of the Fund's portfolio.

Effective April 1, 2024, the Investment Committee members will be jointly and primarily responsible for the day-to-day management of the Fund's portfolio.

Investment Committee

The Investment Committee approves those investment opportunities presented to the Investment Committee, ensures consistency of decision making and sets guidelines for investments. The Investment Committee is comprised of individuals with various functional areas of expertise. It discusses potential investment, sale and redemption opportunities for the current holdings and potential investments in new positions. The Investment Committee will generally discuss, among other things, opportunity set, portfolio composition, manager performance, pricing, allocations, exposures, position sizing, liquidity and diligence findings.

The current Investment Committee members are:

Megan Aubrey. Megan Aubrey is Head of Wealth Product for MAM, where she is responsible for the development, delivery, and ongoing management of investment products for Wealth clients globally. Prior to her current role, Ms. Aubrey held several positions with the firm including leading the Client Solutions Group in the Asia-Pacific region where she oversaw new business initiatives, product development, capital raising, and client relations. Ms. Aubrey also previously led the Public Investments business across the Asia-Pacific region, and MAM’s Global Solutions business. Before joining Macquarie, Ms. Aubrey worked at Colonial First State in a number of roles, including providing risk management solutions to institutional clients. Ms. Aubrey received her Master of Business in banking and finance from the University of Technology Sydney.

Gregory Brousseau. Gregory Brousseau is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Brousseau joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was co-chief executive officer and co-chief investment officer. Mr. Brousseau has more than 30 years of experience in alternative investments, including merger arbitrage and fund-of-funds portfolio management. Mr. Brousseau has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Brousseau served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Prior to UBS, he spent 13 years at Oppenheimer & Co., as an analyst in the firm's merger arbitrage department and ultimately co-managed Oppenheimer's alternative investment department. Mr. Brousseau began his career at Procter & Gamble and E.F. Hutton & Co. Mr. Brousseau speaks regularly on topics and trends pertaining to the alternative investment industry and has been frequently quoted in media outlets including The Wall Street Journal. Mr. Brousseau earned a bachelor's degree in business from Fairleigh Dickinson University. Since 1997, Mr. Brousseau has served as an Executive Board Member of the Hole in the Wall Gang Camp, a children's charity located in Connecticut. Mr. Brousseau currently serves as chairman of the Endowment Committee.

Luke Crozier. Luke is Head of External Manager Solutions for MAM. He oversees the Macquarie Professional Series, including business management, manager search and selection, and product development. Mr. Crozier is also responsible for private markets capabilities for the high-net-worth channel in Australia, which includes the Macquarie Private Infrastructure Fund. He also has oversight of the Optimum Funds, a series of multi-manager strategies for US investors. He has more than 20 years of industry experience. During his time with Macquarie, Mr. Crozier has worked in investment risk management, product management, and investment roles across the firm’s Banking and Financial Services and Asset Management divisions. He currently serves on the board of Macquarie Specialist Investment Management Limited and is a member of the Equities and Multi Asset Executive Committee. Mr. Crozier holds a Bachelor of Economics from the University of Sydney and a Graduate Diploma of Applied Finance and Investment from the Securities Institute of Australia, and he is a Certified Investment Management Analyst.

Ruth Goodstein. Ruth Goodstein is Chief Operating Officer of MAM Wealth Solutions and Vice President of the Fund. Ms. Goodstein joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where she was chief operating officer. Ms. Goodstein has more than 25 years of experience in the financial services industry. Prior to joining Central Park Group in 2006, Ms. Goodstein served as chief operating officer of Robeco-Sage Capital, an institutional hedge fund-of-funds firm. Before that, she was a senior vice president in the UBS Financial Services Alternative Investment Group, where she was responsible for overseeing product development, product management, and marketing. Prior to UBS, Ms. Goodstein was associate general counsel at J.P. Morgan Investment Management. Previously, she worked in global compliance at Bankers Trust Company and as an attorney at Oppenheimer & Co. Ms. Goodstein began her career at the law firm of Goodkind, Wechsler, Labaton & Rudoff. Ms. Goodstein graduated from Cornell University and earned her juris doctor degree from Brooklyn Law School. Ms. Goodstein has served on several NASO District 10 Committees and has been a regular speaker at industry conferences.

Alex Lee. Alex Lee is Head of Research for MAM Wealth Solutions. Mr. Lee joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was director of research. Mr. Lee has more than 20 years of experience in the financial services industry. Prior to joining Central Park Group in 2010, Mr. Lee was a vice president at First Eagle Investment Management, where he co-managed several multi-manager hedge fund portfolios. Prior to First Eagle, he was the director of research for Bookbinder Capital Management, an alternative investment manager specializing in hedge funds. Before that, Mr. Lee was an investment banking associate at Bear Stearns, where he worked on numerous transactions for clients in the financial services industry. Mr. Lee began his career as an investment analyst for Mesirow Financial, where he performed hedge fund due diligence. Mr. Lee received his bachelor's degree in political science from Washington University in St. Louis and earned an MBA from the Leonard N. Stern School of Business at New York University.

Michael Mascis. Michael Mascis is Chief Administrative Officer for MAM Wealth Solutions and Principal Accounting Officer of the Fund. Mr. Mascis joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was the chief financial officer. Mr. Mascis has more than 25 years of experience in the financial services industry. Prior to joining Central Park Group in 2006, Mr. Mascis served as executive director and chief financial officer of the UBS Financial Services Alternative Investment Group, where he was responsible for finance, operations, and operational diligence. At UBS, he was responsible for 33 investment vehicles with approximately $10.5 billion of assets under management. Investments included private equity, hedge funds, funds-of-funds, real estate, and managed futures, structured as both registered and non-registered vehicles with more than 30,000 investors. Mr. Mascis began his career at Arthur Andersen & Co. as an auditor in the financial services division. While at Andersen, he was elected into the partnership as part of the Hedge Fund Advisory and Capital Markets practice. Mr. Mascis was actively involved with the firm's industry training initiatives, presenting at both internal and external forums. Mr. Mascis' clients included a broad array of financial services institutions, including large financial service firms, hedge funds, and private equity funds. Mr. Mascis earned a bachelor's degree in accounting from Iona College.

Charles "Charlie" Spiller. Charlie Spiller joined MAM in 2022 and is a Senior Advisor to MAM. Previously, Mr. Spiller was Deputy Chief Investment Officer, Non-Traditional Investments, for the Pennsylvania Public School Employees' Retirement System ("PSERS"). During his 28 years with PSERS, Mr. Spiller served as a portfolio manager for a $1 billion portfolio of real estate investments, managing director of a $17 billion portfolio of private equity, real estate, and private debt, and as deputy chief investment officer overseeing a $29 billion portfolio of alternative investments. Mr. Spiller served as Chair of PSERS Allocation Implementation Committee (PSERS Senior Staff Investment Committee) for six years. Mr. Spiller holds a Bachelor of Science in Business Administration from Northeastern University, has completed a post-graduate certificate program in business management at the Sloan School of Management at MIT and has completed the CFA, Level 1 examination.

Mitchell A. Tanzman. Mitchell Tanzman is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Tanzman joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was co-chief executive officer and co-chief investment officer. Mr. Tanzman has more than 30 years of experience in alternative investments, including fund-of-funds portfolio management. Mr. Tanzman has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Tanzman served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Before UBS, Mr. Tanzman worked at Oppenheimer & Co.'s asset management group, and ultimately co-managed the firm's alternative investment department. Mr. Tanzman was also a member of the firm's Management Committee. Mr. Tanzman began his career at Stroock & Stroock & Lavan as an attorney specializing in investment companies and advisory services. Mr. Tanzman is a member of the Board of Trustees of Emory University and Chairman of the Emory Audit and Compliance Committee. Mr. Tanzman previously Chaired the Investment Committee and the Development Committee. Mr. Tanzman graduated from Emory University and earned his juris doctor degree from the University of Chicago Law School.

The Investment Committee is also assisted in its role by the head of the Adviser's operational due diligence efforts, George Fisher, who, although not an Investment Committee member, has veto power with respect to any investment decision by the Investment Committee based on his operational due diligence findings.

Other Accounts Managed

The Investment Committee members manage, or are affiliated with, other accounts in addition to the Fund, including other pooled investment vehicles. Because the Investment Committee members manage assets for other investment companies, pooled investment vehicles, and/or other accounts (collectively "Client Accounts"), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, the Adviser may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Fund, or it may, directly or indirectly, receive a performance-based fee on a Client Account. In those instances, the Investment Committee members may have an incentive to not favor the Fund over the Client Accounts. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

Each Investment Committee member's compensation is comprised of a fixed annual salary, and may include a discretionary bonus, paid by an affiliate of the Adviser and not by the Fund.

The following table lists the number and types of accounts, other than the Fund, managed by the Fund's Investment Committee members and assets under management in those accounts.

	Registered Investment Companies		Pooled Investment Vehicles		Other Accounts
Name	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed
Megan Aubrey	None	N/A1	None	N/A1	None	N/A1
Gregory Brousseau	6	$1,950 million**[2]	1*	$60 million[2]	None	N/A2
Luke Crozier	None	N/A1	1*	$7.2 million[1]	1*	$35 million[1]
Ruth Goodstein	None	N/A3	1*	$62.2 million[3]	None	N/A3
Alex Lee	1	$1,079 million[2]	1*	$60 million[2]	None	N/A2
Michael Mascis	None	N/A3	1*	$62.2 million[3]	None	N/A3
Charlie Spiller	None	N/A4	3*	$212.8 million[4]	None	N/A4
Mitchell A. Tanzman	6	$1,950 million**[2]	1*	$60 million[2]	None	N/A2

*	None of the accounts charge any performance-based advisory fees.

**	For six registered investment companies for which management fees are paid based on capital commitments, the amount in this column reflects capital commitments.

1	Ms. Aubrey and Mr. Crozier will be members of the Investment Committee effective April 1, 2024. Their information is as of December 31, 2023.

2	As of April 30, 2023.

3	Ms. Goodstein and Mr. Mascis will be members of the Investment Committee effective April 1, 2024. Their information is as of November 30, 2023.

4	Mr. Spiller will be a member of the Investment Committee effective April 1, 2024. His information is as of September 30, 2023.

As of April 30, 2023* and November 30, 2023**, as applicable, each of the following Investment Committee members beneficially owned the specified dollar ranges of Units of the Fund.

Gregory Brousseau*	$50,001–$100,000

Ruth Goodstein**	$10,001–$50,000

Alex Lee*	$10,001–$50,000

Michael Mascis**	$50,001–$100,000
Mitchell A. Tanzman*	$100,001–$500,000

Placement Agent

Delaware Distributors, L.P. (the "Placement Agent"), located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania, 19106, serves as the placement agent of the Fund's units. The Placement Agent is an affiliate of the Adviser and is an indirect subsidiary of Macquarie. The Placement Agent has agreed to use its best efforts to sell units of the Fund.

CONFLICTS OF INTEREST

The Adviser

The Adviser or its affiliates provide or may provide investment advisory and other services to various entities. The Adviser, and certain of its investment professionals and other principals, also may carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, "Other Accounts"). The Fund has no interest in these activities, and investment decisions for the Fund are made independently of such Other Accounts. If, however, the Fund desires to invest in, withdraw or redeem from or sell the same Investment Fund as an Other Account, the opportunity will be allocated equitably in accordance with the Adviser's allocation policies and procedures. The Adviser will not invest, on behalf of the Fund, in any Investment Fund advised by, or otherwise affiliated with, Macquarie. There may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Fund's assets. There also may be circumstances under which the Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Fund, or vice versa.

The Adviser, its affiliates and the Placement Agent may receive payments from fund sponsors in connection with placement or other services that do not relate to the Fund.

The Adviser and the investment professionals who, on behalf of the Adviser, manage the Fund's investment portfolio will be engaged in certain activities for Other Accounts, and may have conflicts of interest in allocating their time and activities among the Fund and the Other Accounts. The Adviser's investment professionals will devote as much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

The Adviser generally compensates, out of its own resources, certain Sub-Placement Agents, including Morgan Stanley, in connection with the sale of Class F1 Units and Class F2 Units, and also may pay such Sub-Placement Agents or other servicing agents in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such Sub-Placement Agents. Each Sub-Placement Agent also may charge Investors, in the Sub-Placement Agent's discretion, a sales load based on the purchase price of Fund Units purchased by the Investor. All or a portion of such compensation may be paid by a Sub-Placement Agent to the financial advisory personnel involved in the sale of Units. As a result of the various payments that Sub-Placement Agents may receive from Investors and the Adviser, the amount of compensation that a Sub-Placement Agent may receive in connection with the sale of Units in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a Sub-Placement Agent to recommend the Fund over another investment product.

Sub-Placement Agents may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Adviser, Investment Funds or investment vehicles managed or sponsored by the Adviser or Investment Fund Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a Sub-Placement Agent. As such, certain conflicts of interest may exist between such persons and a Sub-Placement Agent. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Sub-Placement Agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund. Such entities may compete with the Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities. Sub-Placement Agents that invest in an Investment Fund may do so on terms that are more favorable than those of the Fund.

Morgan Stanley has been retained by the Placement Agent as a Sub-Placement Agent, and will receive from the Placement Agent the Distribution and Servicing Fee. It is anticipated that Morgan Stanley will place substantially all of the Fund's Units. In addition, Morgan Stanley may charge Class A and Class F1 Investors a one-time placement fee or sales load of up to a maximum of 3.0% of the amount they invest in the Fund. In addition, Morgan Stanley acts as placement agent for the Investment Funds, and may earn fees for providing placement and/or other ongoing investor services to its clients that it places directly into the Investment Funds; however, the Fund generally will invest directly in the Investment Funds and not through Morgan Stanley (except as otherwise described herein). Such compensation would be in addition to the Distribution and Servicing Fee and the sales loads described above. To the extent that the total compensation to be received by Morgan Stanley is, in the aggregate, greater than that of other products represented on the Morgan Stanley Platform, Morgan Stanley's receipt of such compensation creates a conflict of interest, as it will have an incentive to recommend and offer Units to its clients.

Other Sub-Placement Agents retained by the Placement Agent also may act as placement/servicing agent for Investment Funds in which the Fund invests, and may receive compensation in connection with such activities. They also may receive sales loads in connection with the sale of Fund Units. To the extent that the total compensation to be received by such other Sub-Placement Agents is, in the aggregate, greater than that of other products also placed by the Sub-Placement Agents, their receipt of such compensation creates a conflict of interest, as they will have an incentive to recommend and offer Units to their clients.

A Sub-Placement Agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisory personnel whose clients purchase Units of the Fund. Such fee arrangements may create an incentive for a Sub-Placement Agent to encourage investment in the Fund, independent of a prospective Investor's objectives.

A Sub-Placement Agent may provide financing, investment banking services or other services to third parties and receive fees therefor in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund. A Sub-Placement Agent may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund or an Investment Fund. A Sub-Placement Agent may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund or an Investment Fund. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, Investment Fund Manager or advisor, investment sub-advisor, placement agent, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, rating agency, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.

In addition, issuers of securities held by the Fund or an Investment Fund may have publicly or privately traded securities in which a Sub-Placement Agent is an investor or makes a market. The trading activities of Sub-Placement Agents generally will be carried out without reference to positions held by the Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a Sub-Placement Agent having an interest in the issuer adverse to the Fund or the Investment Fund. No Sub-Placement Agent is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or an Investment Fund has an interest.

A Sub-Placement Agent may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in an Investment Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Investment Fund, including with respect to fees and the right to receive information.

Participation in Investment Opportunities

Directors, principals, officers, members, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests. As a result of differing investment strategies or constraints, positions may be taken by directors, principals, officers, members, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or by an Investment Fund Manager or any of its respective affiliates on behalf of their own other accounts ("Investment Fund Manager Accounts") that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.

Other Matters

An Investment Fund Manager, from time to time, may cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Fund Manager Accounts, subject to certain conditions. Future investment activities of the Investment Fund Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

PROXY VOTING POLICIES AND PROCEDURES

The Fund intends to hold its interests in the Investment Funds in non-voting form. Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment. Notwithstanding the foregoing, investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from the Investment Funds seeking the consent of or voting by holders ("proxies"). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser's proxy voting guidelines and procedures. In general, the Adviser believes that, to the extent the Fund has retained the ability to vote, voting proxies in accordance with the policies described below will be in the best interests of the Fund.

The Adviser generally will vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Adviser generally will vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Adviser generally will vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Directors indicating how the Adviser proposes to vote on the matter and its reasons for doing so.

Information regarding how the Adviser voted proxies related to the Fund's portfolio holdings during the 12-month period ending June 30th will be available, without charge, upon request by calling collect (212) 317-9200, and on the SEC's website at www.sec.gov.

BROKERAGE

Each Investment Fund Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges, and on some non-U.S. stock exchanges, involve the payment of negotiated brokerage commissions. Commissions are fixed on most non-U.S. stock exchanges. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. An Investment Fund Manager may not pay the lowest available commissions or mark-ups or mark-downs on securities transactions.

The Adviser expects that the Investment Fund Managers generally will select brokers and dealers to effect transactions on behalf of their respective Investment Funds in substantially the manner described below. However, the Adviser cannot guarantee that an Investment Fund Manager will adhere to, and comply with, these practices. Generally, the Adviser expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, an Investment Fund Manager will seek to obtain the best price and execution for the transactions, considering factors such as price, order size, execution difficulty and operational facilities of a brokerage firm and the brokerage firm's risk in positioning a block of securities. Subject to appropriate disclosure, Investment Fund Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Fund Manager rather than the relevant Investment Fund. Investment Fund Managers generally will seek reasonably competitive commission rates, but may not necessarily pay the lowest commissions available on transactions.

Consistent with seeking best price and execution, an Investment Fund Manager may place brokerage orders with brokers (including affiliates of Morgan Stanley) that may provide the Investment Fund Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. An Investment Fund Manager's expenses may not be reduced as a result of its receiving this supplemental information, which may be useful to the Investment Fund Manager or its affiliates in providing services to clients other than the relevant Investment Fund. In addition, the Investment Fund Manager may not use all of the information in connection with an Investment Fund. However, supplemental information provided to an Investment Fund Manager by brokers and dealers through which other clients effect securities transactions may be useful to the Investment Fund Manager in providing services to an Investment Fund. Affiliates of Morgan Stanley may effect brokerage transactions for an Investment Fund.

FEES AND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, the Fund bears all expenses incurred in the business and investment program of the Fund. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Expenses borne by the Fund (and, thus, indirectly by Investors) include:

●	all expenses related to the Fund's investment program, including, but not limited to:

●	(i) expenses borne through the Fund's investments in Investment Funds and other securities, including, without limitation, any fees and expenses charged by the Investment Fund Managers (such as management fees, incentive fees or allocations, pass through expenses and costs and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Fund's investments (whether or not consummated), and enforcing the Fund's rights in respect of such investments; (iii) transfer taxes and premiums; (iv) taxes withheld on non-U.S. dividends or other non-U.S. source income; (v) fees for data, software and technology providers; (vi) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); and (vii) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

●	the Management Fee;

●	any authorized distribution or servicing fee, as described herein;

●	all costs and expenses associated with the organization and initial registration of the Fund, up to $1 million per the Adviser's voluntary agreement to limit such costs and expenses;

●	all costs and expenses associated with the operation and ongoing registration of the Fund, including, without limitation, all costs and expenses associated with repurchase offers, offering costs and the costs of compliance with any applicable federal, state or non-U.S. laws;

●	the fees of the Independent Directors and the fees and expenses of independent counsel thereto, and the costs and expenses of holding any meetings of the Investors or the Board, its committees or the Independent Directors that are permitted or required to be held under the terms of the Fund's LLC Agreement, as may be amended or amended and restated from time to time, the 1940 Act or other applicable law;

●	a portion, as determined by the Board, of the compensation payable to the Fund's chief compliance officer, and expenses attributable to implementing the Fund's compliance program;

●	the fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

●	the fees and disbursements of any attorneys, accountants, independent registered public accounting firms and other consultants and professionals engaged on behalf of the Fund or the Independent Directors;

●	a portion, as approved by the Board, of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser, the Directors or the officers of the Fund;

●	recordkeeping, custody and transfer agency fees and expenses of the Fund;

●	the fees and expenses of other service providers to the Fund, including depositaries (such as The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services to the Fund, including the Fund's administrator;

●	all costs and expenses of preparing, setting in type, printing and distributing reports and other Fund communications to Investors, whether for regulatory or some other purpose;

●	all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties engaged by or on behalf of the Fund;

●	all charges for equipment or services used for communications between the Fund and any custodian, administrator or other agent engaged by the Fund;

●	any extraordinary expenses (as defined below);

●	all taxes to which the Fund may be subject, directly or indirectly, and whether in the U.S., any state thereof or any other U.S. or non-U.S. jurisdictions, including excise taxes on undistributed income;

●	a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services to the Fund (including, without limitation, the review and updating of the registration statement, review of Investor reports, preparing materials relating to Board and Investor meetings, the negotiation of service provider agreements and other contracts for the Fund and the preparation and review of various regulatory filings for the Fund) and producing regulatory materials (including, without limitation, the production and formatting of Investor reports and offering documents for the Fund); and

●	such other types of expenses as may be approved from time to time by the Board.

The Fund will reimburse the Adviser for any of the above expenses that it pays on behalf of the Fund. Macquarie has agreed not to allocate a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund for a period of at least two years following the Closing, which would be March 11, 2024.

"Extraordinary expenses" are expenses incurred outside of the ordinary course of business, including, without limitation, litigation or indemnification expenses and costs incurred in connection with holding and/or soliciting proxies for a meeting of Investors.

The Adviser entered into an "Expense Limitation and Reimbursement Agreement" with the Fund for a one-year term beginning on November 1, 2018 and ending on the one year anniversary thereof to limit the amount of "Specified Expenses" borne by the Fund to an amount not to exceed 0.55% per annum of the Fund's net assets (the "Expense Cap"). Specified Expenses were all expenses incurred by the Fund, except for: (i) the Management Fee; (ii) fees, expenses or allocations of, and any similar charge or cost associated with, the Investment Funds, (iii) brokerage costs, (iv) interest payments, (v) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vi) taxes; (vii) extraordinary expenses (as determined in the sole discretion of the Adviser); and (viii) any authorized distribution or servicing fee paid with respect to certain classes of Units, including any fees under the Fund's Rule 12b-1 Plan. To the extent that Specified Expenses for a month exceeded the Expense Cap, the Adviser reimbursed the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the term of the Expense Limitation and Reimbursement Agreement, provided that the Specified Expenses have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap. The Adviser has recouped all recoverable expenses.

Unless otherwise voluntarily or contractually assumed by the Adviser or another party, the Fund bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Fund's account; legal fees; accounting, auditing and tax preparation fees; recordkeeping and custodial fees; costs of computing the Fund's net asset value; fees for data, technology and software providers; research expenses; costs of insurance; registration expenses; certain offering costs associated with the Fund's continuing offering of Units (any offering costs that are primarily intended to result in the sale of Units may only be paid through the Fund's Rule 12b-1 Plan); expenses of meetings of investors; directors' and officer fees; all costs with respect to communications to investors; transfer taxes and taxes withheld on non-U.S. dividends; interest and commitment fees on loans and debit balances; and other types of expenses as may be approved from time to time by the Board.

The Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund. Investment Fund Managers generally assess asset-based fees to, and receive incentive-based fees or allocations from, the Investment Funds. As a result, the investment returns of the Investment Funds will be reduced. As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and also will be subject to incentive fees or allocations to the Investment Fund Managers.

The Administrator performs certain administration, accounting and investor services for the Fund. In consideration of these services, the Fund pays the Administrator a fee at the annual rate of up to 0.10% of the Fund's average net assets, subject to a minimum annual fee of $40,000, in addition to certain other fixed or transactional fees, and reimburses certain of the Administrator's expenses.

Under the terms of the Placement Agent Agreement, the Placement Agent is authorized to pay Sub-Placement Agents for the provision of distribution services within the meaning of Rule 12b-1 under the 1940 Act and for non-12b-1 services to Investors. The Fund pays the Placement Agent a monthly Distribution and Servicing Fee out of the net assets of Class A Units and Class F1 Units at the annual rate of 0.75% and 0.70% of the net asset value of Class A Units and Class F1 Units, respectively, determined and accrued as of the last day of each calendar month (before any repurchases of such Units). The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Investors in Class A Units or Class F1 Units will be subject to the Distribution and Servicing Fee regardless of how long they have held such Units. The Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Sub-Placement Agents. Amounts retained by the Placement Agent, if any, will be used by the Placement Agent to pay for Fund-related distribution and servicing expenses. Each compensated Sub-Placement Agent is paid by the Placement Agent based on the net asset value of outstanding Class A Units and/or Class F1 Units, as applicable held by Investors that receive services from such Sub-Placement Agent. Payment of the Distribution and Servicing Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Units and Class F1 Units. Class I Units and Class F2 Units are not subject to the Distribution and Servicing Fee. Class A Units and Class F1 Units may be converted to Class I Units and Class F2 Units, respectively, if a Sub-Placement Agent informs the Fund that an Investor no longer receives services from the Sub-Placement Agent or another servicing agent which has entered into an agreement with the Placement Agent. Upon advance notice to the Investor, Class I Units and Class F2 Units may be converted to Class A Units and Class F1 Units, respectively, if an Investor is no longer eligible to participate in Class I or Class F2 Units, as applicable.

DISTRIBUTION POLICY; DIVIDENDS

The Fund expects that dividends will be paid annually on the Units in amounts representing substantially all of the net investment income, if any, earned each year. Payments on the Units may vary in amount depending on investment income received and expenses of operation; however, in order to continue to qualify as a RIC, substantially all of any taxable net capital gain realized by the Fund on investments will be paid to Investors at least annually. In addition, depending upon the performance of the Fund's investments, the related growth of the Fund's net assets, and the availability of attractive investment opportunities, the Fund may, from time to time, make a distribution that constitutes a return of capital (i.e., a return to Investors of a portion of their original investment in the Fund) for U.S. federal income tax purposes. An Investor's return of capital will not be taxable to that Investor at the time of its payment up to the amount of the Investor's adjusted basis. It will, however, reduce the adjusted tax basis of an Investor's Units.

The net asset value of each Unit that an Investor owns will be reduced by the amount of the distributions or dividends that the Investor receives in respect of Units.

Investors may choose to have dividends and capital gain distributions automatically reinvested in the Fund. An Investor who elects not to reinvest will receive both dividends and capital gain distributions in cash. The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

Units will be issued at their net asset value on the ex-dividend date; there is no sales charge or other charge for reinvestment. Investors will elect whether they wish to reinvest or to receive dividends and capital gains distributions in cash by indicating that choice on the Investor Application. Investors are free to change their election at any time by contacting the Administrator. A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.

The Fund reserves the right to suspend at any time the ability of Investors to reinvest distributions and to require Investors to receive all distributions in cash, or to limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund may determine to do so if, for example, the amount being reinvested by Investors exceeds the available investment opportunities that the Adviser considers suitable for the Fund.

CALCULATION OF NET ASSET VALUE

The Fund calculates its net asset value as of the close of business on the last business day of each calendar month, each date that Units are offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a "Determination Date"). In determining its net asset value, the Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of the Class F1 Units, Class F2 Units, Class A Units and Class I Units are calculated separately based on the fees and expenses applicable to each class. The net asset values of each class of Units will vary over time as a result of the differing fees and expenses applicable to each class, and the timing of the offerings of each class of Units and the different initial offering prices.

The 1940 Act provides that securities for which market quotations are "readily available" must be valued at market value, and all other securities and other assets must be valued at "fair value" as determined in good faith by the Board. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as Valuation Designee. In that role, the Adviser has established a Valuation Committee and Valuation Procedures for the Fund, which provide that the Fund will value its investments in Investment Funds at fair value, and the Adviser oversees the valuation of the Fund's investments on behalf of the Fund. The fair value of such investments as of each Determination Date ordinarily will be the carrying amount (book value) of the Fund's interest in such investments as determined by reference to the most recent balance sheet, statement of capital account or other valuation provided by the relevant Investment Fund Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available to the Fund at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Fund Manager's valuations and the relevant Determination Date.

A meaningful input in the Adviser's Valuation Procedures will be the valuations provided by Investment Fund Managers. Specifically, the Adviser generally will value the Fund's investment in Investment Funds using the "practical expedient," in accordance with Accounting Standards Codification (ASC) Topic 820, based on the valuation provided to the Adviser by the Investment Fund in accordance with the Investment Fund's own valuation policies. Generally, Investment Fund Managers value investments of their Investment Funds at their market price if market quotations are readily available, with a discount in the case of restricted securities. In the absence of observable market prices, Investment Fund Managers value investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. The determination of fair value by Investment Fund Managers is then based on the best information available in the circumstances and may incorporate management's own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks.

Prior to investing in an Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund. Although the Valuation Procedures provide that the Adviser will review the valuations provided by the Investment Fund Managers, neither the Adviser nor the Board will be able to confirm independently the accuracy of unaudited valuations provided by the Investment Fund Managers. Accordingly, the Fund generally will rely on the Investment Fund Managers' valuations, even though an Investment Fund Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Fund Manager's compensation.

In reviewing the valuations provided by Investment Fund Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Fund values its portfolio. The Adviser will consider such information, and may conclude in certain circumstances that the information provided by the Investment Fund Managers does not represent the fair value of the Fund's interests in the Investment Funds. In accordance with the Valuation Procedures, in the absence of specific transaction activity in interests in a particular Investment Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund's interest in an Investment Fund based on the net asset value reported by the Investment Fund Manager, or whether to adjust such value to reflect a premium or discount to net asset value. Any such decision will be made in good faith, and subject to the review and supervision of the Board.

In the event that an Investment Fund does not report a month-end value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent final or estimated value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio.

The valuations reported by the Investment Fund Managers, upon which the Fund will calculate its month-end net asset value, may be subject to later adjustment based on information reasonably available at that time. For example, fiscal year-end net asset value calculations by an Investment Fund may be revised as a result of the audit conducted by the Investment Fund's auditors. Other adjustments may occur from time to time. To the extent that subsequently adjusted valuations or revisions to Investment Fund net asset values adversely affect the Fund's own net asset value, the Fund's outstanding Units will be adversely affected by prior repurchases to the benefit of Investors who tendered Units at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Units and to the detriment of Investors who previously had Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units. New Investors may be affected in a similar manner. Moreover, the same principles apply to the Fund's investments in, withdrawals from and redemptions and sales of interests in the Investment Funds.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets ultimately are sold, and the differences may be significant.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

Expenses of the Fund, including the Management Fee and the Distribution and Servicing Fee, are accrued on a monthly basis on the Determination Date, and taken into account for the purpose of determining the Fund's net asset value.

Prospective Investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net asset value and the Fund if the judgments of the Board, the Adviser or the Investment Fund Managers regarding appropriate valuations should prove incorrect. Additionally, Investment Fund Managers generally will provide determinations of the net asset value of Investment Funds on a monthly basis, in which event it may not be possible to determine the Fund's net asset value more frequently.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to the Fund, to the Fund's qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code, and to an Investor's acquiring, holding and disposing of Units. This discussion is based upon the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder and judicial and administrative ruling authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. This summary applies only to beneficial owners of Units that acquire Units in this initial offering at the offering price and that hold such Units as capital assets. This summary does not purport to be a complete description of all the income tax considerations applicable to such an investment. This summary does not address the U.S. federal income tax consequences that may be relevant to a particular Investor or to Investors who may be subject to special treatment under U.S. federal income tax laws, except where otherwise noted. This discussion generally does not describe the tax consequences that may be relevant to certain types of Investors subject to special treatment under U.S. federal income tax laws, including: tax-exempt organizations; entities that are treated as pass-through entities for U.S. federal income tax purposes (including S corporations); insurance companies; dealers in securities; a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings; pension plans, banks, trusts and other financial institutions; real estate investment trusts ("REITs"); RICs; U.S. persons with a functional currency other than the U.S. dollar; persons who have ceased to be U.S. citizens or to be taxed as residents of the United States; "controlled foreign corporations;" "passive foreign investment companies;" and persons that will hold the Fund's Units as a position in a "straddle," "hedge," or as part of a "constructive sale" for U.S. federal income tax purposes or to the owners or partners of an Investor. No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") regarding any matter relating to the Fund or the Units. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Investors should consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Units of the Fund, as well as the effects of state, local and non-U.S. tax laws, given their particular circumstances.

For purposes of this discussion, a "U.S. Investor" generally is a beneficial owner of Units who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

●	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of the substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A "non-U.S. Investor" is a beneficial owner of Units that is neither a U.S. Investor nor an entity treated as a partnership for U.S. federal income tax purposes.

Taxation as a Regulated Investment Company

The Fund has elected, and intends to continue to qualify, to be treated as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it timely distributes to its Investors. Instead, distributions to Investors from the Fund generally will be taxable to Investors, and any net operating losses, foreign tax credits or deductions and most other tax attributes generally will not pass through to Investors. To qualify as a RIC, the Fund must, among other things, meet certain distribution, source-of-income and asset diversification requirements (each as described below).

If the Fund (x) qualifies as a RIC and (y) satisfies the Annual Distribution Requirement, it generally will not be subject to U.S. federal income tax on its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it timely distributes to Investors. In addition, if the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income that the Fund realized in preceding years, did not distribute, and on which the Fund paid no U.S. federal income tax (together, the "Excise Tax Distribution Requirements"), the Fund will be liable for a 4% nondeductible excise tax on the portion of the undistributed amounts of this income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the taxable year ending in that calendar year will be considered to have been distributed by year-end (or earlier, if estimated taxes are paid). The Adviser expects that the Fund will operate in a manner so as to continuously qualify for treatment as a RIC under the Code and that the Fund will make sufficient distributions each taxable year to satisfy the Excise Tax Distribution Requirements.

Qualification as a Regulated Investment Company

To qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships," or other income (including certain deemed inclusions) derived with respect to the Fund's business of investing in such stock or securities or foreign currencies (the "90% Gross Income Test"); (b) timely distribute (or be deemed to timely distribute) to its Investors on an annual basis at least 90% of its investment company taxable income for each taxable year (the "Annual Distribution Requirement"); and (c) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund's assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if these other securities of any one issuer do not represent more than 5% of the value of the Fund's assets or more than 10% of the outstanding voting securities of the issuer and (ii) no more than 25% of the value of the Fund's assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more "qualified publicly traded partnerships" (collectively, the "Diversification Tests").

For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund's distributive share of items of income, gain, losses, deductions and credits derived through any Investment Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes (such investments, "Flow-Through Investments"), generally will be determined as if the Fund realized these tax items in the same manner as the Investment Funds. The Fund does not control the underlying entities into which it makes Flow-through Investments. It is possible that despite the Fund’s efforts to invest in Flow-through Investments that generate income that qualifies for the 90% Gross Income Test, such Flow-through Investments could generate income that would cause the Fund to fail the 90% Gross Income Test. There may also be delays in the Fund’s receipt of necessary tax reporting documents provided by the entities into which the Fund makes its Flow-through Investments, which could result in the Fund being unable to timely cure a failure of the 90% Gross Income Test.

If the Fund believes that it may fail the 90% Gross Income Test, either as a result of Flow-through Investments or otherwise, the Fund may seek to take certain actions to avert such a failure, including by disposing of assets or by transferring investments that result in the Fund realizing income that does not qualify for the 90% Gross Income Test to one or more entities that are treated as corporations for U.S. federal income tax purposes (such entities, "Blockers"). Dividends to the Fund made from a Blocker generally should qualify for the 90% Gross Income Test, but holding investments through a Blocker may reduce the overall return on the investment as a result of the U.S. corporate (and any applicable state and local) income taxes imposed on taxable income earned by such Blockers. The Fund may be restricted by certain U.S. federal income tax rules that apply to RICs in how much of its assets it can hold in Blockers. Further, for purposes of calculating the value of the Fund's investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund's proper proportion of any investment in the securities of that issuer that are held by a member of the Fund's "controlled group" must be aggregated with the Fund's investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations. Further, it may also not be possible to timely transfer assets into a Blocker to avoid a failure of the 90% Gross Income Test. As a result, there is no guarantee that the Fund will be able to prevent a potential failure of the 90% Gross Income Test by using Blockers (or otherwise).

If the Fund fails the 90% Gross Income Test, it may be able to cure such failure and continue to qualify as a RIC if (i) the Fund meets certain filing obligations, (ii) the failure to meet the qualifying income requirement is due to reasonable cause and is not due to willful neglect, and (iii) the Fund pays a tax on its non-qualifying income. The Fund may be unable to meet these requirements or may choose not to, and to instead be taxed as a C corporation.

The Fund generally makes distributions in cash, but retains the discretion to make distributions of securities in-kind to the extent permitted under applicable law. The Fund may make investments that produce income that is not matched by a corresponding cash receipt by the Fund. Any such income would be treated as income earned by the Fund and therefore would be subject to the Annual Distribution Requirement and/or the Excise Tax Distribution Requirements. Therefore, these investments may require the Fund to borrow money or dispose of other securities in order to comply with those requirements.

The Fund may include in its taxable income certain amounts that it has not yet received in cash. For example, if an Investment Fund holds corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of the Fund's allocable share of these deemed dividends. The Fund also may have to include in its taxable income other amounts that it has not yet received in cash, such as accruals on a debt instrument issued with original issue discount or "payment-in-kind" interest held by an Investment Fund. As a result, the Fund may be required to make distributions to Investors in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Distribution Requirements, even though it will have not received any corresponding cash payments.

If the Fund or an Investment Fund borrows money, it may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if the Fund is authorized to borrow and to sell assets in order to satisfy distribution requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to the Investors while its debt obligations and senior securities are outstanding unless certain "asset coverage" tests or other financial covenants are met. The Investment Funds may be subject to similar restrictions. Limits on the Fund's payment of dividends may prevent it from meeting the Annual Distribution Requirement, and may, therefore, jeopardize its qualification for taxation as a RIC, or subject it to the 4% excise tax on undistributed income. Furthermore, an Investment Fund may face financial difficulty that requires it to work-out, modify or otherwise restructure its investment. Any restructuring could, depending on the specific terms of the restructuring, result in unusable capital losses and future non-cash income.

Accordingly, to enable the Fund to make distributions to Investors that will be sufficient to enable it to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, it may need to borrow money, raise additional capital, forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable it to satisfy the Annual Distribution Requirement, it may fail to qualify as a RIC and become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, as mentioned above, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If the Fund's expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years or carry back net operating losses to prior years, and these net operating losses generally will not pass through to Investors. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC's investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% (after generally being increased to 50% for taxable years beginning in 2019 or 2020) of its “adjusted taxable income” plus “floor plan financing interest expense.” Due to these limits on the deductibility of expenses, net capital losses, and interest, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Investors even if this income is greater than the aggregate net income the Fund actually earned during those years. These distributions may be made from the Fund's cash assets or by liquidation, redemption or withdrawal of investments, if necessary. The Fund may realize gains or losses from these liquidations. In the event the Fund realizes net capital gains from these transactions, Investors may receive a larger capital gain distribution than they would have received in the absence of these transactions. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to Investors.

Failure to Qualify as a Regulated Investment Company

A RIC that fails the 90% Gross Income Test for a taxable year or the Diversification Tests for any quarter of a taxable year might nevertheless be considered to have satisfied these tests for that year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). Subject to a limited exception applicable to RICs that qualified for RIC status under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by it during the period in which the Fund failed to qualify as a RIC that are recognized during the 5-year period after the Fund's requalification as a RIC, unless the Fund made a special election to pay corporate-level U.S. federal income tax on these net built-in gains at the time of the Fund's requalification as a RIC.

If the Fund fails to qualify for treatment as a RIC and these relief provisions do not apply to the Fund, the Fund generally would be subject to U.S. federal income tax on all of its taxable income at regular corporate tax rates (and it also would be subject to any applicable U.S. state and local taxes), regardless of whether it makes any distributions to Investors. The Fund would not be able to deduct distributions to Investors, nor would distributions to Investors be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Investors as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Investors, to the extent of the Fund's current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Investors that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund's current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Investor's adjusted tax basis in the Fund's Units, and any remaining distributions would be treated as capital gain.

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its interests in Investment Funds.

Although the Adviser expects that the Fund will operate in a manner to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a "C" corporation, even if the Fund would otherwise qualify as a RIC if the Fund determines that treatment as a C corporation for a particular year would be in the Fund's best interests. The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.

Income from Repurchases and Transfers of Units

A repurchase of Units by the Fund will be a taxable transaction for U.S. federal income tax purposes, either as a "sale or exchange," or, under certain circumstances, as a "dividend." In general, the transaction should be treated as a sale or exchange of the Units if the receipt of cash results in a meaningful reduction in the Investor's proportionate interest in the Fund or results in a "complete redemption" of the Investor's Units, in each case applying certain constructive ownership rules.

If the repurchase of an Investor's Units qualifies for sale or exchange treatment, the Investor will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased Units and the adjusted tax basis of those Units. Such gain or loss will be capital gain or loss if the repurchased Units were held by the Investor as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for more than one year, or as short-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for one year or less. However, if the Investor received any long-term capital gain distributions in respect of the repurchased Units (including, for this purpose, amounts credited as undistributed capital gains in respect of those Units) and held (or is treated as having been held) the repurchased Units for six months or less, any loss realized by the Investor upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.

If the repurchase of an Investor's Units does not qualify for sale or exchange treatment, the Investor may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Investor's tax basis in the relevant Units. The tax basis in the Units repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Units, will be reallocated, pro rata, among any remaining Units held by the Investor.

The Fund generally will be required to report to the IRS and each Investor the cost basis and holding period for each respective Investor's Units repurchased by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If an Investor wishes to accept the average cost method as its default cost basis calculation method in respect of Units in its account, the Investor does not need to take any additional action. If, however, an Investor wishes to affirmatively elect an alternative cost basis calculation method in respect of its Units, the Investor must contact the Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Unit repurchase may not be changed after the valuation date established by the Fund in respect of that repurchase. Investors should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.

A sale of Units, other than in the context of a repurchase of Units by the Fund, generally will have the same tax consequences as described above in respect of a Unit repurchase that qualifies for "sale or exchange" treatment.

Fund Investments

As discussed elsewhere in this Confidential Memorandum, the Fund allocates a significant portion of its assets to Investment Funds. It is expected that some or all of these Investment Funds will be classified as partnerships for U.S. federal income tax purposes, and it is not expected that any will be classified as associations or "publicly traded partnerships" taxable as a corporation.

An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is not itself subject to U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership's net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss, credit and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner's taxable year. Each such item will have the same character to a partner, and generally will have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments that may produce deemed dividends under section 305 of the Code, generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of assets, including interests in Investment Funds, which it might otherwise have continued to hold in order to generate cash so that the Fund may satisfy the Annual Distribution Requirement. Similarly, the Fund may have to withdraw from or dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying income for purposes of the 90% Gross Income Test or hold assets that could cause the Fund not to satisfy the Diversification Tests.

Ordinarily, gains and losses realized from portfolio transactions will be treated as capital gains and losses. However, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments and certain futures or forward contracts and options) may be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the receivables are collected or the time that the liabilities are paid may be treated as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be treated as ordinary income. Finally, all or a portion of the gain realized from engaging in "conversion transactions" (generally including certain transactions designed to convert ordinary income into capital gain) may be treated as ordinary income.

Hedging and Derivative Transactions. Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions ("Section 1256 contracts") held by the Fund or an Investment Fund generally will be treated as 60% long-term capital gain or loss (as applicable) and 40% short-term capital gain or loss (as applicable). Gain or loss will arise upon exercise or lapse of Section 1256 contracts. In addition, any Section 1256 contracts remaining unexercised at the end of the holder's taxable year will be treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

Offsetting positions held by the Fund, or the Investment Funds with respect to actively traded personal property may be considered, for U.S. federal income tax purposes, to constitute "straddles" and may be subject to constructive sales rules, as described below. To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Moreover, the Fund's or an Investment Fund's holding period with respect to such a period may be terminated when it enters into a straddle, and certain interest and carrying charges with respect to positions in a straddle may be required to be capitalized. Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute "mixed straddles." One or more elections may be made in respect of the U.S. federal income tax treatment of "mixed straddles," resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or, in certain circumstances, an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests ("appreciated financial position"), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a "Contract") with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund may be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund, or, in certain circumstances, an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-through entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-through entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.

Passive Foreign Investment Companies. The Fund may hold equity interests in non-U.S. Investment Funds that may be treated as "passive foreign investment companies" (each, a "PFIC"). The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any "excess distribution" or gain from the disposition of these interests even if this income is distributed as a taxable dividend by the Fund to its Investors. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from these distributions or gains. If an election is made to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), then the Fund would be required, in lieu of the foregoing requirements, to include in income each year a portion of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to certain PFICs because of certain requirements that the PFICs themselves would have to satisfy. If a RIC is required to include amounts in income as a result of an investment in a PFIC for which the RIC has made a QEF election, such income inclusions generally will be "qualifying income" for purposes of the 90% Gross Income Test, regardless of whether an actual cash distribution is made to the RIC. Alternatively, in certain cases, an election can be made to mark-to-market at the end of each taxable year the shares in a PFIC. In this case, the Fund would recognize as ordinary income its share of any increase in the value of such shares, and as ordinary loss its share of any decrease in their value, to the extent it did not exceed its share of prior increases in income. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable year and this income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as "qualified dividend income." In certain cases, the Fund will not be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in these cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.

Foreign Taxes. The Fund's direct or indirect investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund's yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Investors will generally not be able to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

Taxation of U.S. Investors

The following discussion applies only to U.S. Investors. If you are not a U.S. Investor this section does not apply to you.

The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act.

Distributions. Distributions by the Fund generally are taxable to U.S. Investors as ordinary income or capital gains. Distributions of the Fund's "investment company taxable income" (which, generally, is the Fund's ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Investors to the extent of the Fund's current or accumulated earnings and profits. To the extent the distributions the Fund pays to non-corporate Investors (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, these distributions ("Qualifying Dividends") generally are taxable to U.S. Investors at the preferential rates applicable to long-term capital gains. Distributions of the Fund of net capital gain (generally, the excess of the Fund's net long-term capital gain over its net short-term capital loss) properly reported by the Fund as "capital gain dividends" will be taxable to U.S. Investors as long-term capital gains (which, for a U.S. Investor that is an individual, trust and estate, are taxed at preferential rates under current law). This is true regardless of the U.S. Investor's holding periods for their Units and regardless of whether the dividend is paid in cash or reinvested in additional Units. Distributions by the Fund. Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period will reduce the adjusted tax basis of an Investor's Units (but not below zero) and, to the extent in excess of the Investor's adjusted tax basis, will be treated as gain from the "sale or exchange" of such Units. Any such distributions that reduce the adjusted tax basis of an Investor's Units represent a return of capital and, as such, will not be subject to tax at the time of the distribution. Any return in excess of an Investor's adjusted basis will be taxable as capital gains. These distributions, because they reduce the adjusted tax basis of an Investor's Units, will result in an increase in the amount of income or gain (or decrease in the amount of loss) that the Investor recognizes for tax purposes upon the disposition of its Units or upon certain subsequent distributions in respect of such Units.

A portion of the Fund's ordinary income dividends, but not capital gain dividends, paid to corporate U.S. Investors may, if certain conditions are met, qualify for a 50% dividends-received deduction to the extent the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of its dividends to qualify for this deduction. A corporate U.S. Investor may be required to reduce its basis in its Units with respect to certain "extraordinary dividends," as defined in Section 1059 of the Code. Corporate U.S. Investors should consult their own tax advisors in determining the application of these rules in their particular circumstances.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained. In this case, it may report the retained amount as undistributed capital gains to its Investors, who will be treated as if each Investor received a distribution of his or her pro rata share of this gain, with the result that each Investor will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its Units by an amount equal to the deemed distribution less the tax credit.

The Fund will send to each of its U.S. Investors, as promptly as possible after the end of each calendar year, a notice detailing, on a per Unit and per distribution basis, the amounts includible in the U.S. Investor's taxable income for the applicable year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund's income generally will not consist of dividends. Distributions out of current or accumulated earnings and profits also will not be eligible for the 20% pass through deduction under Section 199A of the Code, although qualified REIT dividends earned by the Fund may qualify for this deduction. Distributions also may be subject to additional state, local and non-U.S. taxes depending on a U.S. Investor's particular situation.

Sale or Other Disposition of Units. A U.S. Investor generally will recognize taxable gain or loss on the sale or other disposition of Units. The amount of gain or loss will be measured by the difference between the Investor's adjusted tax basis in the Unit sold and the amount of the proceeds received in exchange. Any gain arising from the sale or disposition generally will be treated as long-term capital gain or loss if the Investor has held its Units for more than one year. Otherwise, this gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Units held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to these shares. In addition, all or a portion of any loss recognized upon a disposition of Units may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. Investors are taxed at preferential rates on their net capital gain (generally, the excess of net long-term capital gain over net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in shares of common stock). This rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Investors currently are subject to U.S. federal income tax on net capital gain at the same rate applicable to their ordinary income. Non-corporate U.S. Investors with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of these losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Investor in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Investors generally may not deduct any net capital losses for a year, but may carry back these losses for three years or carry forward these losses for five years.

Taxation as a Non-Publicly-Offered RIC. For any period that the Fund does not qualify as a "publicly offered regulated investment company" (within the meaning of the applicable provisions of the Code), Investors will be taxed as though they received a distribution of some of the Fund's expenses. The Fund will be treated as a publicly offered RIC if either (i) the Units (and any other common stock or preferred stock issued by the Fund) collectively are held by at least 500 persons at all times during a taxable year, (ii) the Units (and any other common stock or preferred stock issued by the Fund) are treated as regularly traded on an established securities market or (iii) the Units (and any other common stock or preferred stock issued by the Fund) are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act). The Fund anticipates that it will not qualify as a publicly offered RIC immediately after this offering, but the Fund may qualify as a publicly offered RIC for future taxable years. If the Fund is not treated as a publicly offered RIC for a particular calendar year, each U.S. Investor that is either an individual, trust or estate will be treated as having received a distribution from the Fund in the amount of that U.S. Investor's allocable share of the Management Fee paid to the Adviser and certain of the Fund's other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of that U.S. Investor. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a non-corporate U.S. Investor. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally will be deductible by a non-corporate U.S. Investor only to the extent that the aggregate of that Shareholder's miscellaneous itemized deductions exceeds 2% of that U.S. Investor's adjusted gross income for U.S. federal income tax purposes, will not be deductible for purposes of the alternative minimum tax and U.S. Investors that are individuals will be subject to the overall limitation on itemized deductions under the applicable provisions of the Code.

Surtax on Net Investment Income. An additional 3.8% surtax generally is applicable in respect of the net investment income of non-corporate U.S. Investors (other than certain trusts) on the lesser of (i) the U.S. Investor's "net investment income" for a taxable year and (ii) the excess of the U.S. Investor's modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, "net investment income" generally includes interest and taxable distributions and deemed distributions paid with respect to the Fund's Units, and net gain attributable to the disposition of the Fund's Units (in each case, unless such Units are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Taxation of Non-U.S. Investors

The following discussion applies to non-U.S. Investors that are not engaged in a trade or business within the United States.

Distributions. Distributions of the Fund's investment company taxable income to non-U.S. Investors generally will be subject to a 30% U.S. withholding tax (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from the Fund's current and accumulated earnings and profits.

However, certain properly designated distributions paid to a non-U.S. Investor generally will be exempt from U.S. federal withholding tax if they (1) are paid in respect of the Fund's "qualified net interest income" (generally, the Fund's U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership of which the Fund is at least a 10% stockholder or partner, reduced by expenses that are allocable to such income), or (2) are paid in connection with the Fund's "qualified short-term capital gains" (generally, the excess of the Fund's net short-term capital gain over its long-term capital loss for a taxable year) and certain other requirements are satisfied. Nevertheless, if Units are held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund designates the payment as having been derived from qualified net interest income or from qualified short-term capital gains. Moreover, depending on the circumstances, the Fund may designate all, some or none of its potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. Non-U.S. source interest income is not eligible for exemption from U.S. federal withholding tax, and distributions of non-U.S. source income will be subject to the 30% U.S. withholding tax unless reduced by an applicable tax treaty.

Actual or deemed distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long term capital gain over the Fund's net short term capital loss) to a non-U.S. Investor, and gains recognized by a non-U.S. Investor upon the sale of Units, generally will not be subject to withholding of U.S. federal income tax, and generally will not be subject to U.S. federal income tax unless the non-U.S. Investor is an individual, has been present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied. Distributions of gain in respect of passive foreign investment companies ("PFICs") for which a qualified electing fund election has not been made would also be subject to 30% U.S. withholding tax unless this tax is reduced by an applicable income tax treaty. Non-U.S. Investors are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances. The Fund may not be able to obtain from the Investment Funds the information necessary to employ tracing and, therefore, it is unlikely that Investors will be able to avoid withholding in this circumstance.

If the Fund distributes its net capital gain in the form of deemed rather than actual distributions (which the Fund may do in the future), a non-U.S. Investor will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Investor's allocable share of the tax the Fund paid on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. Investor must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and timely file a U.S. federal income tax return, even if the non-U.S. Investor would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

The Fund has the ability to make certain distributions of securities in-kind. As long as at least 20% of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, non-U.S. Investors will be taxed on 100% of the fair market value of the dividend, on the date the dividend is received, in the same manner as a cash dividend (including the application of withholding tax rules described above), even though most of the dividend was paid in securities. In such circumstances, the Fund may be required to withhold all or substantially all of the cash it would otherwise distribute to a non-U.S. Investor. In general, any dividend paid on the Units will be taxable as a dividend, even if a portion is paid in securities.

Certain Additional Tax Considerations

Backup Withholding. The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable to Investors (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that such Investor is subject to backup withholding. Certain Investors specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Investor's U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by an Investor to furnish a certified TIN to the Fund could subject the Investor to a $50 penalty imposed by the IRS.

Withholding and Information Reporting on Foreign Financial Accounts. A non-U.S. Investor that is otherwise subject to withholding of U.S. federal income tax may be subject to information reporting and backup withholding of U.S. federal income tax on dividends, unless the non-U.S. Investor provides the Fund or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form), or otherwise meets the documentary evidence requirements for establishing that it is a non-U.S. Investor or establishes an exemption from backup withholding.

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on the Units and, after December 31, 2018, 30% of the gross proceeds from a sale of the Units to: (i) a foreign financial institution, unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders, and meets certain other specified requirements or is subject to an applicable "intergovernmental agreement"; or (ii) a non-financial foreign entity beneficial owner, unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner, and meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. Investors that otherwise are eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.

Tax Shelter Reporting Regulations

If an Investor recognizes a loss with respect to its Units in excess of certain prescribed thresholds (generally, $2 million or more for an individual Investor or $10 million or more for a corporate Investor), the Investor must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Investors should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Other Taxation

Investors should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Units and the particular tax consequences to them of an investment in the Fund.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND, INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS.

ERISA CONSIDERATIONS

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. Fiduciaries of such plans or arrangements also should confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any "benefit, right or feature" affecting the qualified status of the plan or arrangement, which may be of particular importance for participant-directed plans given that the Fund sells Units only to Eligible Investors, as described herein. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself may be held liable for losses incurred by the ERISA Plan as a result of such breach. Fiduciaries of plans or arrangements subject to Section 4975 of the Code (such as IRAs and Keoghs) should carefully consider these same factors. Persons who are fiduciaries with respect to an employee benefit plan or other arrangements or entities subject to ERISA (an "ERISA Plan"), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Fund.

The DOL has adopted regulations, which, along with provisions adopted by Congress (collectively, the "Plan Assets Rules"), treat the assets of certain pooled investment vehicles as "plan assets" for purposes of, and subject to, Title I of ERISA and Section 4975 of the Code ("Plan Assets"). The Plan Assets Rules provide, however, that, in general, funds registered as investment companies under the 1940 Act are not deemed to be subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code merely because of investments made in the fund by Benefit Plans. Accordingly, the underlying assets of the Fund should not be considered to be the Plan Assets of the Benefit Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser should not be considered a fiduciary within the meaning of ERISA or the Code by reason of its authority with respect to the Fund.

The Fund will require a Benefit Plan (and each person causing such Benefit Plan to invest in the Fund) to represent that it, and any such fiduciaries responsible for such Benefit Plan's investments (including in its individual or corporate capacity, as may be applicable), are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest Plan Assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Investors that are Benefit Plans may currently maintain relationships with the Adviser or other entities that are affiliated with the Adviser. Each of such persons may be deemed to be a party in interest (or disqualified person) to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Investors that are Benefit Plans should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code. Fiduciaries of Investors that are Benefit Plans will be required to represent (including in their individual or corporate capacity, as applicable) that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision, that they have not relied on any advice or recommendation of such affiliated persons, as a basis for the decision to invest in the Fund and that any information provided by the Fund and the affiliated persons is not a recommendation to invest in the Fund.

Benefit Plan Investors may be required to report certain compensation paid by the Fund (or by third parties) to the Fund's service providers as "reportable indirect compensation" on Schedule C to IRS Form 5500 ("Form 5500"). To the extent that any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for "eligible indirect compensation," as defined for purposes of Schedule C to Form 5500.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Confidential Memorandum is general, does not purport to be a thorough analysis of ERISA or the Code, may be affected by future publication of regulations and rulings and should not be considered legal advice. Potential Investors that are Benefit Plans and their fiduciaries should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

Employee benefit plans that are not subject to the requirements of ERISA or Section 4975 of the Code (such as governmental plans, foreign plans and certain church plans) may be subject to similar rules under other applicable laws or documents, and should consult their own advisers as to the propriety of an investment in the Fund. In particular, "governmental plans" (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA or Section 4975 of the Code. However, state laws applicable to certain governmental plans have provisions that impose restrictions on the investments and management of the assets of such plans that are, in some cases, similar to those under ERISA and the Code discussed above. It is uncertain whether exemptions and interpretations under ERISA would be recognized by the respective state authorities in such cases. Also, some state laws prohibit, or impose percentage limitations on investments of a particular type, in obligations or securities of foreign governments or entities, or bar investments in particular countries or businesses operating in such countries. Fiduciaries of governmental plans, in consultation with their advisers, should consider the impact of their respective state pension laws and regulations on investments in the Fund, as well as the considerations discussed above to the extent applicable. See "Types of Investments and Related Risk Factors—Other Risks—Changes in Tax Laws Governing IRAs."

By acquiring Units of the Fund, an Investor acknowledges and agrees that: (i) any information provided by the Fund, the Adviser, or any affiliates thereof (including information set forth in this Confidential Memorandum) is not a recommendation to invest in the Fund and that none of the Fund, the Adviser or any affiliates thereof is undertaking to provide any investment advice to the Investor (impartial or otherwise), or to give advice to the Investor in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Adviser is for the provision of investment advice to the Investor; and (ii) the Adviser has a financial interest in the Investor's investment in the Fund on account of the fees it expects to receive from the Fund as disclosed herein, the LLC Agreement and any other Fund governing documents.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is Two Commerce Square, 2001 Market Street, Suite 1800, Philadelphia, PA 19103.

LEGAL COUNSEL

Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, acts as legal counsel to the Fund.

CUSTODIAN

UMB Bank, N.A., or such other qualified custodian, (the "Custodian") serves as the custodian of the Fund's assets, and may maintain custody of the Fund's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 928 Grand Boulevard, Kansas City, Missouri 64106.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on a semi-annual basis prepared in accordance with generally accepted accounting principles. The Fund's Annual and Semi-Annual Reports, once available, may be obtained without charge by writing to the Fund at its offices at 125 West 55th Street, New York, New York 10019, or by calling (collect) (212) 317-9200. Investors will be able to view text-only versions of Fund documents on-line or download them from the SEC's website (http://www.sec.gov).

APPENDIX A

RESTRICTIONS ON SALES IN SELECT NON-U.S. JURISDICTIONS

Notice to Prospective Non-U.S. Investors Generally

No action has been or will be taken in any country or jurisdiction outside the U.S. that would permit an offering of Units, or possession or distribution of offering materials in connection with the issuance of Units, in any such country or jurisdiction where action for that purpose is required. It is the responsibility of persons wishing to purchase Units to satisfy themselves as to full observance of the laws of any relevant territory outside the U.S. in connection with any such purchase.

Notice to Prospective Investors in Australia

The provision of this document to any person does not constitute an offer of Fund Units to that person or an invitation to that person to apply for Fund Units. Any such offer or invitation will only be extended to a person in Australia if that person is:

●	a sophisticated or professional investor for the purposes of section 708 of the Corporations Act of Australia; and

●	a wholesale client for the purposes of section 761G of the Corporations Act of Australia; and

●	a person whose ordinary business is to buy or sell shares, debentures or interests in managed investment schemes, whether as principal or agent.

This document is not intended to be distributed or passed on, directly or indirectly, to any other class of persons in Australia.

This document is not a disclosure document under Chapter 6D of the Corporations Act or a product disclosure statement under Part 7.9 of the Corporations Act. It is not required to, and does not, contain all the information which would be required in a disclosure document or a product disclosure document. It has not been lodged with the Australian Securities and Investments Commission.

Any person to whom a Unit is issued or sold must not, within 12 months after the issue, offer, transfer or assign that Unit to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act.

No person referred to in this document holds an Australian financial services license.

The information in this document has been prepared without taking into account any investor’s investment objectives, financial situation or particular needs. Before acting on the information the investor should consider its appropriateness having regard to their investment objectives, financial situation and needs.

This document has not been prepared specifically for Australian investors. It:

●	may contain references to dollar amounts which are not Australian dollars;

●	may contain financial information which is not prepared in accordance with Australian law or practices;

●	may not address risks associated with investment in foreign currency denominated investments; and

●	does not address Australian tax issues.

This document is issued by the Fund. Neither the Fund or its adviser, Central Park Advisers, LLC, is licensed in Australia to provide financial product advice in relation to the Fund Units. An investor in the interests will not have cooling off rights.

Notice to Prospective Investors in Bolivia

This is not a public offer and as such this document has not been approved by any regulatory entity in Bolivia. This is a private offer exclusively intended for the person to whom this document is addressed.

Notice to Prospective Investors in Brazil

The Fund is not listed with any stock exchange, organized over the counter market or electronic system of securities trading. Units have not been and will not be registered with any securities exchange commission or other similar authority, including the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários - or the "CVM"). Units will not be directly or indirectly offered or sold within Brazil through any public offering, as determined by Brazilian law and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Resolution No. 160 (Jul. 13, 2022), as amended from time to time, or any other law or rules that may replace them in the future.

Acts involving a public offering in Brazil, as defined under Brazilian laws and regulations and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Resolution No. 160 (Jul. 13, 2022), as amended from time to time, or any other law or rules that may replace them in the future, must not be performed without such prior registration. Persons in Brazil wishing to acquire Units should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom. Without prejudice to the above, the sale and solicitation of Units is limited to professional investors as defined by CVM Resolution No. 30 (May 5, 2021) or as defined by any other rule that may replace it in the future.

This Confidential Memorandum is confidential and intended solely for the use of the addressee and cannot be delivered or disclosed in any manner whatsoever to any person or entity other than the addressee.

Notice to Prospective Investors in the British Virgin Islands

Units may not be offered in the British Virgin Islands unless the Fund or the person offering the Units on its behalf is licensed to carry on business in the British Virgin Islands. The Fund is not licensed to carry on business in the British Virgin Islands. Units may be offered to British Virgin Islands business companies (from outside the British Virgin Islands) without restriction. A British Virgin Islands business company is a company formed under or otherwise governed by the BVI Business Companies Act (British Virgin Islands).

Notice to Prospective Investors in the Cayman Islands

No offer or invitation to subscribe for Units in the Fund may be made to the public in the Cayman Islands.

Notice to Prospective Investors in Chile

The offering of Units of the Fund in private placement transactions avails itself of the General Regulation No. 336 of the Chilean Commission for Financial Markets. The offering relates to securities that are not registered with the Securities Registry or the Registry of Foreign Securities of the Chilean Commission for Financial Markets and, therefore, the Fund's Units are not subject to oversight by the latter. In light of the fact that the Units are not registered with the Securities Registry or the Registry of Foreign Securities, the Fund will not advertise, market, distribute or otherwise make Units available to the public in Chile. The Fund's Units may not be subject to a public offering in Chile until they are registered in the corresponding Securities Registry.

Notice to Prospective Investors in Colombia

Neither this Confidential Memorandum nor Units of the Fund have been reviewed or approved by the Financial Superintendency of Colombia (the "FSC") or any other governmental authority in Colombia, including the National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), nor has the Fund or any related person or entity received authorization or licensing from the FSC or any other governmental authority in Colombia to market or sell Units within Colombia. No public offering of Units is being made in Colombia or to Colombian residents, considering that the offer is addressed to less than one hundred specific investors. By receiving this Confidential Memorandum, the recipient acknowledges that it contacted the Adviser at its own initiative and not as a result of any promotion or publicity by the Fund, the Adviser or any of their respective affiliates, therefore it complies with Decree 2555 of 2010 and other applicable rules and regulation related to the promotion of foreign funds in Colombia. This Confidential Memorandum is strictly private and confidential and may not be reproduced, used for any other purpose or provided to any person other than the intended recipient.

Notice to Prospective Investors in Dominican Republic

The information provided herein does not constitute investment advice, and is not an offer to sell or a solicitation to buy any security or investment product in your jurisdiction. All securities transactions require signed agreements between us. No security product is offered or will be sold in any jurisdiction in which such offer or sale would be unlawful under the securities, or other laws of such jurisdiction. Some products may not be available in all jurisdictions.

Notice to Prospective Investors in Ecuador

The Fund is not managed or represented by a fund management company or trust administrator in Ecuador and has not been registered with or approved by the Superintendency of Companies, Securities and Insurance of Ecuador. Units are therefore not eligible for advertising, placement or circulation in Ecuador. The information provided in this Confidential Memorandum is not an offer to sell, or an invitation to make an offer to purchase, Units in Ecuador or to, or for the benefit of, any Ecuadorian person or entity. This Confidential Memorandum may not be distributed or reproduced, in whole or in part, in Ecuador by the recipients of this Confidential Memorandum. This Confidential Memorandum has been distributed on the understanding that its recipients will only participate in the issue of Units outside of Ecuador on their own account.

Notice to Prospective Investors in Hong Kong

This Confidential Memorandum has not been approved by any regulatory authority in Hong Kong. Hong Kong residents wishing to acquire Units should exercise caution in relation to this offer. Additionally, such persons should obtain independent professional advice if they have any doubts regarding the contents of this Confidential Memorandum.

Notice to Prospective Investors in Israel

This Confidential Memorandum is intended only to sophisticated investors listed in the first supplement to the Israeli Securities Law, 5728-1968 (the "Israeli Securities Law" and "Qualified Investors"). It may not be reproduced or used for any other purpose, nor be furnished to any other person other than those Qualified Investors to whom copies were sent. No action has been, or will be, taken in Israel that would permit an offering of the Units of the Fund or a distribution of this Confidential Memorandum to the public in Israel. Only Qualified Investors who in each case have provided written confirmation that they qualify as Qualified Investors, and that they are aware of the consequences of such designation and agree thereto, may invest in the Fund, in all cases under circumstances that will fall within the private placement exemptions of the Israeli Securities Law and any applicable guidelines, publication or rulings issued from time to time by the Israel Securities Authority. Anyone who purchases Units of the Fund is doing so for its own benefit and for its own account and not with the aim or intention of distributing or offering such units to other parties. Anyone who purchases the Units of the Fund shall do so in accordance with its own understanding and discretion and after it has obtained any relevant investment, financial, legal, business, tax or other advice or opinion required by it in connection with such purchase. For the avoidance of doubt, nothing in this Confidential Memorandum should be considered "investment advice" or "investment marketing", as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law, 5755-1995.

Notice to Prospective Investors in Mexico

The offering made pursuant to this Memorandum does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission or the registration of Units in the Fund with the Mexican National Registry of Securities.

Notice to Prospective Investors in Nicaragua

For purposes of the Nicaraguan market, the Fund's Units will be offered as a private placement and includes securities which are not registered with the Superintendencia de Bancos y de Otras Instituciones Financiera (the "Bank Superintendence"), and therefore has not been reviewed by any public or private entity, in order to ensure that such information is complete, accurate and timely. The fundamental principle of this offer in its Nicaraguan placement is that it consists of a private transaction amongst private parties.

Notice to Prospective Investors in Panama

No public offering of Units in the Fund is being made to Investors resident in Panama. Units are being offered only to institutional Investors and a limited number of other Investors in Panama. The Superintendencia del Mercado de Valores has not passed upon the accuracy or adequacy of this Memorandum or otherwise approved or authorized the offering of Units to Investors resident in Panama.

Notice to Prospective Investors in Peru

Units in the Fund have not been and will not be approved by the Peruvian Superintendencia del Mercado de Valores (the "SMV") or any other regulatory agency in Peru, nor have they been registered under the Securities Market Law (Ley del Mercado de Valores), or any SMV regulations. Units may not be offered or sold within Peru except in private placement transactions.

Notice to Prospective Investors in Taiwan

The Units may be made available outside of Taiwan for purchase outside Taiwan by Taiwan resident investors, but may not be offered or sold in Taiwan.

Notice to Prospective Investors in Uruguay

The Fund is not an investment fund regulated by Uruguayan Law 16,774 of September 27, 1996, as amended, and has not been registered with the Central Bank of Uruguay. The sale of Units in the Fund qualifies as a private placement pursuant to Section 2 of Uruguayan Law 18,627 and are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Notice to Prospective Investors in Venezuela

No public offering of Units in the Fund is being made to Investors resident in Venezuela. Neither this Memorandum nor the Units in the Fund have been approved, disapproved or passed on in any way by the National Superintendence of Securities, Office of the Superintendent of the Banking Sector Entities or any other governmental authority in Venezuela. Additionally, the Fund has not received authorization or licensing from the National Superintendence of Securities, Office of the Superintendent of the Banking Sector Entities or any other governmental authority in Venezuela to market or sell Units within Venezuela. This Memorandum is strictly confidential and may not be reproduced, used for any other purpose or provided to any person other than the intended.

APPENDIX B

CPG Focused access FUND, LLC

Amended and restated

LIMITED LIABILITY COMPANY AGREEMENT

Dated and effective as of July 12, 2018

ARTICLE IX MISCELLANEOUS PROVISIONS		B-26
9.1	Amendment of Limited Liability Company Agreement	B-26
9.2	Special Power of Attorney	B-27
9.3	Notices	B-28
9.4	Agreement Binding Upon Successors and Assigns	B-28
9.5	Applicability of 1940 Act and Form N-2	B-28
9.6	Choice of Law; Arbitration	B-28
9.7	Not for Benefit of Creditors	B-30
9.8	Consents	B-30
9.9	Merger and Consolidation	B-30
9.10	Pronouns	B-30
9.11	Confidentiality	B-30
9.12	Severability	B-31
9.13	Filing of Returns	B-31
9.14	Tax Election	B-31
9.15	Entire Agreement	B-31
9.16	Discretion	B-31
9.17	Counterparts	B-31

CPG FOCUSED ACCESS FUND, LLC

amended and restated
LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of CPG FOCUSED ACCESS FUND, LLC, a Delaware limited liability company (the "Fund"), is effective as of July 12, 2018, by and among the Organizational Member, Central Park Advisers, LLC, as Adviser, the Directors identified on Schedule I hereto and each person hereinafter admitted to the Fund in accordance with this Agreement and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to a Certificate of Formation dated and filed with the Secretary of State of the State of Delaware on June 4, 2018;

WHEREAS, the Fund has heretofore been governed by a Limited Liability Company Agreement dated as of June 4, 2018 (the "Initial Agreement") entered into by the Organizational Member;

WHEREAS, the Organizational Member of the Fund desires to amend and restate the Initial Agreement in its entirety pursuant to the authority granted in Section 6 thereof; and

WHEREAS, the parties hereto seek to effect (i) the admission as Members of the Fund those persons listed as Members in the books and records of the Fund, and (ii) immediately thereafter, the resignation of the Organizational Member as a Member of the Fund.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

1940 Act means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Adviser means Central Park Advisers, LLC or any successor investment adviser to the Fund, in its capacity as investment adviser under the Investment Advisory Agreement. The Adviser shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

Advisers Act means the Investment Advisers Act of 1940, as amended from time to time.

Affiliate means affiliated person as such term is defined in the 1940 Act.

Agreement means this Amended and Restated Limited Liability Company Agreement, as amended and/or restated from time to time.

Board means the Board of Directors established pursuant to Section 2.6 hereof.

Certificate means the Certificate of Formation of the Fund and any amendments or amendments and restatements thereto as filed with the office of the Secretary of State of the State of Delaware.

Class means any division of Units, which is or has been established in accordance with the provisions of Section 6.1 hereof.

Code means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

Delaware Act means the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

Director means each natural person listed on Schedule I hereto who serves on the Board and any other natural person who, from time to time, pursuant hereto shall serve on the Board. Each Director shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

Fiscal Period means each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the last day of a Taxable Year;

(3)	the day preceding any day as of which the Fund issues Units;

(4)	the day as of which the Fund admits a Substituted Member to whom a Unit of a Member has been Transferred (unless there is no change of beneficial ownership);

(5)	any day on which the Fund makes any distribution to, or repurchases any Units of, any Member; or

(6)	such other times as the Adviser shall determine.

Fiscal Year means each period commencing on May 1 of each year and ending on April 30 of the succeeding year (or on the date of a final distribution pursuant to Section 7.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible fiscal year under the Code.

Form N-2 means the Fund's Registration Statement on Form N-2, as amended from time to time, filed with the Securities and Exchange Commission.

Fund means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Independent Directors means those Directors who are not "interested persons" of the Fund as such term is defined in the 1940 Act.

Investment means any Investment Funds, Securities and other investments in which the Fund invests.

Investment Advisory Agreement means the investment advisory agreement entered into between the Adviser and the Fund, as from time to time in effect.

Investment Funds means unregistered pooled investment vehicles and registered investment vehicles, if any, in which the Fund intends to invest.

Liquidating Trustee means a liquidating trustee as defined in the Delaware Act.

Management Fee means the fee paid to the Adviser out of the Fund's assets in accordance with Section 5 of the Investment Advisory Agreement.

Member means any Person who is admitted to the Fund as a member of the Fund in accordance with this Agreement and named as a member of the Fund in the books and records of the Fund, including any Person admitted to the Fund as a Substituted Member pursuant to Section 5.1 hereof, in such Person's capacity as a member of the Fund, until the Fund repurchases all of the Units of such person pursuant to Section 5.2 hereof or such person otherwise ceases to be a member of the Fund.

Memorandum shall mean that confidential private placement memorandum of the Fund as amended and/or supplemented from time to time.

Organizational Member means the initial Member of the Fund.

Person means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

RIC means a regulated investment company under the Code.

Securities means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and other financial instruments of U.S. and non-U.S. entities, including, without limitation, capital stock, shares of beneficial interests, partnership interests and similar financial instruments, as well as any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

Subscription Agreement means the agreement to be entered into by each Member whereby a Member subscribes for Units in the Fund.

Substituted Member means any Person admitted to the Fund as a Member pursuant to the provisions of Section 5.1 hereof and shown as a Member in the books and records of the Fund.

Taxable Year means each period commencing on October 1 of each year and ending on September 30 of the succeeding year (or on the date of a final distribution pursuant to Section 7.2 hereof), unless the Directors shall designate another taxable year for the Fund that is a permissible taxable year under the Code or unless otherwise required by law.

Transfer means the assignment, transfer, sale, grant of a participation in, pledge, gift, mortgage, charge, encumbrance, hypothecation, exchange or other disposition of all or any portion of a Unit, including any right to receive any distributions attributable to a Unit.

Units means the equal proportionate shares into which the limited liability company interests of all Members shall be divided from time to time, each of which represents an interest in the Fund that is equal in all respects to all other Units of the same Class and as to which the holder thereof has such appurtenant rights and obligations as are set forth in this Agreement, and includes fractions of Units as well as whole Units.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1            Formation of Limited Liability Company.

The Fund was organized as a limited liability company by filing the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act. The Certificate may be amended and/or restated by the Adviser, without the consent of the Board or any Members, as provided in the Delaware Act or amended by the Adviser to change the address of the Fund's registered office in Delaware or the name and address of its registered agent in Delaware or to make corrections required by the Delaware Act. The Organizational Member, the Adviser and any person or persons designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all additional certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2            Name.

The name of the Fund shall be "CPG Focused Access Fund, LLC" or such other name as the Board hereafter may adopt upon causing an appropriate amendment to this Agreement to be adopted and to the Certificate to be filed in accordance with the Delaware Act, without the consent of any other Person. The Fund's business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3            Principal and Registered Office.

The Fund shall have its principal office at the principal office of the Adviser, or at such other place designated from time to time by the Board.

The Fund shall have its registered office in the State of Delaware at 251 Little Falls Drive, Wilmington, DE 19808 and shall have Corporation Service Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Adviser in accordance with the Delaware Act.

2.4            Duration.

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 7.1 hereof.

2.5            Business of the Fund.

(a)            The business of the Fund is to identify, acquire, hold, manage and dispose of interests in Investment Funds and other Investments, in accordance with the terms of this Agreement and as described in the Memorandum, and to engage in any other activities, including cash management, which may be directly or indirectly related or incidental thereto or for the furtherance or accomplishment of the preceding purposes or of any other purpose permitted by the Delaware Act and the 1940 Act. Subject to Section 3.1 hereof, and if permitted by the 1940 Act, the Adviser may execute, deliver and perform all contracts, agreements and other undertakings on behalf of the Fund, including the Investment Advisory Agreement and any Subscription Agreements and any side letters, and engage in all activities and transactions as may in the opinion of the Adviser be necessary or advisable to carry out the Fund's business and any amendments to any such contracts, agreements and other undertakings, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement.

(b)            The Fund shall operate as a closed-end management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6            The Board.

(a)            The Organizational Member hereby designates those persons listed on Schedule I, who have agreed to be bound by the terms of this Agreement pertaining to the obligations of Directors, to serve as Directors on the Board. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.

(b)            Each Director shall serve as a Director for the life of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving as Directors.

(c)            If no Director remains, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 7.1 hereof and the assets of the Fund shall be wound up and distributed pursuant to Section 7.2 hereof.

2.7            Members.

The Board may admit one or more Members as of the beginning of each calendar month or at such other times as the Board may determine. Members may be admitted to the Fund subject to the condition that each such Member shall execute either a counterpart of this Agreement or an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Fund, in its absolute discretion, may reject applications for the purchase of Units in the Fund. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the purchase of Units of such additional Member.

2.8            Organizational Member.

Immediately following the admission to the Fund of any additional Member pursuant to Section 2.7 hereof, the Organizational Member shall automatically resign from the Fund as the Organizational Member and shall cease to be a member of the Fund, in each case without further action by the Organizational Member or the Fund.

2.9            Both Directors and Members.

A person may at the same time be a Director and a Member, or the Adviser and a Member, in which event such person's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

2.10          Limited Liability.

Except as otherwise provided under applicable law, none of the Members, Directors, nor the Adviser shall be liable personally for the Fund's debts, obligations or liabilities, whether arising in contract, tort or otherwise, solely by reason of being a member or manager of the Fund in an amount in excess of the Units of such Member, plus such Member's share of undistributed profits and assets, except that a Member may be obligated to repay any funds wrongfully distributed to such Member. In addition, except for the obligations set forth hereunder and under any other agreements between Members and the Fund, the liability of the Members shall be limited to the maximum extent permitted by the Delaware Act. If a Member is required under the Delaware Act to return to the Fund or pay, for the benefit of creditors of the Fund, amounts previously distributed to such Member, the obligation of such Member to return or pay any such amount to the Fund shall be the obligation of such Member and not the obligation of the Adviser. The liability of the Adviser shall be limited to the maximum extent permitted by the Delaware Act, subject to any limitations provided in the 1940 Act and the Advisers Act.

ARTICLE III

MANAGEMENT

3.1            Management.

(a)            Subject to the requirements of the 1940 Act, the business and affairs of the Fund shall be managed under the direction of the Board. The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties hereunder. Except to the extent otherwise expressly provided in this Agreement, each Director (whether or not an Independent Director) shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized under Delaware law. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board. The Board may delegate the management of the Fund's day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board. During any period in which the Fund shall have no Directors, the Adviser shall continue to serve as investment adviser to the Fund and shall have the authority to manage the business and affairs of the Fund, but only until such time as one or more Directors are elected by the Members or the Fund is dissolved in accordance with Section 7.1 hereof.

(b)            The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c)            Members shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d)            The Board may delegate to any person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2            Actions by the Board.

(a)            Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, in person or by telephone); or (ii) by written consent of a majority of the Directors without a meeting and without prior notice, if permissible under the 1940 Act.

(b)            The Board may designate from time to time a Chairman who shall preside at all meetings. Any such person who is an Independent Director shall be a non-executive Chairman of the Fund. Meetings of the Board may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c)            The Board may designate from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation or such powers as are otherwise delegated to them by the Board, and designate them as officers of the Fund.

3.3            Meetings of Members.

(a)            Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board or by Members holding one-third of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board or, to the extent applicable, the Adviser shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding one-third of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)            On each matter submitted to a vote of Members, unless the Directors determine otherwise, all Units of all Classes shall vote as a single class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (ii) unless the Directors determine that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the Units of all such affected Classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Units of the one or more affected Classes shall be entitled to vote.

(c)            Each Member as of the record date for a meeting of Members shall be entitled to cast at such meeting one vote for each dollar of net asset value of the Units held by the Member, as of the record date (and each fractional dollar amount shall be entitled to a proportionate fractional vote), as to any matter on which the Member is entitled to vote as of the record date. The Board or, to the extent applicable, the Adviser shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(d)            A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting and without prior notice if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4            Custody of Assets of the Fund.

The physical possession of all funds, Securities or other property of the Fund shall be held, controlled and administered by one or more custodians retained by the Fund, at all times in accordance with the requirements of the 1940 Act.

3.5            Other Activities of Members, Directors and the Adviser.

(a)            None of the Directors or officers of the Fund nor the Adviser shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement and any other agreement they may have with the Fund.

(b)            The Adviser and any Member, officer of the Fund, Director, or Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities and Investment Funds, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of the Adviser or any other Member, officer of the Fund, Director, or Affiliates of any of them, or any profits derived therefrom, and the pursuit of such activities, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper. Subject to any limitations provided in the 1940 Act and the Advisers Act, no such person shall be liable to the Fund or any Members for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires for, or directs an opportunity to another person or does not communicate such opportunity to the Fund.

3.6            Standard of Care.

(a)            The Directors, officers of the Fund, the Adviser, including any officer, director, member, partner, principal, employee or agent of the Adviser and each of their respective affiliates, shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person's services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's duties hereunder.

(b)            A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for a Unit shall be liable to the Fund, any other Member or Person bound by this Agreement only as required by applicable law or otherwise provided in this Agreement.

3.7            Indemnification.

(a)            To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify: each Director (including, for this purpose, their executors, heirs, assigns, successors or other legal representatives); each officer of the Fund; the Adviser; each officer or agent of the Adviser; and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise is affiliated, with the Adviser and its executors, heirs, assigns, successors or other legal representatives against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, or an officer of the Fund, or the Adviser, or an officer or agent of the Adviser, or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)            Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification. If independent legal counsel is engaged to make a determination regarding advancement of expenses in accordance with this Section 3.7, and if the indemnitee is an Independent Director, or such other person who may be entitled to such a rebuttable presumption under Section 17(h) of the 1940 Act and judicial interpretations thereof, or interpretations thereof by the Securities and Exchange Commission or its staff, there shall be a rebuttable presumption by such counsel that the indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(c)            As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Directors who are not parties to the action, suit, investigation or proceeding upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d)            Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)            An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, except to the extent provided in Section 2.10 hereof.

(f)             The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any officer of the Fund, Director, the Adviser or other person.

3.8            Fees, Expenses and Reimbursement.

(a)            The Board may cause the Fund to compensate each Director for his or her services hereunder. In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)            The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement. Expenses to be borne by the Fund include, but are not limited to, the following:

(1)            all expenses related to the Fund's investment program, including, but not limited to: (i) expenses borne through the Fund's Investments, including, without limitation, any fees and expenses charged by the investment advisers, asset managers, managing members, general partners or sponsors thereof (such as management fees, incentive fees or allocations, pass through expenses and costs and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Fund's Investments (whether or not consummated), and enforcing the Fund's rights in respect of such investments; (iii) transfer taxes and premiums; (iv) taxes withheld on non-U.S. dividends or other non-U.S. source income; (v) fees for data, software and technology providers; (vi) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); and (vii) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

(2)            the Management Fee;

(3)            any authorized distribution or servicing fee, as described in the Memorandum;

(4)            all costs and expenses associated with the organization and initial registration of the Fund, up to $1 million per the Adviser's voluntary agreement to limit such costs and expenses;

(5)            all costs and expenses associated with the operation and ongoing registration of the Fund, including, without limitation, all costs and expenses associated with repurchase offers, offering costs and the costs of compliance with any applicable federal, state or non-U.S. laws;

(6)            the fees of the Independent Directors and the fees and expenses of independent counsel thereto, and the costs and expenses of holding any meetings of the Members or the Board, its committees or the Independent Directors that are permitted or required to be held under the terms of this Agreement, the 1940 Act or other applicable law;

(7)            a portion, as determined by the Board, of the compensation payable to the Fund's chief compliance officer, and expenses attributable to implementing the Fund's compliance program;

(8)            the fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

(9)            the fees and disbursements of any attorneys, accountants, independent registered public accounting firms and other consultants and professionals engaged on behalf of the Fund or the Independent Directors;

(10)          a portion, as approved by the Board, of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser, the Directors or the officers of the Fund;

(11)          recordkeeping, custody and transfer agency fees and expenses of the Fund;

(12)          the fees and expenses of other service providers to the Fund, including depositaries (such as The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services to the Fund, including the Fund's administrator;

(13)          all costs and expenses of preparing, setting in type, printing and distributing reports and other Fund communications to Members, whether for regulatory or some other purpose;

(14)          all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties engaged by or on behalf of the Fund;

(15)          all charges for equipment or services used for communications between the Fund and any custodian, administrator or other agent engaged by the Fund;

(16)          any extraordinary expenses, that is, those incurred outside of the ordinary course of business, including, without limitation, litigation or indemnification expenses and costs incurred in connection with holding and/or soliciting proxies for a meeting of Members;

(17)          all taxes to which the Fund may be subject, directly or indirectly, and whether in the U.S., any state thereof or any other U.S. or non-U.S. jurisdictions, including excise taxes on undistributed income; and

(18)          such other types of expenses as may be approved from time to time by the Board.

The Adviser shall be entitled to reimbursement from the Fund for any of the above expenses that the Adviser pays on behalf of the Fund.

(c)            The Fund from time to time, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner, managing member or investment adviser, may purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

3.9            Liabilities and Duties.

Notwithstanding anything herein to the contrary, the Members agree that the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Member, officer of the Fund, a Director or other person otherwise existing at law or in equity, replace such other duties and liabilities of such Member, officer of the Fund, Director or other person.

ARTICLE IV

TERMINATION OF STATUS OR REMOVAL OF ADVISER AND DIRECTORS

4.1            Termination of Status of the Adviser.

The status of the Adviser as Adviser shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Fund does not enter into a new Investment Advisory Agreement with such person, effective as of the date of such termination.

4.2            Termination of Status of a Director.

The status of a Director shall terminate if the Director shall: (i) die; (ii) be adjudicated incompetent; (iii) withdraw or resign as a Director (upon not less than 90 days' prior written notice to the other Directors, unless the other Directors waive such notice) voluntarily or in accordance with any retirement policy; (iv) be removed under Section 4.3 hereof; (v) be certified by a physician to be mentally or physically unable to perform his duties hereunder; or (vi) have a receiver appointed to administer the property or affairs of such Director.

4.3            Removal of the Directors.

Any Director may be removed either by (a) the vote or written consent of at least two-thirds of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

ARTICLE V

TRANSFERS AND REPURCHASES OF UNITS

5.1            Transfer of Units.

(a)            Units may be Transferred only by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member. Otherwise, a Member may not Transfer its Units, in whole or in part, to any Person without the prior written consent of the Adviser, which consent may be withheld in the Adviser's sole and absolute discretion. To the fullest extent permitted by law, any attempted Transfer shall be null and void unless effected in accordance with this Article V.

(b)            Notwithstanding Section 5.1(a) hereof, the Adviser will not unreasonably withhold its consent to the Transfer of a Member's Units to a family member, trust or other similar Person or entity for estate planning purposes.

(c)            The Adviser may condition its consent to a Transfer under Section 5.1(a) hereof on the Transfer meeting each of the following conditions:

(1)            the transferee meets the investor eligibility requirements established by the Fund from time to time;

(2)            such Transfer, itself or together with any other Transfers, would not cause the Fund to fail to qualify as a RIC or otherwise be treated as a partnership for U.S. federal income tax purposes;

(3)            such Transfer does not require the registration or qualification of such Units pursuant to any applicable federal or state securities or "blue sky" laws;

(4)            such Transfer does not result in a violation of the federal securities laws or other laws ordinarily applicable to such transactions;

(5)            the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 5.1(g) hereof;

(6)            no facts are known to the Adviser that cause the Adviser to conclude that such Transfer will have a material adverse effect on the Fund; and

(7)            the transferee has agreed in writing to become a party to, "Member" under and subject to all of the terms, obligations and limitations of this Agreement.

(d)            If any transferee does not meet the investor eligibility requirements established by the Fund from time to time, or if the Adviser does not consent to a Transfer, the Fund reserves the right to reject the Transfer, direct the sale of the transferee's Units to an investor that does meet the investor eligibility requirements or repurchase the transferred Units from the Member's successor pursuant to Section 5.2 hereof.

(e)            Upon any Transfer approved by the Adviser:

(1)            the transferee shall be entitled to (i) the right to tender such Units for repurchase by the Fund in connection with an offer to purchase Units made by the Fund, and (ii) receive any distributions to which the Transferring Member would have been entitled with respect to such Transferred Units, but shall not be entitled to exercise any of the other rights of a Member with respect to such Transferred Units, including, without limitation, the right to vote, unless and until such transferee is admitted to the Fund as a Substituted Member pursuant to Section 5.1(h) hereof; and

(2)            the Transferring Member shall cease to be a member of the Fund if it has assigned all of its Units.

(f)             Each Transferring Member agrees that it will pay all costs and expenses incurred by the Fund and the Adviser in connection with such Transfer, including, without limitation, attorneys' and accountants' fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a Transfer of Units by such Transferring Member, including any continuing administrative and other expenses. Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a Substituted Member.

(g)           Unless otherwise agreed to in writing by the Adviser and the Board, each Transferring Member, to the fullest extent permitted by law, shall indemnify and hold harmless the Fund, the Adviser, the Directors, the officers of the Fund, each other Member and any successor, assign or Affiliate of any of the foregoing from and against all taxes, costs, claims, damages, liabilities, losses and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses, or any judgments, fines and amounts paid in settlement or incurred in investigating or defending such matters), joint or several, to which those persons may become subject by reason of, or arising from, any Transfer made by such Member in contravention of the provisions of this Agreement, or any misrepresentation by such Member (and such Member's transferee) in connection with any purported Transfer.

(h)            No transferee shall be admitted to the Fund as a Substituted Member until each of the following conditions (any or all of which may be waived by each of the Adviser or the Board, in its sole discretion) has been satisfied:

(1)            receipt by the transferee of the written consent of the Adviser, which consent may be withheld or granted in the sole and absolute discretion of the Adviser;

(2)            the execution and delivery to the Fund by the Substituted Member of either a counterpart of this Agreement, or an instrument pursuant to which such Substituted Member agrees to be bound by all the terms and provisions hereof, which shall constitute a counterpart hereof;

(3)            receipt by the Fund of other written instruments that are in form and substance satisfactory to the Adviser (as determined in its sole discretion), including, without limitation, an opinion of counsel regarding the tax or regulatory effects of such admission;

(4)            payment by the Transferring Member to the Fund of all costs and expenses incurred by the Fund and the Adviser in connection with such Transfer, including, without limitation, attorneys' and accountants' fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a Transfer of Units by such Transferring Member, including any continuing administrative and other expenses;

(5)            the updating of the books and records of the Fund to reflect the admission of the Substituted Member; and

(6)            any other information or documentation as the Adviser may request.

5.2            Repurchase of Units.

(a)            Except as otherwise provided in this Agreement, no Member or other person holding any Units shall have the right to resign or tender to the Fund for repurchase any such Units. The Board may from time to time, and in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Units from Members, including the Adviser or any of its affiliates, pursuant to written tenders. In determining whether to cause the Fund to offer to repurchase Units from Members pursuant to written tenders, the Board shall consider the following factors, among others:

(1)            whether any Members have requested to tender Units to the Fund;

(2)            the liquidity of the Fund's assets (including fees and costs associated with withdrawing from Investment Funds);

(3)            the investment plans and working capital requirements of the Fund;

(4)            the relative economies of scale of the tenders with respect to the size of the Fund;

(5)            the history of the Fund in repurchasing Units;

(6)            the availability of information as to the value of the Fund's investments in underlying Investment Funds;

(7)            the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8)            the anticipated tax consequences of any proposed repurchases of Units; and

(9)            the recommendations of the Adviser.

The Board shall cause the Fund to repurchase Units pursuant to written tenders only on terms fair to the Fund and to all Members (including persons holding Units acquired from Members), as applicable.

(b)            Subject to applicable law, the Board may cause the Fund to repurchase any Units of a Member or any Person acquiring any Units from or through a Member if the Board determines or has reason to believe that:

(1)            such Units have been Transferred in violation of Section 5.1 hereof;

(2)            such Member or Person does not meet any investor eligibility requirements established by the Fund from time to time;

(3)            ownership of Units by such Member or Person is likely to cause the Fund to be in violation of, require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(4)            continued ownership of Units by such Member or Person may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any of the Members to an undue risk of adverse tax or other consequences or restrictions;

(5)            any of the representations and warranties made by such Member or Person in connection with the acquisition of Units was not true when made or has ceased to be true;

(6)            such Member or Person is likely to be subject to additional regulatory or compliance requirements under special laws or regulations by virtue of continuing to hold any Units;

(7)            the account balance of the Member or Person falls below $25,000; or

(8)            it would be in the interests of the Fund, as determined by the Board.

(c)            Repurchases of Units by the Fund shall be payable in non-interest bearing promissory notes, unless the Board, in its discretion, determines otherwise, or, in the discretion of the Board, in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board after receipt by the Fund of all eligible written tenders of Units. The amount due to any Member whose Units are repurchased shall be equal to the net asset value of such Member's Units as applicable as of the effective date of repurchase.

ARTICLE VI

UNITS

6.1            Units.

(a)            The units of limited liability company interests of the Fund shall be divided into such transferable Units of as many separate and distinct Classes of Units as the Directors, in their sole discretion and without Member approval, from time to time create and establish. The Directors shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Members of any Class of the Fund, to create, establish and designate, and to change in any manner, any initial Class or additional Classes, and to fix such preferences, voting powers, rights and privileges of such Classes as the Directors may from time to time determine, to divide or combine the Units or any Classes into a greater or lesser number, to classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time, and to take such other action with respect to the Units as the Directors may deem desirable. Unless another time is specified by the Directors, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Directors setting forth such establishment and designation and the preferences, powers, rights and privileges of the Units of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution.

(b)            The number of the Fund's authorized Units of each Class and the number of Units that may be issued is unlimited, and, subject to Section 2.7 hereof and Section 6.1(l) hereof, the Directors may issue Units of each Class for such consideration and on such terms as they may determine (or for no consideration if issued in connection with a distribution in Units or a split of Units), or may reduce the number of issued Units in proportion to the relative net asset value of the Units then outstanding, all without action or approval of the Members notwithstanding anything herein to the contrary. All Units when so issued on the terms determined by the Directors shall be fully paid and non-assessable.

(c)            All references to Units in this Agreement shall be deemed to be Units of any or all Classes as the context may require. All provisions herein relating to the Fund shall apply equally to each Class of the Fund except as the context otherwise requires.

(d)            In accordance with Section 2.9 hereof, any Director, officer or other agent of the Fund (including, without limitation, the Adviser), and any organization in which any such person is interested may acquire, own, and dispose of Units of the Fund to the same extent as if such person were not a Director, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Units from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Units generally.

(e)            Units shall not be represented by certificates, but only by notation on the Unit records of the Fund, as kept by the Fund or by any transfer or similar agent, as the case may be. The Unit records of the Fund, whether maintained by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of each Class of Units and as to the number of Units of each Class held from time to time by each such person.

(f)             All consideration received by the Fund for the issue or sale of Units, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Fund generally and not to the account of any particular Member or holder of Units, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund.

(g)            The liabilities, expenses, costs, charges and reserves attributable to the Fund shall be charged and allocated to the assets belonging to the Fund generally and not to the account of any particular Member or holder of Units and shall be so recorded upon the books of account of the Fund.

(h)            Distributions on Units may be paid to the Members or holders of Units, with such frequency as the Board may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of the Fund. All distributions on Units shall be paid to holders of Units at the date and time of record established for the payment of such distributions, except that in connection with any distribution program or procedure the Board may determine that no distribution shall be payable on Units as to which the Member's purchase order and/or payment have not been received by the time or times established by the Board under such program or procedure. Distributions on Units may be made in cash or Units or a combination thereof as determined by the Board or pursuant to any program that the Board may have in effect at the time for the election by each Member or other holder of Units of the mode of the making of such distribution to that person. Any distribution paid in Units will be paid at the net asset value thereof as determined in accordance with Section 8.2 hereof. Notwithstanding anything in this Agreement to the contrary, the Board may at any time declare and distribute a distribution of Units or other property pro rata among the Members or other holders of Units at the date and time of record established for the payment of such distributions.

(i)              Notwithstanding anything to the contrary contained herein, neither the Board nor the Adviser nor the Members, nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their interest in the Fund if such distribution would violate the Delaware Act or any other applicable law.

(j)              Units shall be transferable only in accordance with Section 5.1 hereof.

(k)             Except as provided herein, each Unit of a particular Class shall represent an equal proportionate interest in the assets of the Fund (subject to the liabilities of the Fund), and each Unit of a particular Class shall be equal with respect to net asset value per Unit of that Class as against each other Unit of that Class. The rights attaching to all Units shall be identical as to right of repurchase by the Fund, distributions (whether or not on liquidation), and voting rights. The Directors may from time to time divide or combine the Units of a particular Class into a greater or lesser number of Units of that Class provided that such division or combination does not change the proportionate beneficial interest in the assets of the Fund of any Member or other holder of Units or in any way affect the rights of Units.

(l)              The Board, subject to Section 2.7 hereof, may accept investments in the Fund by way of Unit purchase, from such persons, on such terms (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine. Such investments may be in the form of cash, Securities or other property in which the Fund is authorized to invest, hold or own, valued as provided in Section 8.2 hereof. The Board may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Units that conform to such authorized terms and to reject any purchase or sale orders for Units whether or not conforming to such authorized terms.

(m)            Units may be issued as fractions thereof. Any fractional Unit, if outstanding, shall carry proportionately all the rights and obligations of a whole Unit, including those rights and obligations with respect to voting, receipt of distributions, redemption of Units, and liquidation of the Fund. Fractions of Units shall be calculated to three decimal points.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

7.1            Dissolution.

(a)            The Fund shall be dissolved at any time there are no Members, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)            upon the affirmative vote to dissolve the Fund by the Board;

(2)            upon the determination of the Members not to continue the business of the Fund at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

(3)            at the election of the Adviser to dissolve the Fund;

(4)            the entry of a decree of dissolution of the Fund under the Delaware Act; or

(5)            as required by operation of law.

Except as provided above, Members shall not have the authority, by vote or otherwise, to dissolve or cause the dissolution of the Fund. Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund and this Agreement shall not terminate until the assets of the Fund have been liquidated in accordance with Section 7.2 hereof and the Certificate has been canceled. The obligations set forth in Section 3.7 and Section 9.11 shall survive the termination of the Fund and the termination of this Agreement. Upon the dissolution, completion of winding up of the Fund as required by this Agreement and the Delaware Act, and cancellation of the Certificate in accordance with the Delaware Act, the existence of the Fund and, except as expressly provided otherwise herein, this Agreement, shall terminate.

7.2            Liquidation of Assets.

(a)            Upon the dissolution of the Fund as provided in Section 7.1 hereof, the Board, acting directly or through a Liquidating Trustee it selects, shall wind up, in an orderly manner, the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a Liquidating Trustee elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall wind up, in an orderly manner, the business and administrative affairs of the Fund. The proceeds from winding up shall, subject to the Delaware Act, be distributed in the following manner:

(1)            in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of winding up (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

(2)            such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(3)            the Members shall be paid next, on a pro rata basis, in proportion to the net asset value of the Units held by such persons.

(b)            Anything in this Section 7.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 7.2(a) hereof, upon dissolution of the Fund, the Board or other Liquidating Trustee may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made, the assets distributed in kind shall be valued pursuant to Section 8.2 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 7.2(a) hereof.

ARTICLE VIII

ACCOUNTING, VALUATIONS AND WITHHOLDING

8.1            Accounting and Reports.

(a)            The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

(b)            After the end of each Taxable Year, and as soon as reasonably practicable after receipt of the necessary information from the Investments of the Fund, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Units as is necessary for Members to complete U.S. federal and state income tax or information returns and any other tax information required by U.S. federal or state law.

(c)            Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 8.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required to be provided to a Member by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish one or more Members such other periodic reports as it deems necessary or appropriate in its sole discretion.

(d)            Except as set forth specifically in this Section 8.1 and to the fullest extent permitted by Section 18-305 of the Delaware Act, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member or about the affairs of the Fund. No act of the Fund, the Adviser or any other person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund's ability to enforce the limitations set forth in the first sentence of this Section 8.1(d).

8.2            Valuation of Assets.

(a)            Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Investment Funds) as of the close of business on the last day of each Fiscal Period or more frequently, in the discretion of the Board, in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. Investments shall be valued at fair value in accordance with procedures adopted by the Board. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)            The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 8.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

8.3            Withholding.

(a)            If requested by the Fund, each Member shall, if able to do so, provide the Fund with: (i) an affidavit in form satisfactory to the Fund that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any U.S. federal, state, local, foreign or other law; (ii) any certificate that the Fund may reasonably request with respect to any such laws; and/or (iii) any other form or instrument reasonably requested by the Fund relating to any Member's status under such law. In the event that a Member fails or is unable to deliver to the Fund an affidavit described in clause (i) of this subsection (a), the Fund may withhold amounts from such Member in accordance with Section 8.3(b).

(b)            The Fund may withhold or make tax payments on behalf of, or with respect to, any Member and remit such amounts to the Internal Revenue Service (or any other relevant taxing authority) from any distribution to any Member to the extent required by the Code or any other applicable law, or if required to do so by the Internal Revenue Service.

(c)            For purposes of this Agreement, any taxes so withheld or paid over by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement.

(d)            The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate.

(e)            Unless otherwise agreed to in writing by the Adviser and the Board, each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Fund, the Adviser, the Board and any designated agents of the Fund to the extent any such person or entity is deemed to be the responsible withholding agent for U.S. federal, state or local or foreign income tax purposes, against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such person or entity's gross negligence, willful misconduct or fraud) relating to the Fund's, the Adviser's, the Board's, or any designated agent's obligation to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Fund, the Adviser or the Board with respect to such Member or as a result of such Member's participation in the Fund.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1            Amendment of Limited Liability Company Agreement.

(a)            Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Board (including the vote of a majority of the Independent Directors, if required by the 1940 Act) or (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)            Any amendment that would:

(1)            increase the obligation of a Member to make any capital contribution to the Fund;

(2)            reduce the rights attaching to the Units held by any person as against the rights attaching to the Units held by any other person, except to the extent specifically contemplated by Section 6.1(k); or

(3)            modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment (other than an amendment described in Section 9.1(c) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her Units for repurchase by the Fund. Any amendment pursuant to Section 9.1(c) hereof shall not be subject to the provisions of this Section 9.1(b).

(c)            The Board at any time without the consent of the Members may:

(1)            restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)            amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(3)            amend this Agreement, taking due consideration of the interests of the Members as a whole to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund maintains its then-current U.S. federal tax treatment or, at the Fund's sole discretion, change its U.S. federal tax treatment.

(d)            The Board shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request. Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Member, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the Adviser or any one Director and (ii) the Member, and any other party to this Agreement, shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

9.2            Special Power of Attorney.

(a)            Each Member hereby irrevocably makes, constitutes and appoints the Adviser and each of the Directors, acting severally, and any Liquidating Trustee of the Fund's assets appointed pursuant to Section 7.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)            any amendment to this Agreement which complies with the provisions of this Agreement;

(2)            any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act;

(3)            any instrument related to the admission, Transfer or resignation of any Member or Substituted Member;

(4)            any document or instrument that may be necessary or appropriate to effect the dissolution, winding up, liquidation and termination of the Fund, pursuant to the terms hereof; and

(5)            all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)            Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection which such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)            This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Adviser and each of the Directors, acting severally, and any Liquidating Trustee of the Fund's assets, appointed pursuant to Section 7.2 hereof, and as such:

(1)            shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Adviser, the Board or any Liquidating Trustee shall have had notice thereof; and

(2)            shall survive the delivery of a Transfer by a Member of its Units, except that where the transferee thereof has been approved by the Board for admission to the Fund as a Substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Adviser, the Board or any Liquidating Trustee to execute, acknowledge and file any instrument necessary to effect such substitution.

9.3            Notices.

Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telecopier or other electronic means, including e-mail, or, if to the Fund, by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, e-mail, commercial courier service or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

9.4            Agreement Binding Upon Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall, to the fullest extent of the law, be void.

9.5            Applicability of 1940 Act and Form N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

9.6            Choice of Law; Arbitration.

(a)            Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)            Unless otherwise agreed to in writing by the Adviser, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(1)            arbitration is final and binding on the parties;

(2)            the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)            pre-arbitration discovery is generally more limited than and different from court proceedings;

(4)            the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)            a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)            Controversies shall be determined by arbitration before, and only before, an arbitration panel convened by The New York Stock Exchange, Inc. (the "NYSE") or the Financial Industry Regulatory Authority ("FINRA") to the fullest extent permitted by law. The parties may also select any other national securities exchange's arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law. Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law. If the NYSE, FINRA, or other national securities exchange board does not accept the arbitration for consideration, the arbitration shall be determined before an arbitration panel in New York, New York selected from and administered by J.A.M.S. Inc. in accordance with its then existing arbitration rules or procedures. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)            To the fullest extent permissible by applicable law and unless otherwise agreed to in writing by the Adviser and the Board, each Member hereby waives any right to assert any claim or participate in any claim against the Fund, the Board, the Adviser, a Member or any of their officers, affiliates or representative by means of any class action, collective action or representative action, whether as a class representative or as a member of a class. If, notwithstanding the foregoing waiver, a court or law permits a Member to participate in a class, collective or representative action, then such Member nevertheless agrees that the prevailing party shall not be entitled to recover attorneys' fees or costs associated with pursuing the class or representative action, and the Member who initiates or participates as a member of the class will not submit a claim or otherwise participate in any recovery secured through the class, collective or representative action.

9.7            Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, the Adviser, officers of the Fund, Directors and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement (except as provided in Section 3.7 hereof).

9.8            Consents.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

9.9            Merger and Consolidation.

(a)            Notwithstanding any other provision of this Agreement, the Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved by the Board, without the consent of any other Member or person being required.

(b)            Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

9.10          Pronouns.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

9.11          Confidentiality.

(a)            Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole discretion.

(b)            Each Member recognizes that in the event that this Section 9.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to seek any equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith.

(c)            Notwithstanding anything to the contrary in this Agreement, the Fund, the Board or the Adviser shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board or the Adviser reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or the Adviser in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

9.12          Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

9.13          Filing of Returns.

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a U.S. federal income tax return in compliance with Section 6012 of the Code and any required state and local income tax and information returns for each Taxable Year of the Fund.

9.14          Tax Election.

Any officer, Director or Member (at the request of the Board) is hereby authorized to make any election and to take any necessary or appropriate action in connection therewith to cause the Fund to be classified as an association taxable as a corporation for U.S. federal tax purposes.

9.15          Entire Agreement.

This Agreement (including the Schedule attached hereto which is incorporated herein) and any Subscription Agreements constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

9.16          Discretion.

Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, whenever in this Agreement, a person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its "good faith" or under another express standard, then such person shall act under such express standard.

9.17          Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSE SET FORTH IN SECTION 9.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 9.11.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ORGANIZATIONAL MEMBER:

/s/ Mitchell A. Tanzman
Name:	Mitchell A. Tanzman

CENTRAL PARK ADVISERS, LLC, as Adviser

By:	/s/ Mitchell A. Tanzman
	Name:	Mitchell A. Tanzman
	Title:	Authorized Person

ADDITIONAL MEMBERS:

Each person who has signed, or has had signed on its behalf, an appropriate signature page of an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof, which shall constitute a counterpart hereof.

The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Directors.

/s/ Joan Shapiro Green
Name:	Joan Shapiro Green
Title:	Director

/s/ Kristen M. Leopold
Name:	Kristen M. Leopold
Title:	Director

/s/ Janet L. Schinderman
Name:	Janet L. Schinderman
Title:	Director

/s/ Mitchell A. Tanzman
Name:	Mitchell A. Tanzman
Title:	Director

/s/ Sharon J. Weinberg
Name:	Sharon J. Weinberg
Title:	Director

SCHEDULE I

Directors

Name and Address

Joan Shapiro Green

c/o Central Park Group, LLC

805 Third Avenue, 18th floor

New York, New York 10022

Kristen M. Leopold

c/o Central Park Group, LLC

805 Third Avenue, 18th floor

New York, New York 10022

Janet L. Schinderman

c/o Central Park Group, LLC

805 Third Avenue, 18th floor

New York, New York 10022

Mitchell A. Tanzman

c/o Central Park Group, LLC

805 Third Avenue, 18th floor

New York, New York 10022

Sharon J. Weinberg

c/o Central Park Group, LLC

805 Third Avenue, 18th floor

New York, New York 10022

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements: The audited financial statements of the Registrant for the fiscal year ended April 30, 2023, including the report of the Registrant's independent registered public accounting firm, and the unaudited financial statements of the Registrant for the semi-annual period ended October 31, 2023, are incorporated by reference to the Registrant's Annual Report and Semi-Annual Report, respectively.

2.	Exhibits:

	(a)(1)	Certificate of Formation is incorporated by reference to Exhibit (a)(1) of the Registration Statement on Form N-2 (Reg. No. 811-23355) (the "Registration Statement"), filed on June 6, 2018.

	(a)(2)	Amended and Restated Limited Liability Company Agreement (included as Appendix B to the Registrant's Confidential Memorandum).

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)(1)	Rule 18f-3 Plan is incorporated by reference to Exhibit (d)(1) of Amendment No. 1 to the Registration Statement, filed on July 19, 2018 ("Amendment No. 1").

	(d)(2)	See Item 25(2)(a)(2).

	(e)	Not Applicable.

	(f)	Not Applicable.

	(g)(1)	Investment Advisory Agreement is incorporated by reference to Exhibit (g)(1) of Amendment No. 11 to the Registration Statement, filed on January 30, 2024 ("Amendment No. 11").

	(g)(2)	Expense Limitation and Reimbursement Agreement is incorporated by reference to Exhibit (g)(2) of Amendment No. 11.

	(h)(1)	Placement Agency Agreement is incorporated by reference to Exhibit (h)(1) of Amendment No. 11.

	(h)(2)	Servicing and Sub-Placement Agency Agreement is incorporated by reference to Exhibit (h)(2) of Amendment No. 11.

	(h)(3)	Rule 12b-1 Plan is incorporated by reference to Exhibit (h)(3) of Amendment No. 11.

	(i)	Not Applicable.

(j)(1)	Amended and Restated Custody Agreement is incorporated by reference to Exhibit (j)(1) of Amendment No. 11.

(j)(2)	Amendment to the Amended and Restated Custody Agreement is incorporated by reference to Exhibit (j)(2) of Amendment No. 11.

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement is incorporated by reference to Exhibit (k)(1) of Amendment No. 11.

(k)(2)	Escrow Agreement is incorporated by reference to Exhibit (k)(2) of Amendment No. 11.

(l)	Not Applicable.

(m)	Not Applicable.

(n)	Not Applicable.

(o)	Not Applicable.

(p)	Not Applicable.

(q)	Not Applicable.

(r)(1)	Code of Ethics of the Registrant is incorporated by reference to Exhibit (r)(1) of Amendment No. 11.

(r)(2)	Code of Ethics of Central Park Advisers, LLC is incorporated by reference to (r)(2) of Amendment No. 11.

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:*

Legal fees

Blue Sky fees

Printing

Miscellaneous

Total

*	Incorporated by reference to Amendment No. 1.

Item 28. Persons Controlled by or Under Common Control with Registrant:

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Central Park Advisers, LLC, the adviser of the Registrant (the "Adviser"). Information regarding the ownership of the Adviser is set forth in its Form ADV as filed with the Securities and Exchange Commission (the "SEC") (File No. 801-67480), and is incorporated herein by reference.

Item 29. Number of Holders of Securities as of November 30, 2023:

Title of Class	Number of Record Holders
Class F1 Units	477
Class F2 Units	151
Class A Units	3,953
Class I Units	1,489

Item 30. Indemnification:

Reference is made to Section 3.7 of the Registrant's Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), included as Appendix B to the Confidential Memorandum, filed as part of Amendment No. 2, and to Paragraph 7 of the Registrant's Investment Advisory Agreement (the "Investment Advisory Agreement"), filed as part of Amendment No. 11. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Confidential Memorandum in the section entitled "Management of the Fund." Information as to the members and officers of the Adviser is included in its Form ADV as filed with the SEC (File No. 801-67480), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

UMB Fund Services, Inc., the Registrant's administrator, maintains certain required accounting related and financial books and records of the Registrant at 235 West Galena Street, Milwaukee, Wisconsin 53212. The other required books and records are maintained by Central Park Advisers, LLC at 125 W 55th Street, New York, New York 10019.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of February, 2024.

CPG FOCUSED ACCESS FUND, LLC

By:	/s/ Mitchell A. Tanzman
Mitchell A. Tanzman
Authorized Person